                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K/A


                               (Amendment No. 1)


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)    June 30, 1996
                                                      -------------------

                        Physicians Resource Group, Inc.
     --------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   1-13778              76-0456864
     -----------------            ------------       --------------------
(State or other jurisdiction       (Commission          (IRS Employer
     of incorporation)            File Number)       Identification No.)


       Three Lincoln Centre, Suite 1540, 5430 LBJ Freeway, Dallas, TX 75240
- --------------------------------------------------------------------------------
  (Address of principal executive offices)                       (Zip Code)


  Registrant's telephone number, including area code    (214) 982-8200
                                                      -------------------

        Reference is made to the Current Report on Form 8-K dated June 30, 1996 (the "Form 8-K") filed by Physicians Resource Group, Inc. on July 12, 1996. The Form 8-K is hereby amended to read in its entirety as follows:


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         LAKELAND ACQUISITION

         Physicians Resource Group, Inc., a Delaware corporation (the "Company") and wholly-owned corporate or partnership subsidiaries of the Company (collectively, "Lakeland Merger Subs"), entered into Agreements and Plans of Merger (the "Lakeland Acquisition Agreements") with the following ophthalmological practices (the "Lakeland Practices") and physicians: Central Florida Eye Associates, P.A., Central Florida Eye Associates Partners, G.C.R. Investors, Ronald Case, M.D., Brian Renz, M.D., Teo Kulyk, M.D. and Jay Mulaney, M.D.

         Pursuant to such agreements, on June 30, 1996, Lakeland Merger Subs acquired (the "Lakeland Acquisitions"), with certain limited exceptions, all of the assets and properties, real and personal, tangible and intangible, and certain liabilities of the Lakeland Practices. The respective Lakeland Merger Subs intend to provide the use of such assets to the respective ophthalmological practices from which they were acquired pursuant to the terms of the management services agreements entered into at the time of the Lakeland Acquisitions.

         To the best knowledge of the Company, at the time of the Lakeland Acquisitions there was no material relationship between (i) the Lakeland Practices, Ronald Case, M.D., Brian Renz, M.D., Teo Kulyk, M.D., and Jay Mulaney, M.D., on the one hand, and (ii) the Company, or any of its affiliates, any director or officer of the Company, or any associate of such director or officer on the other.

         The aggregate consideration paid by the Company as a result of the Lakeland Acquisitions was 281,832 shares of the common stock, par value $.01 per share, of the Company and the assumption of certain liabilities. The acquisition consideration for such acquisitions was determined by arms-length negotiations between the parties to the applicable acquisition agreements.

         CAMPBELL ACQUISITION

         The Company and a wholly-owned subsidiary of the Company ("Campbell Merger Sub"), entered into an Agreements and Plan of Merger (the "Campbell Acquisition Agreement") with the following ophthalmological practices (the "Campbell Practices") and physician: South Texas Retina Affiliates, Inc., South Texas Retina Consultants, L.L.P., Charles H. Campbell, M.D., P.A. and Charles H. Campbell, M.D.

         Pursuant to such agreement, on July 3, 1996, Campbell Merger Sub acquired (the "Campbell Acquisition"), with certain limited exceptions, all of the assets and properties, real and personal, tangible and intangible, and certain liabilities of the Campbell Practices. Campbell Merger Sub intends to provide the use of such assets to the respective ophthalmological practices from which they were acquired pursuant to the terms of the management services agreement entered into at the time of the Campbell Acquisition.

         To the best knowledge of the Company, at the time of the Campbell Acquisition there was no material relationship between (i) the Campbell Practices and Charles H. Campbell, M.D. on the one hand, and (ii) the Company, or any of its affiliates, any director or officer of the Company, or any associate of such director or officer on the other.

         The aggregate consideration paid by the Company as a result of the Campbell Acquisition was 160,919 shares of the common stock, par value $.01 per share, of the Company and the assumption of certain liabilities. The acquisition consideration for such acquisitions was determined by arms-length negotiations between the parties to the applicable acquisition agreements.


ITEM 5.  OTHER EVENTS.



         In addition to the financial statements required to be filed as a result of the consummation of the transactions described in Item 2 of this Form 8-K/A, the Company is filing additional financial statements more particularly described in Item 7 hereof to permit their incorporation by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.





         (a) The required audited financial statements for the Lakeland Acquisitions and the Campbell Acquisition, described in Item 2, have been included herein as Annex A.

         (b) The unaudited pro forma combined balance sheet of the Company attached hereto as Annex B has been adjusted to give effect to the Lakeland Acquisitions, the Campbell Acquisition and the acquisition of the assets of the Edward Yavitz Eye Center, Ltd., along with other prior transactions described more fully in Annex B, as though such transactions had occurred on March 31, 1996. The unaudited pro forma combined statements of operations of the Company for the three years in the period ended December 31, 1995 and for the three months ended March 31, 1996 and 1995, also attached hereto as Annex B, present the historical results of the Company as if the Lakeland Acquisitions, accounted for as a pooling of interests, had occurred on January 1, 1993 and the remaining acquisitions and other transactions had occurred on January 1, 1995. Such pro forma information is not necessarily indicative of operating results that would have been achieved had such transactions been consummated at the beginning of the respective periods presented and should not be construed as representative of future operations.

         (c) Included herein as Annex C are the Company's audited historical financial statements and the audited financial statements of various entities acquired by the Company, which financial statements are required to be filed in accordance with the rules and regulations of the Securities and Exchange Commission. These financial statements, which are similar to financial statements previously filed by the Company, have been included herein to reflect changes required by the consummation of a pooling of interests transaction and the recent acquisition of the assets of The Edward Yavitz Eye Center, Ltd.

         (d) Included herein as Annex D are the combined audited financial statements of entities involved in two significant acquisitions, Key Whitman Eye Center, P.A. ("Key Whitman") and Milauskas Eye Institute Medical Group ("Milauskas"), previously made by the Company. These financial statements were previously filed by the Company, in combination with other insignificant acquisitions, in a Current Report on Form 8-K/A. The Company has elected to voluntarily file the combined audited financial statements of Key Whitman and Milauskas, exclusive of the other insignificant acquisitions.




         (e)     Exhibits.


Exhibit No.                                     Description
- -----------                                     -----------
  2.1     -        Agreement and Plan of Merger by and among Central Florida Eye Associates, P.A.,
                   Ronald Case, M.D., Brian Renz, M.D., Teo Kulyk, M.D., Jay Mulaney, M.D., PRG FL
                   Acquisition Corporation, and Physicians Resource Group, Inc. (1)

  2.2     -        Agreement and Plan of Merger by and among G.C.R. Investors, Ronald Case, M.D.
                   Brian Renz, M.D., Jay Mulaney, M.D., PRG FL Partnership I, and Physicians
                   Resource Group, Inc. (1)

  2.3     -        Agreement and Plan of Merger by and among Central Florida Eye Associates, Partners,
                   Ronald Case, M.D., Brian Renz, M.D., Teo Kulyk, M.D., Jay Mulaney, M.D., PRG FL
                   Partnership II, and Physicians Resource Group, Inc. (1)

  2.4     -        Agreement and Plan of Merger by and among South Texas Retina Affiliates, Inc.,
                   South Texas Retina Consultants, L.L.P., Charles H. Campbell, M.D., P.A., Charles
                   H. Campbell, M.D., PRG TX Acquisition Corp. I and Physicians Resource Group, Inc. (1)

  4.1     -        Restated Certificate of Incorporation of Physicians Resource Group, Inc.(2)

  4.2     -        Certificate of Designations, Preferences, Rights and Limitations of Class A Preferred
                   Stock of Physicians Resource Group, Inc.(2)

  4.3     -        Third Amended and Restated Bylaws of Physicians Resource Group, Inc.(3)

  4.4     -        Form of Warrant Certificate(2)

  4.5     -        Rights Agreement dated as of April 19, 1996 between Physicians Resource Group, Inc. and
                   Chemical Mellon Shareholder Services(4)

  4.6     -        Form of certificate evidencing ownership of Common Stock of Physicians Resource Group, Inc.(2)

 23.1     -        Consent of Arthur Andersen LLP(5)

 23.2     -        Consent of Coopers & Lybrand LLP(5)


- -------------------



  (1)     -        Previously filed herewith.


  (2)     -        Previously filed as an exhibit to the Company's
                   Registration Statement on Form S-1 (No. 33-91440) and incorporated herein by reference.

  (3)     -        Previously filed as an exhibit to the Company's Annual
                   Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.

  (4)     -        Previously filed as an exhibit to the Company's
                   Registration Statement on Form S-1 (No. 333-3852) and incorporated herein by reference.


  (5)     -        Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PHYSICIANS RESOURCE GROUP, INC.




Date:  July 17, 1996                    By:/s/ Richard J. D'Amico
                                           -------------------------------------
                                               Richard J. D'Amico
                                               Senior Vice President and
                                               General Counsel

                         INDEX TO FINANCIAL STATEMENTS

                                                                                      PAGE
                                                                                      -----
ANNEX A
PHYSICIANS RESOURCE GROUP, INC. -- CENTRAL FLORIDA EYE
  ASSOCIATES, P.A.
  Report of Independent Public Accountants..........................................    A-1
  Combined Balance Sheets as of December 31, 1994 and 1995 (audited) and as of March
     31, 1996 (unaudited)...........................................................    A-2
  Combined Statements of Earnings for the two years ended December 31, 1995
     (audited) and for the three months ended March 31, 1995 and 1996 (unaudited)...    A-3
  Combined Statements of Owners' Equity for the two years ended December 31, 1995
     (audited) and for the three months ended March 31, 1996 (unaudited)............    A-4
  Combined Statements of Cash Flows for the two years ended December 31, 1995
     (audited) and for the three months ended March 31, 1995 and 1996 (unaudited)...    A-5
  Notes to Combined Financial Statements............................................    A-6
PHYSICIANS RESOURCE GROUP, INC. -- SOUTH TEXAS RETINA
  CONSULTANTS, P.A.
  Report of Independent Public Accountants..........................................   A-10
  Combined Balance Sheets as of December 31, 1995 (audited) and March 31, 1996
     (unaudited)....................................................................   A-11
  Combined Statements of Earnings for the year ended December 31, 1995 (audited) and
     for the three months ended March 31, 1995 and 1996 (unaudited).................   A-12
  Combined Statements of Owners' Equity for the year ended December 31, 1995
     (audited) and for the three months ended March 31, 1996 (unaudited)............   A-13
  Combined Statements of Cash Flows for the year ended December 31, 1995 (audited)
     and for the three months ended March 31, 1995 and 1996 (unaudited).............   A-14
  Notes to Combined Financial Statements............................................   A-15
ANNEX B
PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES -- UNAUDITED MERGER/SIGNIFICANT
  TRANSACTIONS PRO FORMA COMBINED
  FINANCIAL STATEMENTS:
  Unaudited Merger/Significant Transactions Pro Forma Combined Financial Statements
     Headnote.......................................................................    B-1
  Unaudited Merger/Significant Transactions Pro Forma Combined Balance Sheet as of
     March 31, 1996.................................................................    B-2
  Unaudited Merger/Significant Transactions Pro Forma Combined Statement of
     Operations for the three years ended December 31, 1995 and for the three months
     ended March 31, 1995 and 1996..................................................    B-3
  Notes to Unaudited Merger/Significant Transactions Pro Forma Combined Financial
     Statements.....................................................................    B-8
ANNEX C
PHYSICIANS RESOURCE GROUP, INC. -- CONSOLIDATED FINANCIAL STATEMENTS
  Report of Independent Public Accountants..........................................    C-1
  Consolidated Balance Sheets as of December 31, 1994 and 1995......................    C-2
  Consolidated Statements of Operations for the three years ended December 31,
     1995...........................................................................    C-3
  Consolidated Statements of Changes in Stockholders' Equity for the three years
     ended December 31, 1995........................................................    C-4
  Consolidated Statements of Cash Flows for the three years ended December 31,
     1995...........................................................................    C-5
  Notes to Consolidated Financial Statements........................................    C-6

                                                                                      PAGE
                                                                                      -----
PHYSICIANS RESOURCE GROUP, INC. -- FOUNDING AFFILIATED PRACTICES
  Report of Independent Public Accountants..........................................   C-19
  Combined Balance Sheets as of December 31, 1993 and 1994 (audited), and June 30,
     1995 (unaudited)...............................................................   C-20
  Combined Statements of Operations for the three years ended December 31, 1994
     (audited), and for the six months ended June 30, 1994 and 1995 (unaudited).....   C-21
  Combined Statements of Owners' Equity for the three years ended December 31, 1994
     (audited), and for the six months ended June 30, 1995 (unaudited)..............   C-22
  Combined Statements of Cash Flows for the three years ended December 31, 1994
     (audited), and for the six months ended June 30, 1994 and 1995 (unaudited).....   C-23
  Notes to Combined Financial Statements............................................   C-24
PHYSICIANS RESOURCE GROUP, INC. -- BARNET DULANEY EYE CENTER:
  Report of Independent Public Accountants..........................................   C-32
  Balance Sheets as of December 31, 1994 and 1995...................................   C-33
  Statements of Earnings for the two years ended December 31, 1995..................   C-34
  Statements of Owners' Equity for the two years ended December 31, 1995............   C-35
  Statements of Cash Flows for the two years ended December 31, 1995................   C-36
  Notes to Financial Statements.....................................................   C-37
PHYSICIANS RESOURCE GROUP, INC. -- SELECTED ACQUISITION PRACTICES:
  Report of Independent Public Accountants..........................................   C-42
  Combined Balance Sheets as of December 31, 1994 (audited) and 1995 (unaudited)....   C-43
  Combined Statements of Earnings for the years ended December 31, 1994 (audited)
     and 1995 (unaudited)...........................................................   C-44
  Combined Statements of Owners' Equity for the years ended December 31, 1994
     (audited) and 1995 (unaudited).................................................   C-45
  Combined Statements of Cash Flows for the years ended December 31, 1994 (audited)
     and 1995 (unaudited)...........................................................   C-46
  Notes to Combined Financial Statements............................................   C-47
PHYSICIANS RESOURCE GROUP, INC. -- CERTAIN ACQUISITION PRACTICES:
  Report of Independent Public Accountants..........................................   C-54
  Combined Balance Sheet as of December 31, 1995....................................   C-55
  Combined Statement of Operations and Owners' Equity for the year ended December
     31, 1995.......................................................................   C-56
  Combined Statement of Cash Flows for the year ended December 31, 1995.............   C-57
  Notes to Combined Financial Statements............................................   C-58
PHYSICIANS RESOURCE GROUP, INC. -- THE EDWARD YAVITZ EYE CENTER, LTD.
  Report of Independent Public Accountants..........................................   C-65
  Balance Sheets as of December 31, 1995 (audited) and March 31, 1996 (unaudited)...   C-66
  Statements of Earnings for the year ended December 31, 1995 (audited) and for the
     three months ended March 31, 1995 and 1996 (unaudited).........................   C-67
  Statements of Owner's Equity for the year ended December 31, 1996 (audited) and
     for the three months ended March 31, 1996 (unaudited)..........................   C-68
  Statements of Cash Flows for the year ended December 31, 1995 (audited) and for
     the three months ended March 31, 1995 and 1996 (unaudited).....................   C-69
  Notes to Financial Statements.....................................................   C-70
EYECORP, INC. -- BAKER ACQUISITION PRACTICE
  Report of Independent Public Accountants..........................................   C-73
  Balance Sheets at December 31, 1994...............................................   C-74
  Statements of Excess of Revenues Over Expenses for the years ended December 31,
     1994 (audited) and 1995 (unaudited)............................................   C-75
  Statements of Equity for the years ended December 31, 1994 (audited) and 1995
     (unaudited)....................................................................   C-76

                                                                                      PAGE
                                                                                      -----
  Statements of Cash Flows for the years ended December 31, 1994 (audited) and 1995
     (unaudited)....................................................................   C-77
  Notes to the Financial Statements.................................................   C-78
EYECORP, INC. -- COLEMAN ACQUISITION PRACTICE:
  Report of Independent Accountants.................................................   C-81
  Balance Sheets at December 31, 1994...............................................   C-82
  Statements of Excess of Revenues Over Expenses for the years ended December 31,
     1994 (audited) and 1995 (unaudited)............................................   C-83
  Combined Statements of Equity for the years ended December 31, 1994 (audited) and
     1995 (unaudited)...............................................................   C-84
  Statements of Cash Flows for the years ended December 31, 1994 (audited) and 1995
     (unaudited)....................................................................   C-85
  Notes to the Financial Statements.................................................   C-86
EYECORP, INC. -- EGGLESTON ACQUISITION PRACTICE:
  Report of Independent Accountants.................................................   C-89
  Combined Balance Sheets at December 31, 1994......................................   C-90
  Combined Statements of Excess of Revenues Over Expenses for the years ended
     December 31, 1994 (audited) and 1995 (unaudited)...............................   C-91
  Combined Statements of Equity for the years ended December 31, 1994 (audited) and
     1995 (unaudited)...............................................................   C-92
  Combined Statements of Cash Flows for the years ended December 31, 1994 (audited)
     and 1995 (unaudited)...........................................................   C-93
  Notes to the Combined Financial Statements........................................   C-94
EYECORP, INC. -- GORDON ACQUISITION PRACTICE:
  Report of Independent Accountants.................................................   C-97
  Combined Balance Sheets at December 31, 1994......................................   C-98
  Combined Statements of Excess of Revenues Over Expenses for the years ended
     December 31, 1994 (audited) and 1995 (unaudited)...............................   C-99
  Combined Statements of Equity for the years ended December 31, 1994 (audited) and
     1995 (unaudited)...............................................................  C-100
  Combined Statements of Cash Flows for the years ended December 31, 1994 (audited)
     and 1995 (unaudited)...........................................................  C-101
  Notes to the Combined Financial Statements........................................  C-102
EYECORP, INC. -- POST ACQUISITION PRACTICE:
  Report of Independent Accountants.................................................  C-106
  Combined Balance Sheets at December 31, 1993 and 1994.............................  C-107
  Combined Statements of Excess of Revenues Over Expenses for each of the two years in the period ended December 31, 1994 (audited) and for the year ended December
     31, 1995 (unaudited)...........................................................  C-108
  Combined Statements of Equity for each of the two years in the period ended
     December 31, 1994 (audited) and for the year ended December 31, 1995
     (unaudited)....................................................................  C-109
  Combined Statements of Cash Flows for each of the two years in the period ended
     December 31, 1994 (audited) and for the year ended December 31, 1995
     (unaudited)....................................................................  C-110
  Notes to the Combined Financial Statements........................................  C-111
EYECORP, INC. -- SOUTHERN EYE CENTER ACQUISITION PRACTICE:
  Report of Independent Accountants.................................................  C-115
  Balance Sheets at December 31, 1993 and 1994......................................  C-116
  Statements of Excess of Revenues Over Expenses for each of the two years in the period ended December 31, 1994 (audited) and for the year ended December 31,
     1995 (unaudited)...............................................................  C-117
  Statements of Equity for each of the two years in the period ended December 31,
     1994 (audited) and for the year ended December 31, 1995 (unaudited)............  C-118

                                                                                      PAGE
                                                                                      -----
  Statements of Cash Flows for each of the two years in the period ended December
     31, 1994 (audited) and for the year ended December 31, 1995 (unaudited)........  C-119
  Notes to Financial Statements.....................................................  C-120
EYECORP, INC. -- SELECTED ACQUISITION PRACTICES:
  Report of Independent Public Accountants..........................................  C-124
  Combined Balance Sheets at December 31, 1994......................................  C-125
  Combined Statements of Excess of Revenues Over Expenses for the years ended
     December 31, 1994 (audited) and 1995 (unaudited)...............................  C-126
  Combined Statements of Equity for the years ended December 31, 1994 (audited) and
     1995 (unaudited)...............................................................  C-127
  Combined Statements of Cash Flows for the years ended December 31, 1994 (audited)
     and 1995 (unaudited)...........................................................  C-128
  Notes to the Combined Financial Statements........................................  C-129
ANNEX D
PHYSICIANS RESOURCE GROUP, INC. -- Key Whitman/Milauskas
  Report of Independent Public Accountants..........................................    D-1
  Combined Balance Sheet as of December 31, 1995....................................    D-2
  Combined Statement of Earnings for the year ended December 31, 1995...............    D-3
  Combined Statement of Owners' Equity for the year ended December 31, 1995.........    D-4
  Combined Statement of Cash Flows for the year ended December 31, 1995.............    D-5
  Notes to the Combined Financial Statements........................................    D-6

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Physicians Resource Group, Inc.:

     We have audited the accompanying combined balance sheets of Central Florida Eye Associates, P.A. and affiliates as of December 31, 1994 and 1995, and the related combined statements of earnings, owners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Central Florida Eye Associates, P.A. and affiliates as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Dallas, Texas
July 12, 1996

              CENTRAL FLORIDA EYE ASSOCIATES, P.A. AND AFFILIATES

                            COMBINED BALANCE SHEETS

                                     ASSETS


                                                               DECEMBER 31,
                                                         -------------------------      MARCH 31,
                                                            1994           1995           1996
                                                         ----------     ----------     -----------
                                                                                       (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents............................  $  294,213     $   74,190     $   680,536
  Accounts receivable, less allowance for contractual
     adjustments and bad debts of approximately
     $690,000 in 1994, $740,000 in 1995 and $759,000 in
     1996..............................................     563,622        719,131         489,160
  Inventories..........................................      18,111         19,546          19,546
  Prepaid expenses and other current assets............     118,338         47,384          59,997
                                                         ----------     ----------      ----------
          Total current assets.........................     994,284        860,251       1,249,239
PROPERTY AND EQUIPMENT, net............................   3,510,413      5,189,488       5,172,786
OTHER NONCURRENT ASSETS, net...........................      26,037         23,929          13,262
                                                         ----------     ----------      ----------
          Total assets.................................  $4,530,734     $6,073,668     $ 6,435,287
                                                         ==========     ==========      ==========
                                  LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt....................  $  359,805     $  413,544     $   413,544
  Accounts payable and accrued expenses................      69,483         90,028         728,044
  Accrued salaries and benefits........................     362,555         67,458          40,881
                                                         ----------     ----------      ----------
          Total current liabilities....................     791,843        571,030       1,182,469
LONG-TERM DEBT, net of current portion.................   3,145,623      4,339,002       4,345,737
                                                         ----------     ----------      ----------
          Total liabilities............................   3,937,466      4,910,032       5,528,206
                                                         ----------     ----------      ----------
OWNERS' EQUITY.........................................     593,268      1,163,636         907,081
                                                         ----------     ----------      ----------
          Total liabilities and owners' equity.........  $4,530,734     $6,073,668     $ 6,435,287
                                                         ==========     ==========      ==========


    The accompanying notes are an integral part of these combined financial statements.

                      CENTRAL FLORIDA EYE ASSOCIATES, P.A.
                                 AND AFFILIATES

                        COMBINED STATEMENTS OF EARNINGS


                                                    FOR THE YEAR ENDED       FOR THE THREE MONTHS
                                                       DECEMBER 31,             ENDED MARCH 31,
                                                  -----------------------   -----------------------
                                                     1994         1995         1995         1996
                                                  ----------   ----------   ----------   ----------
                                                                            (UNAUDITED)
REVENUES:
  Medical service revenues, net.................  $6,770,743   $5,852,640   $1,481,543   $1,177,358
  Other revenues................................     240,013      296,502       45,274      134,844
                                                  ----------   ----------   ----------   ----------
          Total revenues........................   7,010,756    6,149,142    1,526,817    1,312,202
COSTS AND EXPENSES:
  Compensation to physician owners..............   4,005,704    3,706,872      379,055    1,490,387
  Salaries, wages, and benefits.................   1,054,049    1,365,085      326,494      311,135
  Pharmaceuticals and supplies..................     820,363      249,105       57,436       57,849
  General and administrative expenses...........   1,231,194      917,657      322,686      148,256
  Depreciation and amortization.................     286,503      143,744       36,135       31,897
  Interest expense..............................     244,909      292,311       56,463       76,049
                                                  ----------   ----------   ----------   ----------
          Total costs and expenses..............   7,642,722    6,674,774    1,178,269    2,115,573
                                                  ----------   ----------   ----------   ----------
  Gain on sale of ASC...........................     246,022    1,000,000           --      636,816
                                                  ----------   ----------   ----------   ----------
          Net earnings (loss)...................  $ (385,944)  $  474,368   $  348,548   $ (166,555)
                                                  ==========   ==========   ==========   ==========
Supplemental DISCLOSURE:
  Combined compensation to and net earnings of
     physician owners...........................  $3,619,760   $4,181,240   $  727,603   $1,323,832
                                                  ==========   ==========   ==========   ==========


    The accompanying notes are an integral part of these combined financial statements.

                      CENTRAL FLORIDA EYE ASSOCIATES, P.A.
                                 AND AFFILIATES

                     COMBINED STATEMENTS OF OWNERS' EQUITY


BALANCE, December 31, 1993.......................................................  $1,161,212
  Net loss.......................................................................    (385,944)
  Distributions to partners......................................................    (212,000)
  Contributions from partners....................................................      30,000
                                                                                   ----------
BALANCE, December 31, 1994.......................................................     593,268
  Net earnings...................................................................     474,368
  Distributions to partners......................................................     (96,000)
  Contributions from partners....................................................     192,000
                                                                                   ----------
BALANCE, December 31, 1995.......................................................   1,163,636
  Net loss (unaudited)...........................................................    (166,555)
  Distributions to partners (unaudited)..........................................     (90,000)
                                                                                   ----------
BALANCE, March 31, 1996 (unaudited)..............................................  $  907,081
                                                                                   ==========


    The accompanying notes are an integral part of these combined financial statements.

                      CENTRAL FLORIDA EYE ASSOCIATES, P.A.
                                 AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS


                                                  FOR THE YEAR ENDED        FOR THE THREE MONTHS
                                                     DECEMBER 31,             ENDED MARCH 31,
                                               ------------------------    ----------------------
                                                 1994          1995          1995         1996
                                               ---------    -----------    ---------    ---------
                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss)........................  $(385,944)   $   474,368    $ 348,548    $(166,555)
  Adjustments to reconcile net earnings
     (loss) to net cash provided by operating
     activities --
     Depreciation and amortization...........    286,503        143,744       36,135       31,897
     Gain on sale of assets..................   (246,022)    (1,000,000)          --     (636,816)
     Changes in assets and liabilities --
       (Increase) decrease in --
          Accounts receivable, net...........    156,681       (155,509)     (28,417)     229,971
          Inventories........................         --         (1,435)      (2,997)          --
          Prepaid expenses and other current
            assets...........................    (93,552)        70,954       66,167      (12,613)
       Increase (decrease) in --
          Accounts payable and accrued
            expenses.........................     19,737         20,545           --      638,016
          Accrued salaries and benefits......    283,737       (295,097)    (290,577)     (26,577)
                                               ---------    -----------    ---------    ---------
          Net cash provided by (used in)
            operating activities.............     21,140       (742,430)     128,859       57,323
                                               ---------    -----------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Refunds from land deposit..................         --             --           --       10,090
  Purchases of property and equipment, net...   (497,499)    (1,820,711)    (181,393)     (14,618)
  Proceeds from sale of ASC..................    700,000      1,000,000           --      636,816
                                               ---------    -----------    ---------    ---------
          Net cash provided by (used in)
            investing activities.............    202,501       (820,711)    (181,393)     632,288
                                               ---------    -----------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt...............    360,000      1,970,000           --      120,000
  Repayment of long-term debt................   (539,950)      (722,882)    (105,763)    (113,265)
  Contributions from partners................     30,000        192,000      192,000           --
  Distributions to partners..................    (18,000)       (96,000)          --      (90,000)
                                               ---------    -----------    ---------    ---------
          Net cash provided by (used in)
            financing activities.............   (167,950)     1,343,118       86,237      (83,265)
                                               ---------    -----------    ---------    ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS................................     55,691       (220,023)      33,703      606,346
CASH AND CASH EQUIVALENTS, beginning of
  period.....................................    238,522        294,213      294,213       74,190
                                               ---------    -----------    ---------    ---------
CASH AND CASH EQUIVALENTS, end of period.....  $ 294,213    $    74,190    $ 327,916    $ 680,536
                                               =========    ===========    =========    =========
SUPPLEMENTAL DISCLOSURE:
  Cash interest paid.........................  $  70,992    $   114,175    $  10,736    $   7,033
  Noncash distributions to partners..........  $ 194,000    $        --    $      --    $      --


    The accompanying notes are an integral part of these combined financial statements.

              CENTRAL FLORIDA EYE ASSOCIATES, P.A. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     The accompanying combined financial statements include Central Florida Eye Associates, P.A. ("CFEA"), Central Florida Eye Associates Partners ("CFEAP") and G.C.R. Investors. CFEA is a Florida professional services corporation that is engaged in the practice of medicine, specializing in ophthalmology in Florida. CFEAP and G.C.R. Investors are both Florida general partnerships that own land and facilities that are leased to CFEA and outside parties. CFEA, CFEAP, and G.C.R. Investors (collectively, the "Companies") are affiliated through common ownership.

     The accompanying combined financial statements have been prepared on the accrual basis of accounting and include the accounts of the Companies after eliminating all intercompany transactions. The supplemental caption on the statements of earnings, "Combined compensation to and net earnings of physician owners," reflects the total earnings available to the physician owners for each period.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

  Inventories

     Inventories consist primarily of spectacle frames and lenses and are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

  Property and Equipment

     Property and Equipment is stated at cost. Depreciation of property and equipment is calculated using accelerated methods over the estimated useful lives of the assets ranging from 5 to 30 years. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Equity

     Owners' equity includes partnership capital of CFEAP and G.C.R. as well as the common stock, additional paid-in capital, and retained earnings of CFEA. Common shares authorized, issued, and outstanding of CFEA as of December 31, 1994 and 1995, were 10,000, 4,000, and 4,000, respectively.

  Income Taxes

     CFEAP and G.C.R. Investors are partnerships. CFEA is a personal service corporation for federal and state income tax purposes which historically has not incurred significant tax liabilities for federal or state income taxes. Compensation to the owners has traditionally reduced taxable income to nominal levels. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of the taxable entity have not been reflected in these financial statements. Accordingly, the accompanying financial statements do not include any provision for income taxes.

              CENTRAL FLORIDA EYE ASSOCIATES, P.A. AND AFFILIATES

  Revenues

     Medical service revenues are accounted for in the period in which the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are estimated and recorded in the period in which the related services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined. A significant portion of CFEA's medical service revenues is related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, CFEA participates in agreements with managed care organizations to provide service at negotiated rates or for capitated payments.

  Concentration of Credit Risk

     CFEA extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. CFEA manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses, where appropriate.

  Use of Estimates

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Unaudited Financial Information

     The unaudited combined financial statements for the periods ended March 31, 1995 and March 31, 1996 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited combined financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the unaudited combined financial statements. All such adjustments are of a normal and recurring nature.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                    DECEMBER 31,     DECEMBER 31,
                                                                        1994             1995
                                                                    ------------     ------------
Equipment.........................................................  $    140,447     $    168,134
Leasehold improvements............................................       101,414          101,414
Furniture and fixtures............................................       926,401          837,592
Buildings and land................................................     3,828,835        5,616,869
                                                                    ------------     ------------
          Total property and equipment............................     4,997,097        6,724,009
Less- Accumulated depreciation and amortization...................    (1,486,684)      (1,534,521)
                                                                    ------------     ------------
  Property and equipment, net.....................................  $  3,510,413     $  5,189,488
                                                                      ==========       ==========

     On September 15, 1994, CFEA sold a 70% interest in the net assets of its ambulatory surgical center ("ASC") for $700,000 cash proceeds and future consideration contingent upon the operating performance of the ASC through 1997. The sale resulted in a gain of $246,022 in 1994. In 1995 and 1996, $1,000,000 and $636,816, respectively, was received and recorded as additional gain. The remaining 30% interest of the net assets of the ASC was distributed to the owners in 1994.

              CENTRAL FLORIDA EYE ASSOCIATES, P.A. AND AFFILIATES

4. LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1994           1995
                                                                      ----------     ----------
Note payable to bank, bearing variable interest, from 6% to 9.5%,
  maturing on July 1, 1998, secured by real property................  $   41,680     $   39,940
Note payable to bank, bearing interest at 8.25% at December 31, 1995 and prime plus 1% at December 31, 1994, maturing on July 1, 1998, secured
  by real property..................................................   1,339,665      1,284,345
Note payable to bank, bearing interest at 6% at December 31, 1995 and December 31, 1994, maturing on August 3, 1998, secured by real
  property..........................................................   1,049,237        998,462
Note payable to bank, bearing variable interest, from 7% to 10%, maturing on February 28, 2011, secured by real and personal
  property..........................................................     360,000      1,970,000
Note payable to bank, bearing interest at 6.25% at December 31, 1995 and December 31, 1994, maturing on August 3, 1998, secured by
  medical equipment.................................................     599,108        459,799
Notes payable to others.............................................     115,738             --
                                                                      ----------     ----------
          Total long-term debt......................................   3,505,428      4,752,546
Less -- Current portion.............................................    (359,805)      (413,544)
                                                                      ----------     ----------
Long-term debt, excluding current portion...........................  $3,145,623     $4,339,002
                                                                      ==========     ==========

     CFEA has a revolving line of credit with a bank of $100,000. No amounts were outstanding as of December 31, 1995 and 1994.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

            1996.....................................................  $  413,544
            1997.....................................................     340,249
            1998.....................................................   2,338,458
            1999.....................................................      90,195
            2000.....................................................      96,611
            Thereafter...............................................   1,473,489
                                                                       ----------
            Total....................................................  $4,752,546
                                                                        =========

     CFEA leases office space as well as certain equipment under noncancelable operating lease agreements which expire at various dates. At December 31, 1995, minimum annual rental commitments under noncancelable operating leases with terms in excess of one year are as follows:

            1996.......................................................  $36,793
            1997.......................................................   36,793
            1998.......................................................   21,463
                                                                         -------
            Total future minimum lease payments........................  $95,049
                                                                         =======

     Rent expense related to operating leases amounted to $122,661 and $162,598 for the years ended December 31, 1994 and 1995, respectively.

              CENTRAL FLORIDA EYE ASSOCIATES, P.A. AND AFFILIATES

5. EMPLOYEE BENEFIT PLAN:

     CFEA has a profit-sharing plan which provides for CFEA to make discretionary contributions. CFEA pays all general and administrative expenses of the plan. Contributions of approximately $185,000 and $178,000 were made to this plan in 1994 and 1995, respectively.

     CFEA does not provide postretirement benefits to employees.

6. COMMITMENTS AND CONTINGENCIES:

     CFEA is insured with respect to medical malpractice risks on a claims-made basis. In the normal course of business, CFEA has been named in various lawsuits. In the opinion of CFEA's management, final settlement, if any, due as a result of the litigation is not expected to be material to the operating results or the financial position of CFEA.

7. RELATED-PARTY TRANSACTIONS:

     Net amounts due from owners of CFEA are reflected on the accompanying combined balance sheets and reflect the net transactions between CFEA and its owners (and their related entities). As of December 31, 1994, amounts due from owners totaled $105,174 and are included in other current assets.

     In various instances, relatives of the owners of CFEA are employees of the clinic.

8. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value due to the short maturity of these instruments.

     The carrying amount of the Company's long-term debt approximates fair value due to the Company's ability to obtain such borrowings on comparable terms.

9. SUBSEQUENT EVENTS:

     On June 28, 1996, the Companies completed a stock-for-stock merger transaction with Physicians Resource Group, Inc. (PRG), in exchange for 281,832 shares of PRG common stock.

     The combined financial statements of the Companies have been prepared as supplemental information about the entities which PRG acquired. The Companies previously operated as separate independent entities. The historical financial position, results of operations and cash flows do not reflect any adjustments relating to the acquisition.

     The Company obtained an additional $120,000 of debt from a bank in February 1996. The profit-sharing plan was terminated June 28, 1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Physicians Resource Group, Inc.:

     We have audited the accompanying combined balance sheet of South Texas Retina Consultants, P.A. and affiliate as of December 31, 1995, and the related combined statements of earnings, owner's equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Texas Retina Consultants, P.A. and affiliate as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Dallas, Texas,
July 12, 1996

                      SOUTH TEXAS RETINA CONSULTANTS, P.A.

                                 AND AFFILIATE

                            COMBINED BALANCE SHEETS


                                                                      DECEMBER 31,      MARCH 31,
                                                                          1995            1996
                                                                      ------------     -----------
                                                                                       (UNAUDITED)
                                              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................................    $143,709         $212,495
  Accounts receivable, less allowance for contractual adjustments and bad debts of approximately $608,000 and $525,000, at
     December 31, 1995 and March 31, 1996, respectively.............     382,687          369,211
  Inventory.........................................................      10,300           12,402
  Prepaid expenses and other current assets.........................      30,695           29,892
                                                                        --------         --------
          Total current assets......................................     567,391          624,000
FURNITURE AND EQUIPMENT, net........................................     111,426          109,040
                                                                        --------         --------
          Total assets..............................................    $678,817         $733,040
                                                                        ========         ========
                                  LIABILITIES AND OWNER'S EQUITY
LIABILITIES:
  Accounts payable and accrued expenses.............................    $ 20,609         $ 26,192
  Accrued salaries and benefits.....................................      19,842           15,176
                                                                        --------         --------
          Total liabilities.........................................      40,451           41,368
                                                                        --------         --------
OWNER'S EQUITY......................................................     638,366          691,672
                                                                        --------         --------
          Total liabilities and owner's equity......................    $678,817         $733,040
                                                                        ========         ========


    The accompanying notes are an integral part of these combined financial statements.

                      SOUTH TEXAS RETINA CONSULTANTS, P.A.
                                 AND AFFILIATE

                        COMBINED STATEMENTS OF EARNINGS

                                                                           FOR THE THREE MONTHS
                                                         FOR THE                   ENDED
                                                        YEAR ENDED               MARCH 31,
                                                       DECEMBER 31,       -----------------------
                                                           1995             1995           1996
                                                       ------------       --------       --------
                                                                                (UNAUDITED)
MEDICAL SERVICE REVENUES, net........................   $2,733,933        $575,713       $699,891
COSTS AND EXPENSES:
  Compensation to physician owner....................    1,240,462          60,000        351,615
  Salaries, wages, and benefits......................      479,402         124,808        121,749
  Pharmaceuticals and supplies.......................       62,877          13,927         10,557
  General and administrative expenses................      597,480          97,103        129,163
  Depreciation and amortization......................       24,752           6,057          5,994
  Other (income) expense, net........................      (30,767)         (1,336)        (2,042)
                                                        ----------        --------       --------
          Total costs and expenses...................    2,374,206         300,559        617,036
                                                        ----------        --------       --------
          Net earnings...............................   $  359,727        $275,154       $ 82,855
                                                        ==========        ========       ========
SUPPLEMENTAL DISCLOSURE:
  Combined compensation to and net earnings of
     physician owner.................................   $1,600,189        $335,154       $434,470
                                                        ==========        ========       ========

    The accompanying notes are an integral part of these combined financial statements.

                      SOUTH TEXAS RETINA CONSULTANTS, P.A.

                                 AND AFFILIATE

                     COMBINED STATEMENTS OF OWNER'S EQUITY


BALANCE, December 31, 1994.......................................................  $ 456,639
  Net earnings...................................................................    359,727
  Distributions to owner.........................................................   (178,000)
                                                                                   ---------
BALANCE, December 31, 1995.......................................................    638,366
  Net earnings (unaudited).......................................................     82,855
  Distributions to owner (unaudited).............................................    (29,549)
                                                                                   ---------
BALANCE, March 31, 1996 (unaudited)..............................................  $ 691,672
                                                                                   =========


    The accompanying notes are an integral part of these combined financial statements.

                      SOUTH TEXAS RETINA CONSULTANTS, P.A.

                                 AND AFFILIATE

                       COMBINED STATEMENTS OF CASH FLOWS

                                                               FOR THE       FOR THE THREE MONTHS
                                                              YEAR ENDED       ENDED MARCH 31,
                                                             DECEMBER 31,    --------------------
                                                                 1995          1995        1996
                                                             ------------    --------    --------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings.............................................    $ 359,727     $275,154    $ 82,855
  Adjustments to reconcile net earnings to net cash
     provided by operating activities --
     Depreciation and amortization.........................       24,752        6,057       5,994
     Gain on sale of assets................................       (3,750)          --          --
     Changes in assets and liabilities
       (Increase) decrease in --
          Accounts receivable, net.........................     (137,970)      10,954      13,476
          Inventory........................................           --         (700)     (2,102)
          Prepaid expenses and other current assets........         (803)     (11,587)        803
       Increase (decrease) in --
          Accounts payable and accrued expenses............       14,568        2,636       5,583
          Accrued salaries and benefits....................        5,185       (4,404)     (4,666)
                                                               ---------     --------    --------
          Net cash provided by operating activities........      261,709      278,110     101,943
                                                               ---------     --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of furniture and equipment.....................      (54,248)        (282)     (3,608)
                                                               ---------     --------    --------
          Net cash used in investing activities............      (54,248)        (282)     (3,608)
                                                               ---------     --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Owner distribution, net..................................     (178,000)     (20,124)    (29,549)
                                                               ---------     --------    --------
          Net cash used in financing activities............     (178,000)     (20,124)    (29,549)
                                                               ---------     --------    --------
NET INCREASE IN CASH AND CASH EQUIVALENTS..................       29,461      257,704      68,786
CASH AND CASH EQUIVALENTS, beginning of period.............      114,248      114,248     143,709
                                                               ---------     --------    --------
CASH AND CASH EQUIVALENTS, end of period...................    $ 143,709     $371,952    $212,495
                                                               =========     ========    ========

    The accompanying notes are an integral part of these combined financial statements.

                      SOUTH TEXAS RETINA CONSULTANTS, P.A.

                                 AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:


     The accompanying combined financial statements include South Texas Retina Consultants, P.A. ("STRC") and Texas Neurosensory Research Lab ("TNRL"). STRC is a Texas professional services corporation that is engaged in the practice of medicine, specializing in ophthalmology in South Texas. TNRL is a sole proprietorship that holds medical equipment which is used by the physician owner to deliver medical services. STRC and TNRL (collectively, the "Company") are affiliated through common ownership.


     The accompanying combined financial statements have been prepared on the accrual basis of accounting. The supplemental caption on the statements of earnings, "Combined compensation to and net earnings of physician owner," reflects the total earnings available to the physician owner for each period.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

  Inventory


     Inventory consists primarily of surgical and photographic materials which are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.


  Furniture and Equipment


     Furniture and equipment is stated at cost. Depreciation of equipment is calculated using accelerated methods over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.


  Income Taxes


     The STRC is a professional association for federal income and state franchise tax purposes. Historically, STRC has not incurred significant tax liabilities as compensation to the owner typically reduces taxable income to a nominal level. As this would be expected to continue in the absence of the STRC acquisition, provisions for income taxes are not reflected in these combined financial statements.


  Revenues


     Medical service revenues are accounted for in the period in which the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are estimated and recorded in the period in which the related services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined. A significant portion of STRC medical service revenues is related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, STRC participates in agreements with managed care organizations to provide services at negotiated rates.

                      SOUTH TEXAS RETINA CONSULTANTS, P.A.
                                 AND AFFILIATE

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  Concentration of Credit Risk

     STRC extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. STRC manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses, where appropriate.

  Use of Estimates

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Unaudited Financial Information

     The unaudited interim financial statements as of March 31, 1996, and for the three months ended March 31, 1996 and 1995, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited combined financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the unaudited combined financial statements. All such adjustments are of a normal and recurring nature.

3. FURNITURE AND EQUIPMENT:

     Furniture and equipment at December 31, 1995, consists of the following:

        Equipment........................................................  $ 464,145
        Autos............................................................     36,716
        Leasehold improvements...........................................     55,803
        Furniture and fixtures...........................................    107,035
                                                                           ---------
                                                                             663,699
        Less -- Accumulated depreciation and amortization................   (552,273)
                                                                           ---------
                  Net furniture and equipment............................  $ 111,426
                                                                           =========

4. LEASE:

     STRC leases office space from the owner physician under a noncancelable operating lease agreement which expires at June 30, 2001. At December 31, 1995, minimum annual rental commitments under the noncancelable operating lease are as follows:

    1996......................................................................  $ 81,043
    1997......................................................................    81,043
    1998......................................................................    81,043
    1999......................................................................    81,043
    2000......................................................................    81,043
    Thereafter................................................................    40,522
                                                                                --------
              Total future minimum lease payments.............................  $445,737
                                                                                ========

                      SOUTH TEXAS RETINA CONSULTANTS, P.A.
                                 AND AFFILIATE

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5. EMPLOYEE BENEFIT PLAN:

     STRC has a 401(k) profit-sharing plan which provides for STRC to make discretionary contributions. STRC pays all general and administrative expenses of the plan. No contributions were made to the plan in 1995. The physician owner and his spouse are the trustees of the plan.

     STRC does not provide postretirement or postemployment benefits to employees.

6. SUBSEQUENT EVENTS:

     Effective January 1, 1996, TNRL transferred its medical equipment to STRC.

     On July 3, 1996, the common stock of STRC was acquired by Physicians Resource Group, Inc. (PRG), in exchange for 80,460 shares of restricted and 80,459 shares of unrestricted PRG common stock.

     The combined financial statements of the Company have been prepared as supplemental information about the entities which PRG acquired. The Company previously operated as a separate independent entity. The historical financial position, results of operations and cash flows do not reflect any adjustments relating to the acquisition.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements include the unaudited pro forma combined balance sheet as of March 31, 1996 as if the merger with Central Florida Eye Associates P.A., and affiliates (Central Florida Merger) and certain other transactions described below had occurred on that date, and include the unaudited pro forma combined statement of operations for the years ended December 31, 1993, 1994, and 1995 and for the three months ended March 31, 1995 and 1996 as if the Central Florida Merger and certain other transactions as described below had occurred as of January 1, 1993. In the Central Florida Merger, shares of common stock of Physicians Resource Group, Inc. (PRG) were exchanged for shares of stock of Central Florida. The Central Florida Merger will be accounted for as a pooling of interests, and accordingly the historical operations and balance sheets of PRG and Central Florida have been combined in these financial statements.

     The unaudited pro forma statements of operations for the year ended December 31, 1995 and the three months ended March 31, 1996 also give effect to
(i) the consummated PRG initial public offering (IPO) and simultaneous exchange of cash, shares of its common stock and note payable for certain assets of and liabilities (the Reorganization) associated with ten eye care practices; (ii) the issuance of 3,553,000 shares of PRG common stock in the IPO and the application of the net proceeds therefrom; (iii) the acquisition of certain assets from and consummation of service agreements with 22 eye care practices by PRG during the first and second quarter of 1996 (the 1996 Acquisitions); (iv) acquisition of certain assets from and consummation of service agreements with eye care practices during 1995 (the 1995 EyeCorp Acquisitions); and (v) the issuance of 4,250,000 shares of PRG in a public offering during May, 1996 and the application of the net proceeds therefrom. The pro forma balance sheet as of March 31, 1996 also gives effect to (i) consummation of the 1996 PRG Acquisitions; and (ii) the issuance of 4,250,000 shares of PRG in a public offering during May, 1996 and the application of the net proceeds therefrom.

     The unaudited merger/significant transactions pro forma combined financial statements have been prepared by PRG based on the financial statements of PRG and Central Florida included elsewhere in this Form 8-K/A, the unaudited financial statements of practices acquired by PRG in the 1996 Acquisitions and the practices acquired in the 1995 EyeCorp Acquisitions and other assumptions deemed appropriate by PRG. These unaudited pro forma combined financial statements may not be indicative of the actual results had the above events and transactions occurred on the dates indicated or of actual results which may be realized in the future. Neither expected benefits and cost reductions anticipated by PRG nor future corporate costs and expenses related to the Central Florida Merger, the 1996 Acquisitions and the 1995 EyeCorp Acquisitions have been reflected in the accompanying unaudited pro forma combined financial statements.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                        PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1996
                                    (000'S)

                                                                                                       PURCHASE
                                                                                                     ADJUSTMENTS
                                                                    POOLING                          ------------
                                                            -----------------------                      1996
                                                            CENTRAL                                  ACQUISITIONS         TOTAL
                                                 PRG        FLORIDA     ADJUSTMENTS     SUBTOTAL      AND OTHER         PRO FORMA
                                               --------     -------     -----------     --------     ------------       ---------
                   ASSETS

CURRENT ASSETS:
  Cash and cash equivalents..................  $  9,872        681             --         10,553       $ (2,149)(A-1)   $ 85,720
                                                                                                         77,316(A-2)
  Accounts receivable, net...................    13,365        489             --         13,854          3,085(A-1)      16,939
  Receivables due from affiliated
    practices................................    11,801         --             --         11,801             --           11,801
  Inventories................................     2,726         20             --          2,746            327(A-1)       3,073
  Prepaid expenses and other current
    assets...................................     3,037         60             --          3,097            344(A-1)       3,441
                                               --------     ------       ---------      --------       --------         --------
        Total current assets.................    40,801      1,250             --         42,051         78,923          120,974
PROPERTY AND EQUIPMENT, net:.................    33,462      5,173             --         38,635          2,518(A-1)      41,153
INTANGIBLE ASSETS, net:
  Work force.................................     5,881         --             --          5,881            955(A-1)       6,836
  Service Agreements.........................    63,117         --             --         63,117         32,421(A-1)      95,538
  Goodwill...................................    11,969         --             --         11,969          3,213(A-1)      15,182
                                               --------     ------       ---------      --------       --------         --------
                                                 80,967         --             --         80,967         36,589          117,556
OTHER NONCURRENT ASSETS, net.................     4,234         13             --          4,247          1,708(A-1)       5,955
                                               --------     ------       ---------      --------       --------         --------
        Total assets.........................  $159,464     $6,436             --       $165,900       $119,738         $285,638
                                               ========     ======       =========      ========       ========         ========
        LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
  Notes payable and current portion of
    long-term debt...........................  $  4,982     $  414             --       $  5,396       $    852(A-1)    $  6,248
  Accounts payable and accrued expenses......    16,553        728             --         17,281          1,215(A-1)      18,496
  Accrued salaries and benefits..............     4,082         41             --          4,123            315(A-1)       4,438
                                               --------     ------       ---------      --------       --------         --------
        Total current liabilities............    25,617      1,183             --         26,800          2,382           29,182
LONG-TERM DEBT, net of current portion.......    32,699      4,346             --         37,045          3,102(A-1)       2,033
                                                                                                        (38,114)(A-2)
DEFERRED TAXES...............................    19,916         --             --         19,916         13,898(A-1)      33,814
OTHER LONG-TERM LIABILITIES..................     3,312         --             --          3,312             12(A-1)       3,324
                                               --------     ------       ---------      --------       --------         --------
        Total liabilities....................    81,544      5,529             --         87,073        (18,720)          68,353
OWNER'S EQUITY:
                                                                                                             11(A-1)
  Common stock...............................       171          4             (1)(B-1)      174             43(A-2)         228
  Additional paid-in capital.................    82,794         49              1(B-1)    82,844         23,017(A-1)     221,248
                                                                                                        115,387(A-2)
  Deficit....................................    (5,045)       854                        (4,191)            --           (4,191)
                                               --------     ------       ---------      --------       --------         --------
        Total owners' equity.................    77,920        907             --         78,827        138,458          217,285
                                               --------     ------       ---------      --------       --------         --------
        Total liabilities and owners'
          equity.............................  $159,464     $6,436             --       $165,900       $119,738         $285,638
                                               ========     ======       =========      ========       ========         ========

 See accompanying notes to unaudited merger/significant transactions pro forma combined balance sheet.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                       (000'S, EXCEPT PER SHARE AMOUNTS)

                                                            CENTRAL
                                                            FLORIDA       POOLING           TOTAL PRO
                                                  PRG       MERGER      ADJUSTMENTS           FORMA
                                                -------     -------     -----------         ---------
REVENUES:
  Management service revenues.................  $    --     $ 3,878       $    --            $ 3,878
  Surgery center revenue......................    7,133         326            --              7,459
  Other revenues..............................      419          --            --                419
                                                -------      ------       -------            -------
          Total revenues......................    7,552       4,204            --             11,756
COSTS AND EXPENSES:
  Salaries, wages and benefits................      698       2,434        (1,486)(B-2)        1,646
  Pharmaceuticals and supplies................    2,246         319            --              2,565
  General and administrative expenses.........    1,265       1,173           861(B-2)         3,299
  Depreciation and amortization...............      382         284            --                666
  Interest expense............................      250         155            --                405
                                                -------      ------       -------            -------
          Total costs and expenses............    4,841       4,365          (625)             8,581
                                                -------      ------       -------            -------
INCOME BEFORE INCOME TAXES....................    2,711        (161)          625              3,175
PROVISION FOR INCOME TAXES....................   (1,030)         --          (180)(I)         (1,210)
                                                -------      ------       -------            -------
NET INCOME....................................  $ 1,681     $  (161)      $   445            $ 1,965
                                                =======      ======       =======            =======
NET INCOME PER SHARE..........................  $  0.56                                      $  0.60
                                                =======                                      =======
NUMBER OF SHARES USED IN NET INCOME PER SHARE
  CALCULATION.................................    2,982                                        3,264(V)
                                                =======                                      =======

 See accompanying notes to unaudited merger/significant transactions pro forma combined statement of operations.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                       (000'S, EXCEPT PER SHARE AMOUNTS)

                                                                            CENTRAL
                                                                            FLORIDA       POOLING         TOTAL PRO
                                                                 PRG        MERGER      ADJUSTMENTS         FORMA
                                                              ---------    ---------    -----------       ---------
REVENUES:
  Management service revenues...............................  $  12,747    $   6,771     $      --        $  19,518
  Surgery center revenue....................................      6,695           --            --            6,695
  Other revenues............................................        142          486            --              628
                                                              ---------    ---------     ---------        ---------
          Total revenues....................................     19,584        7,257            --           26,841
COSTS AND EXPENSES:
  Salaries, wages and benefits..............................      4,972        5,060        (4,006)(B-2)      6,026
  Pharmaceuticals and supplies..............................      3,425          820            --            4,245
  General and administrative
     expenses...............................................      5,650        1,231         2,353(B-2)       9,234
  Depreciation and amortization.............................      1,383          287            --            1,670
  Interest expense..........................................      1,076          245            --            1,321
                                                              ---------    ---------     ---------        ---------
          Total costs and expenses..........................     16,506        7,643        (1,653)          22,496
                                                              ---------    ---------     ---------        ---------
INCOME BEFORE INCOME TAXES..................................      3,078         (386)        1,653            4,345
PROVISION FOR INCOME TAXES..................................     (1,224)          --          (494)(I)       (1,718)
                                                              ---------    ---------     ---------        ---------
NET INCOME..................................................  $   1,854    $    (386)    $   1,159        $   2,627
                                                              =========    =========     =========        =========
NET INCOME PER SHARE........................................  $    0.44                                   $    0.59
                                                              =========                                   =========
NUMBER OF SHARES USED IN NET INCOME PER SHARE CALCULATION...      4,196                                       4,478(V)
                                                              =========                                   =========

 See accompanying notes to unaudited merger/significant transactions pro forma combined statement of operations.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                       (000'S, EXCEPT PER SHARE AMOUNTS)

                                                                                       PURCHASE ADJUSTMENTS
                                                                  ---------------------------------------------------------------
                                                                                                          1995
                            CENTRAL                                                      1996           EYECORP
                            FLORIDA    POOLING                         IPO           ACQUISITIONS     ACQUISITIONS        TOTAL
                    PRG     MERGER   ADJUSTMENTS      SUBTOTAL    REORGANIZATION      AND OTHER        AND OTHER        PRO FORMA
                  -------   ------   -----------      -------     --------------     ------------     ------------      ---------
REVENUES:
  Management
    service
    revenues....  $39,129   $5,853     $    --        $44,982        $ 22,085(C)       $ 60,868(J)      $ 40,424(O)     $168,359
  Surgery center
    revenue.....    9,317   --              --          9,317           2,821(C)          7,303(J)         4,749(O)       24,190
  Other
    revenues....       79    1,297          --          1,376               5(D)            353(K)            --           1,734
                                                      -------
                                                            -
                  -------   ------       -----                        -------           -------          -------        --------
        Total
     revenues...   48,525    7,150          --         55,675          24,911            68,524           45,173         194,283
COSTS AND
  EXPENSES:
  Salaries,
    wages and
    benefits....   19,768    5,072      (3,707)(B-2)   21,133          10,199(D)         28,691(K)        15,455(P)       75,478
 Pharmaceuticals
    and
    supplies....    6,687      249          --          6,936           3,494(D)          6,723(K)         7,659(P)       24,812
  General and
  administrative
    expenses....   16,022      917       2,718(B-2)    19,657           6,115(D)         19,645(K)        13,653(P)       57,546
                                                                         (334)(G)           (54)(M)         (676)(Q)
                                                                                           (460)(N)
  Depreciation
    and
 amortization...    2,609      144          --          2,753           1,217(D)          3,114(K)         1,264(P)       11,932
                                                                         (194)(F)           (20)(H)        1,448(R)
                                                                          159(G)          2,168(L)
                                                                                             23(M)
  Executive
    resignation
    expenses....    1,117       --          --          1,117              --                --               --           1,117
  Interest
    expense.....    1,157      292          --          1,449             233(D)            591(K)           379(P)       (2,728 )
                                                                          (82)(E)           (22)(H)         (207)(S)
                       --                                                 (24)(F)        (5,045)(T)
                  -------   ------       -----        -------         -------           -------          -------        --------
        Total
          costs
          and
     expenses...   47,360    6,674        (989)        53,045          20,783            55,354           38,975         168,157
                  -------   ------       -----        -------         -------           -------          -------        --------
INCOME BEFORE
  INCOME
  TAXES.........    1,165      476         989          2,630           4,128            13,170            6,198          26,126
PROVISION FOR
  INCOME
  TAXES.........     (501)      --        (571)(I)     (1,072)         (1,610)(I)        (3,730)(I)       (2,479)(I)      (8,891)(I)
                  -------   ------       -----        -------         -------           -------          -------        --------
NET INCOME......  $   664   $  476     $   418        $ 1,558        $  2,518          $  9,440         $  3,719        $ 17,235 (U)
                  =======   ======       =====        =======         =======           =======          =======        ========
NET INCOME PER
  SHARE.........  $  0.07                             $  0.17                                                           $   0.74
                  =======                             ======+                                                           ========
NUMBER OF SHARES
  USED IN NET
  INCOME PER
  SHARE
  CALCULATION...    9,086                               9,368                                                             23,168 (V)
                  =======                             =======                                                           ========

 See accompanying notes to unaudited merger/significant transactions pro forma combined statement of operations.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1995
                       (000'S, EXCEPT PER SHARE AMOUNTS)

                                                                                CENTRAL
                                                                                FLORIDA     POOLING      TOTAL PRO
                                                                       PRG      MERGER    ADJUSTMENTS      FORMA
                                                                      ------    ------    -----------    ---------
REVENUES:
  Management service revenues.......................................  $5,281    $1,482       $  --        $ 6,763
  Surgery center revenue............................................   1,855        --          --          1,855
  Other revenues....................................................      --        45          --             45
                                                                      -------   -------      -----        -------
          Total revenues............................................   7,136     1,527          --          8,663
COSTS AND EXPENSES:
  Salaries, wages and benefits......................................   1,403       706        (379)(B-2)    1,730
  Pharmaceuticals and supplies......................................     877        57          --            934
  General and administrative
     expenses.......................................................   3,791       323         473(B-2)     4,587
  Depreciation and amortization.....................................     332        36          --            368
  Interest expense..................................................     374        56          --            430
                                                                      -------   -------      -----        -------
          Total costs and expenses..................................   6,777     1,178          94          8,049
                                                                      -------   -------      -----        -------
INCOME BEFORE INCOME TAXES..........................................     359       349         (94)           614
PROVISION FOR INCOME TAXES..........................................    (132)       --         (99)(I)       (231)
                                                                      -------   -------      -----        -------
NET INCOME..........................................................  $  227    $  349       $(193)       $   383
                                                                      ======    ======       =====        =======
NET INCOME PER SHARE................................................  $ 0.05                              $  0.08
                                                                      ======                              =======
NUMBER OF SHARES USED IN NET INCOME PER SHARE CALCULATION...........   4,634                                4,916(V)
                                                                      ======                              =======

 See accompanying notes to unaudited merger/significant transactions pro forma combined statement of operations.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                       (000'S, EXCEPT PER SHARE AMOUNTS)

                                                                                        PURCHASE
                                                                                      ADJUSTMENTS
                                                                                      ------------
                                                CENTRAL                                   1996
                                                FLORIDA     POOLING                   ACQUISITIONS        TOTAL
                                       PRG      MERGER    ADJUSTMENTS     SUBTOTAL     AND OTHER        PRO FORMA
                                     -------    ------    -----------     -------     ------------      ---------
REVENUES:
  Management service revenues......  $30,601    $1,177      $    --       $31,778       $  9,834(J)      $41,612
  Surgery center revenue...........    4,725        --           --         4,725          1,368(J)        6,093
  Other revenues...................      894       772           --         1,666             58(K)        1,724
                                     -------    ------      -------       -------       --------         -------
          Total revenues...........   36,220     1,949           --        38,169         11,260          49,429
COSTS AND EXPENSES:
  Salaries, wages and benefits.....   14,744     1,802       (1,490)(B-2)  15,056          3,719(K)       18,775
  Pharmaceuticals and supplies.....    4,899        58           --         4,957          1,663(K)        6,620
  General and administrative
     expenses......................   10,806       148          860(B-2)   11,814          3,794(K)       15,608
  Depreciation and amortization....    1,804        32           --         1,836            206(K)        2,457
                                                                                             415(L)
  EyeCorp merger transaction.......    9,000        --           --         9,000             --           9,000
  Interest expense.................      391        76           --           467            161(K)         (849)
                                                                                          (1,477)(T)
                                          --                                                                  --
                                     -------    ------      -------       -------       --------         -------
          Total costs and
            expenses...............   41,644     2,116         (630)       43,130          8,481          51,611
                                     -------    ------      -------       -------       --------         -------
INCOME BEFORE INCOME
  TAXES............................   (5,424)     (167)         630        (4,961)         2,779          (2,182)
PROVISION FOR INCOME TAXES.........   (1,413)       --         (181)(I)    (1,594)          (805)(I)      (2,401)
                                     -------    ------      -------       -------       --------         -------
NET INCOME (LOSS)..................  $(6,837)   $ (167)     $   449       $(6,555)      $  1,974         $(4,583)(U)
                                     =======    ======      =======       =======       ========         =======
NET INCOME (LOSS) PER SHARE........  $ (0.42)                                                            $  (.20)
                                     =======
NUMBER OF SHARES USED IN NET INCOME
  PER SHARE CALCULATION............   16,420                                                              22,636(V)
                                     =======                                                             =======

 See accompanying notes to unaudited merger/significant transactions pro forma combined statement of operations.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                         (000'S, EXCEPT SHARE AMOUNTS)

PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

     The accompanying combined pro forma balance sheet as of March 31, 1996 gives effect to the Central Florida Merger, certain acquisitions and other significant transactions as if such transactions or events had occurred on March 31, 1996. The estimated fair market values reflected below are based on preliminary estimates and assumptions and are subject to revision. In management's opinion, the preliminary allocation is not expected to be materially different than the final allocation.

     (A-1) Reflects the 1996 Acquisitions. Pursuant to the 1996 Acquisitions which were consummated subsequent to March 31, 1996, PRG acquired certain practice assets and liabilities, excluding cash, in exchange for (1) the issuance of 986,790 shares of PRG common stock and (2) the payment of approximately $2,149 in cash upon closing. Simultaneously, with the purchase of the eye care practices' assets and liabilities, the Company enters into a 40 year service agreement with the practices. The estimated fair market value of the assets and liabilities of the 1996 Acquisitions which were consummated in the second quarter are as follows:

                                   DESCRIPTION
    --------------------------------------------------------------------------   AMOUNT
                                                                                --------
                                                                                (000'S)
    Net assets acquired --
      Accounts receivable, net................................................  $  3,085
      Inventories.............................................................       327
      Prepaid expenses and other current assets...............................       344
      Property and equipment, net.............................................     2,518
      Intangible assets --
         Work force...........................................................       955
         Service Agreements...................................................    32,421
         Goodwill.............................................................     3,213
      Other noncurrent assets, net............................................     1,708
      Notes payable and current portion of long-term debt.....................      (852)
      Accounts payable and accrued expenses...................................    (1,215)
      Accrued salaries and benefits...........................................      (315)
      Long-term debt, net.....................................................    (3,102)
      Deferred taxes and other long-term liabilities..........................   (13,910)
                                                                                --------
                                                                                $ 25,177
                                                                                ========
    Consideration paid --
      Cash....................................................................  $  2,149
      Common stock............................................................    23,028
                                                                                --------
                                                                                $ 25,177
                                                                                ========

     The value of the shares issued in the 1996 Acquisitions was based on the average trading price prior to the closing of the individual transactions and is discounted, as appropriate, for trading restrictions. Identifiable intangible assets consist of the nonphysician employee work force, the service agreements and goodwill related to ASCs. The estimated fair value of the nonphysician employee work force is based on the estimated cost to replace the work force. The estimated fair value of the service agreement for clinics is the excess of the purchase price over the estimated fair value of the tangible assets and work force acquired and liabilities assumed. Goodwill associated with ASCs is the purchase price in excess of net tangible assets acquired.

     In connection with the allocation of the purchase price to identifiable intangible assets, PRG analyzed the nature of each practice including the number of physicians in each group, number of clinics and their ability to recruit and develop additional physicians; value of the nonphysician employee work force; length of service agreement and ability to enforce the agreement; existence of an ambulatory surgery center (ASC) and the

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

trend in health care delivery methods to an ASC-type facility. Management's analysis indicated that the work force in place to be acquired represents an intangible asset. The typical replacement cost of the work force has been estimated and will be amortized over the expected average seven-year worklife of the existing work force. The physician groups have the ability to extend their existence indefinitely; however, the length of the service agreement, typically 40 years with additional renewal options, effectively establishes a finite life for the amortization of intangibles. Because PRG has not typically practiced medicine, hire physicians, enter into employment contracts with the physicians, directly contract with payors, etc., the intangible asset created in the purchase allocation process is associated with the service agreement with the physician group. These practices typically break into two categories:

          (1) Physician practices and larger optometric practices are characterized by multiple clinics, large staffs and multiple practitioners and are composed of a mixture of surgery and complex vision service providers with high-volume optometric providers. These practice groups typically operate in a partnership manner and actively recruit physicians for fellowship programs, or as employee physicians and, if appropriate, subsequently admit qualified physicians into various levels of group practice ownership. This manner of operations allows a practice to perpetuate itself as individual physicians retire or are otherwise replaced. Management of PRG estimates that the average major practice group has practiced as a group for more than 15 years. The service agreements with these groups are typically 40 years and, because the practice group has an indefinite life, the Company has chosen to amortize the intangible created over the shorter of 40 years or the life of the related service agreement.

          (2) The second practice category, optometric practices, can be characterized as being composed of a single provider, smaller staffs and one clinic and are typically limited to optometric services and primary eye care. These practices do not normally have the same indefinite life characteristics as the larger practices, and the intangible created in the purchase transaction will be amortized over a 15-year period representing the expected life of the related practice although the related service agreement may extend well beyond that period.

     The final intangible is the goodwill associated with the ASCs acquired. PRG believes that outpatient surgery is rapidly becoming the preferred method of delivery of many surgical procedures, replacing in-patient delivery in hospitals and other extended-stay facilities. Benefits of ASCs include (1) lower cost of service, (2) more efficient staffing and space utilization and (3) improved physician productivity because of improved scheduling and faster turnaround. In addition, an increasing number of surgeries are being performed in ASCs by various medical specialists because of improved technology, treatment protocols and anesthesiology. Because of these considerations, management believes that goodwill arising from ASC purchases has an indefinite life and, therefore, a 40-year amortization period is being utilized for this asset.

     The carrying value of the intangible assets will be reviewed at each reporting period on a practice-by-practice basis to determine if facts and circumstances exist which would suggest that the intangible assets may be impaired or that the amortization period needs to be modified. Among the factors PRG will consider in making the evaluation are changes in the market position, reputation, profitability and geographical penetration of the practices or ASCs. If indicators are present which indicate impairment is probable, PRG will prepare a projection of the undiscounted cash flows of the specific practice and determine if the intangible assets are recoverable based on these undiscounted cash flows. If impairment is indicated, then an adjustment will be made to reduce the carrying amounts of the intangible assets to their values. PRG does not expect the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-Lived Assets to Be Disposed Of," to have a material impact on its financial condition or results of operations.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

     (A-2) Reflects the issuance of 4,250,000 shares in May, 1996. The proceeds to the Company, net of underwriting discounts and commission, of $115,430 were used to repay long-term debt in the amount of $38,114. The remaining proceeds of $77,316 were invested in short-term securities with initial maturities of 90 days or less, which are included in cash and cash equivalents.

     (B-1) Represents adjustment required to properly state common stock outstanding as a result of the Central Florida merger.

     (B-2) Historical compensation to the owners has been reversed and future professional service fees properly recorded. The previous owners of Central Florida will receive a professional service fee equal to 65% of income before taxes as compensation for the services rendered by the physicians to the Clinic.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

     The accompanying unaudited pro forma consolidated statements of operations for the years ended December 31, 1993 and 1994 and for the three months ended March 31, 1995 assume that as of January 1, 1993, PRG and Central Florida had completed the Merger. In addition, the accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 1995 and for the 3 months ended March 31, 1996 assume that as of January 1, 1995, PRG had completed the IPO and Reorganization, the 1996 Acquisitions, the 1995 EyeCorp Acquisitions, and the May, 1996 issuance of shares in a public offering.

NOTES (C) - (G) REPRESENT ADJUSTMENTS RELATING TO THE IPO AND REORGANIZATION

     (C) Represents calculated management service revenues of PRG, determined in accordance with the management service agreements applied to the historical operating results of the initial Affiliated Practices for the first six months of 1995.

                                  DESCRIPTION
    ------------------------------------------------------------------------   YEAR ENDED
                                                                              DECEMBER 31,
                                                                                  1995
                                                                              ------------
                                                                              (000'S)
    Management service revenues(1)..........................................    $ 22,085
                                                                                 =======
    Revenues from ACSs(2)...................................................    $  2,821
                                                                                 =======

PRG receives, with respect to each of the initial Affiliated Practices, revenues based on the following components:

          (1) Under the terms of its service agreements, PRG receives service revenues based on certain operating and nonoperating expenses incurred on behalf of the practice and a percentage of revenues relating to physician and certain other medical services.

          (2) With respect to several of the Practices, PRG owns or operates ASCs and receives the related revenues for certain nonphysician services.

     Various of these services fees are subject to certain negotiated performance and other adjustments. The negotiated adjustments vary on a practice-by-practice basis and include adjustments that cap or otherwise align the fees based on percentages of revenues at specified levels related to the profitability of the practice. Additionally, certain of the service fees based on percentages of revenues are adjusted based on the actual

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

results of the practices, resulting in lower service fee ratios for incremental practice results over specified base levels.

     (D) Represents an adjustment to reflect historical costs of the initial Affiliated Practices which have been subsequently assumed by PRG in order to fulfill PRG's obligations under the Service Agreements with such Practices. The components of the adjustment for the first half of the year ended December 31, 1995, include costs of the initial Affiliated Practices and a management services organization (MSO) purchased by PRG in the Reorganization which are included in the historical financial statements of the initial Affiliated Practices.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
    ------------------------------------------------------------------------  ------------
                                                                                (000'S)
    Other revenue, net......................................................    $     (5)
    Salaries, wages and benefits............................................      10,199
    Pharmaceuticals and supplies............................................       3,494
    General and administrative expenses.....................................       6,115
    Depreciation and amortization...........................................       1,217
    Interest expense........................................................         233

     (E) Reflects the elimination of interest expense related to debt extinguished with proceeds of the IPO.

     (F) Reflects adjustments to the historical costs and expenses as follows:

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
    ------------------------------------------------------------------------  ------------
                                                                                (000'S)
    Change in depreciation method --
      Pro forma depreciation(1).............................................     $   916
      Depreciation recorded in entry (D)....................................      (1,148)
                                                                                 -------
              Net depreciation adjustment...................................     $  (232)
                                                                                 =======
    Additional amortization --
      Pro forma amortization(2).............................................     $   107
      Amortization recorded in entry (D)....................................         (69)
                                                                                 -------
              Net amortization adjustment...................................     $    38
                                                                                 =======
    Reduction of interest expense --
      Interest expense on capital leases that will not be incurred on a pro
         forma basis(3).....................................................     $   (24)
                                                                                 =======

     Further explanation of the components of these calculations is as follows:

          (1) The depreciation adjustment results from a change from an accelerated method to a straight-line method and, where PRG has determined that it is appropriate, a revision in the estimated useful lives of those assets. The calculated pro forma amount is based on property and equipment acquired of $11,305 with composite average useful lives of six years as of January 1, 1995.

          (2) Pro forma amortization of intangibles relates to $4,293 of intangible assets resulting from the purchase of an MSO, which is being amortized on a straight-line basis over a period of 40 years. This portion of the amortization of the intangible asset has been included in entry (D).

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

          (3) Certain capital leases recorded by the initial Affiliated Practices were not assumed by PRG because the underlying assets have been acquired by PRG from their owners.

     (G) Reflects reversal of operating lease expense for previously leased assets with a net book value of approximately $3,736 acquired from owners of the initial Affiliated Practices and the recording of depreciation expense on a straightline basis over a composite average useful life of 12 years. Debt obligations relating to the underlying assets under operating leases of $2,401 as of December 31, 1995 have been extinguished with the proceeds of the IPO. Accordingly, interest expense on such debt has not been reflected in the accompanying pro forma statement of operations.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
    ------------------------------------------------------------------------  ------------
                                                                                (000'S)
    Reduction of lease expense..............................................     $ (353)
    Property tax on acquired assets.........................................         19
                                                                                 ------
              Total general and administrative..............................     $ (334)
                                                                                 ======
    Depreciation of acquired assets.........................................     $  159
                                                                                 ======

NOTE (H) REFERS TO EXCLUDED ASSETS FROM THE 1996 ACQUISITIONS

     (H) Reflects the elimination of expenses related to certain assets which have been included within the historical costs and expenses of the 1996 Acquisitions but will not be associated with PRG on an ongoing basis.

NOTE (I) REFERS TO INCOME TAXES

     (I) Reflects federal and state income taxes that PRG would have incurred on pro forma income before taxes.

NOTES (J) - (N) REFER TO ADJUSTMENTS RELATING TO 1996 ACQUISITIONS

     (J) Represents calculated management service revenues of PRG, determined in accordance with the applicable service agreement applied to the historical operating results of the 1996 Acquisitions.

                                                                                      THREE
                                                                                     MONTHS
                                                                      YEAR ENDED      ENDED
                                                                     DECEMBER 31,   MARCH 31,
                              DESCRIPTION                                1995         1996
    ---------------------------------------------------------------  ------------   ---------
                                                                       (000'S)
    Management service revenues(1).................................    $ 60,868      $ 9,834
                                                                       ========      =======
    Revenues from ASCs(2)..........................................    $  7,303      $ 1,368
                                                                       ========      =======

PRG will receive, with respect to each of the 1996 Acquisitions, revenues based on the following components:

          (1) Under the terms of its service agreements, the Company receives service revenues based on certain operating and nonoperating expenses incurred on behalf of the practice and a percentage of revenues relating to physician and certain other medical services.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

          (2) With respect to several of the practices, PRG owns or operates ASCs and receives related revenues for certain nonphysician services.

     (K) Represents an adjustment to reflect historical costs of the 1996 Acquisitions which will be assumed by PRG in order to fulfill PRG's obligation under the applicable service agreements. The components of the adjustment include costs of the acquisition practices being purchased by PRG.

                                                                                  THREE MONTHS
                                                                                     ENDED
                                                                                   MARCH 31,
                            DESCRIPTION                                               1996
    -----------------------------------------------------------   YEAR ENDED      ------------
                                                                 DECEMBER 31,       (000'S)
                                                                     1995
                                                                 ------------
                                                                   (000'S)
    Other revenue, net.........................................    $   (353)             (58)
    Salaries, wages and benefits...............................      28,691            3,719
    Pharmaceuticals and supplies...............................       6,723            1,663
    General and administrative expenses........................      19,645            3,794
    Depreciation and amortization..............................       3,114              206
    Interest expense...........................................         591              161

     (L) Reflects adjustments to historical costs and expenses of $120, $33 and $262 for the three months ended March 31, 1996 and $801, $202 and $1,165 for the year ended December 31, 1995, for (1) amortization of work force, (2) amortization of goodwill related to the ASCs and (3) amortization of intangibles related to the service agreements.

     (M) Reflects reversal of operating lease expense for previously leased assets which will be acquired from owners of the 1996 Acquisitions and the recording of depreciation expense on a straight-line basis.

                                  DESCRIPTION
    ------------------------------------------------------------------------   YEAR ENDED
                                                                              DECEMBER 31,
                                                                                  1995
                                                                              ------------
                                                                                (000'S)
    Reduction of lease expense..............................................      $(54)
    Depreciation of acquired assets.........................................        23

     (N) Includes the elimination of nonrecurring professional fees related to a reorganization of one of the practices and nonrecurring professional fees related to the 1996 Acquisitions which are included in the historical financials of the 1996 Acquisitions.

NOTES (O) - (S) REFER TO 1995 EYECORP ACQUISITIONS

     (O) Represents calculated EyeCorp management service revenues determined in accordance with the applicable service agreements applied to the historical operating results of the 1995 EyeCorp Acquisitions.

                                  DESCRIPTION
    ------------------------------------------------------------------------   YEAR ENDED
                                                                              DECEMBER 31,
                                                                                  1995
                                                                              ------------
                                                                                (000'S)
    Management service revenues(1)..........................................    $ 40,424
                                                                                 =======
    Revenues from ASCs(2)...................................................    $  4,749
                                                                                 =======

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

     EyeCorp will receive, with respect to each of the 1995 EyeCorp Acquisitions, revenues based on the following primary components:

          (1) Under the terms of its service agreements (which have terms similar to PRG's service agreements), EyeCorp receives service revenues based on certain operating and nonoperating expenses incurred on behalf of the practice and a percentage of each practice's revenues or pretax earnings relating to physician and certain other medical services.

          (2) EyeCorp owns or operates ASCs and receives the related revenues for certain nonphysician services.

     (P) Represents an adjustment to reflect historical costs of the 1995 EyeCorp Acquisitions which will be assumed by EyeCorp in order to fulfill EyeCorp's obligations under the applicable Service Agreements.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
    ------------------------------------------------------------------------  ------------
                                                                              (000'S)
    Salaries, wages and benefits............................................    $ 15,455
    Pharmaceuticals and supplies............................................       7,659
    General and administrative expenses.....................................      13,653
    Depreciation and amortization...........................................       1,264
    Interest expense........................................................         379

     (Q) Represents an adjustment to remove the nonrecurring unsuccessful financing costs included in the EyeCorp historical financials.

     (R) Represents additional amortization of intangible assets established in the 1995 EyeCorp Acquisitions which occurred in late December 1995. If the 1995 EyeCorp Acquisitions had occurred on January 1, 1995, intangible assets would have aggregated approximately $36,566 and additional amortization would have aggregated $1,359 for the year ended December 31, 1995. Also includes $89 amortization of capitalized transaction and other fees for the year ended December 31, 1995.

     (S) Reflects a reduction in interest expense due to a reduction in interest rates associated with repaying EyeCorp's existing debt borrowed under the Prior Credit Facility with a portion of the proceeds from the borrowings under the EyeCorp Credit Facility. This interest reduction was partially offset by an overall increase in debt due to additional borrowings to fund the purchase price of the 1995 EyeCorp Acquisitions. The reduction in interest expenses is calculated as follows:

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                  DESCRIPTION                                     1995
    ------------------------------------------------------------------------  ------------
                                                                                (000'S)
    Interest expense --
      Prior Credit Facility.................................................     $1,393
      EyeCorp Credit Facility...............................................      1,186
                                                                                 ------
              Reduction in interest expense.................................     $ (207)
                                                                                 ======

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED MERGER/SIGNIFICANT TRANSACTIONS

             PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                         (000'S, EXCEPT SHARE AMOUNTS)

     The Prior Credit Facility's weighted average principal balance outstanding for the year ended December 31, 1995, was approximately $14,287 and the applicable interest rate was 9.75%. The EyeCorp Credit Facility pro forma weighted average principal balance outstanding (assuming additional borrowings to fund the cash portion of the purchase price of the 1995 EyeCorp Acquisitions and related transactions) for the year ended December 31, 1995 was approximately $14,825 and the applicable interest rate was 8.0%.

     (T) Reflects reduction of interest expense of $1,440 and $762 associated with an $18,000 and $38,114 reduction in debt bearing interest at 8% during 1995 and the three months ended March 31, 1996, respectively, from the proceeds of the May 1996 stock offering. In addition, the remaining proceeds from the stock offering of $97,430 and $77,316 during 1995 and the three months ended March 31, 1996, has been invested in tax-free securities bearing interest at approximately 3.7%. Therefore interest income of $3,604 and $715 during 1995 and the three months ended March 31, 1996, has also been included in income.

NOTES (U) - (V) REFER TO THE PRO FORMA TOTALS

     (U) The Company has decided to continue to apply the provisions of APB Opinion 25 to its stock-based employee compensation arrangements.

     (V) Weighted average shares outstanding is summarized below:

                                                                            THREE MONTHS ENDED
                                        YEARS ENDED DECEMBER 31,                 MARCH 31,
                                  ------------------------------------    -----------------------
            DESCRIPTION             1993         1994          1995          1996         1995
    ----------------------------  ---------    ---------    ----------    ----------    ---------
                                  (000'S)
    Outstanding PRG shares......  1,662,274    1,662,274     9,558,244     9,558,244    1,662,274
    PRG stock options impact,
      using the treasury stock
      method....................         --           --       344,684            --*          --
    PRG shares issued in the
      1996 Acquisitions.........         --           --     2,436,071     2,436,071           --
    Equivalent shares of EyeCorp
      common stock equivalents
      at the exchange ratio.....  1,319,976    2,534,028     6,089,506     6,089,506    2,972,049
    PRG shares issued to Central
      Florida shareholders......    281,832      281,832       281,832       281,832      281,832
    PRG shares issued in
      connection with the public
      offering during May,
      1996......................         --           --     4,250,000     4,250,000           --
    PRG stock options impact,
      EyeCorp options assumed
      using the treasury stock
      method....................         --           --       208,117            --*          --
    PRG stock issued in
      connection with stock
      options
      exercised.................         --           --            --        20,000           --
                                  ----------   ----------   ----------    ----------    ---------
                                  3,264,082    4,478,134    23,168,454    22,635,653    4,916,155
                                  ==========   ==========   ==========    ==========    =========

- ---------------

* Impact of stock options as of March 31, 1996 is anti-dilutive.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Physicians Resource Group, Inc.:

     We have audited the accompanying consolidated balance sheets of Physicians Resource Group, Inc. (a Delaware corporation), and subsidiaries, as of December 31, 1994 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We did not audit the financial statements of EyeCorp, Inc., included in the consolidated financial statements of Physicians Resource Group, Inc., which financial statements reflect total assets and revenues of 62 percent and 46 percent, respectively, in 1995, 97 percent and 100 percent, respectively, in 1994, and 100 percent of revenue in 1993, of the related consolidated totals. These statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for EyeCorp, Inc., is based solely upon the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based upon our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Physicians Resource Group, Inc. and subsidiaries, as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
April 5, 1996, except as to paragraph 4
  of Note 8, for which the
  date is April 18, 1996

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

           CONSOLIDATED BALANCE SHEETS -- DECEMBER 31, 1994 AND 1995
                         (000'S, EXCEPT PER SHARE DATA)

                                                                           1994         1995
                                                                          -------     --------
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................  $ 2,848     $ 17,451
  Accounts receivable, net of allowance of $3,090 and $3,700 for 1994
     and 1995, respectively.............................................    4,933        9,904
  Receivables due from Affiliated Practices.............................       --        6,265
  Inventories...........................................................      158        2,045
  Prepaid expenses and other current assets.............................    1,322        6,633
                                                                          -------     --------
          Total current assets..........................................    9,261       42,298
PROPERTY AND EQUIPMENT, net.............................................    7,335       27,519
INTANGIBLE ASSETS, net..................................................   15,789       52,257
OTHER NONCURRENT ASSETS, net............................................      862        1,538
                                                                          -------     --------
          Total assets..................................................  $33,247     $123,612
                                                                          =======     ========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Obligation to affiliated physicians and physician groups..............  $ 1,280     $  1,086
  Current portion of long-term debt.....................................    1,793        1,531
  Accounts payable and accrued expenses.................................    1,725       10,397
  Accrued taxes, payroll and executive resignation costs................    1,790        3,075
  Amounts due to related parties and, in 1995, the ASC Option...........      320        3,100
                                                                          -------     --------
          Total current liabilities.....................................    6,908       19,189
LONG-TERM DEBT, net of current portion..................................   12,631       27,815
DEFERRED TAX LIABILITIES................................................    3,497       14,013
OTHER LONG-TERM LIABILITIES.............................................       --          272
                                                                          -------     --------
          Total liabilities.............................................   23,036       61,289
                                                                          -------     --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value, 30,000,000 shares authorized, 4,482,134
     and 15,647,769 shares outstanding..................................       45          157
  Additional paid-in capital............................................    8,919       60,374
  Retained earnings.....................................................    1,247        1,792
                                                                          -------     --------
          Total stockholders' equity....................................   10,211       62,323
                                                                          -------     --------
          Total liabilities and stockholders' equity....................  $33,247     $123,612
                                                                          =======     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1995
                       (000'S, EXCEPT PER SHARE AMOUNTS)

                                                                  1993       1994        1995
                                                                 ------     -------     -------
REVENUES:
  Management service...........................................  $   --     $12,747     $39,129
  Surgery center...............................................   7,133       6,695       9,317
  Other........................................................     419         142          79
                                                                 ------     -------     -------
          Total revenues.......................................   7,552      19,584      48,525
                                                                 ------     -------     -------
COSTS AND EXPENSES:
  Salaries, wages and benefits.................................     698       4,972      19,768
  Pharmaceuticals and supplies.................................   2,246       3,425       6,687
  General and administrative...................................   1,265       5,650      16,022
  Depreciation and amortization................................     382       1,383       2,609
  Interest (income) expense....................................     250       1,076       1,157
  Executive resignation expenses...............................      --          --       1,117
                                                                 ------     -------     -------
          Total costs and expenses.............................   4,841      16,506      47,360
                                                                 ------     -------     -------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM..............   2,711       3,078       1,165
PROVISION FOR INCOME TAXES.....................................      --       1,162         501
                                                                 ------     -------     -------
INCOME BEFORE EXTRAORDINARY ITEM...............................   2,711       1,916         664
EXTRAORDINARY ITEM, loss on debt extinguishment, net of
  income tax benefit of $53....................................      --          --        (119)
                                                                 ------     -------     -------
NET INCOME.....................................................   2,711       1,916     $   545
                                                                                        =======
INCOME (LOSS) PER SHARE:
  Income before extraordinary item.............................                         $   .07
  Extraordinary item...........................................                            (.01)
                                                                                        -------
  Net income...................................................                         $   .06
                                                                                        =======
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING...........                           9,086
                                                                                        =======
PRO FORMA ADJUSTMENTS --
  Income tax expense (Unaudited)...............................   1,030          62
                                                                 ------     -------
PRO FORMA NET INCOME (Unaudited)...............................  $1,681     $ 1,854
                                                                 ======     =======
PRO FORMA INCOME PER COMMON SHARE (Unaudited)..................  $ 0.56     $  0.44
                                                                 ======     =======
PRO FORMA WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
  (Unaudited)..................................................   2,982       4,196
                                                                 ======     =======

  The accompanying notes are an integral part of these consolidated financial statements.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1995
                           (000'S, EXCEPT SHARE DATA)

                                                                                                       PARTNERS'
                                        PREFERRED STOCK           COMMON STOCK          ADDITIONAL     EQUITY/          TOTAL
                                      -------------------     ---------------------      PAID-IN       RETAINED     STOCKHOLDERS'
                                       SHARES      AMOUNT       SHARES       AMOUNT      CAPITAL       EARNINGS        EQUITY
                                      --------     ------     ----------     ------     ----------     --------     -------------
BALANCE, January 1, 1993............        --      $ --              --      $ --       $     --      $ 1,822        $   1,822
  Issuance of common stock..........        --        --       1,199,695        12             --          (12 )             --
  Net income........................        --        --              --        --             --        2,711            2,711
  Distributions.....................        --        --              --        --             --       (1,744 )         (1,744)
                                      --------      ----      ----------      ----       --------      -------         --------
BALANCE, December 31, 1993..........        --        --       1,199,695        12             --        2,777            2,789
  Capital contribution in
    conjunction with stock split....        --        --              --        --             --           11               11
  Issuance of common stock, dividend
    paid and formation of EyeCorp...        --        --       1,320,130        13            100       (3,457 )         (3,344)
  Issuance of common stock in
    connection with acquisitions....        --        --       1,962,309        20          8,819           --            8,839
  Net income........................        --        --              --        --             --        1,916            1,916
                                      --------      ----      ----------      ----       --------      -------         --------
BALANCE, December 31, 1994..........        --        --       4,482,134        45          8,919        1,247           10,211
  Issuance of common stock in
    conjunction with the PRG
    Reorganization and IPO, net of
    offering costs..................        --        --       7,941,355        80         37,149           --           37,229
  Cash dividends paid to physician
    owners of PRG Founding
    Affiliated Practices............        --        --              --        --        (13,362)          --          (13,362)
  Issuance of preferred stock.......   174,500         2              --        --          1,743           --            1,745
  Retirement of preferred stock.....  (174,500)       (2)             --        --         (1,743)          --           (1,745)
  Issuance of common stock in
    conjunction with acquisitions...        --        --       3,224,280        32         27,668           --           27,700
  Net income........................        --        --              --        --             --          545              545
                                      --------      ----      ----------      ----       --------      -------         --------
BALANCE, December 31, 1995..........        --      $ --      15,647,769      $157       $ 60,374      $ 1,792        $  62,323
                                      ========      ====      ==========      ====       ========      =======         ========

  The accompanying notes are an integral part of these consolidated financial statements.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1995
                                    (000'S)

                                                               1993         1994         1995
                                                              -------     --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 2,711     $  1,916     $    545
  Adjustments to reconcile net income to net cash provided
     by operating activities --
     Depreciation and amortization..........................      382        1,383        2,609
     Change in deferred taxes...............................       --         (253)        (358)
     Amortization of deferred loan cost.....................       --           --          178
     Changes in assets and liabilities, net of effects of
       acquisitions --
     Increase in accounts payable, accrued expenses and
       accrued payroll......................................       24        2,592        2,631
     Change in accounts receivable, net, and receivables due
       from affiliated practices............................     (947)          84        2,903
     Increase in inventories................................      (23)          --         (176)
     Change in prepaid expenses and other assets............       50       (1,245)      (3,863)
                                                              -------     --------     --------
          Net cash provided by operating activities.........    2,197        4,477        4,469
                                                              -------     --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash consideration paid to acquire a management service
     organization, net of cash acquired.....................       --           --       (2,174)
  Payments for clinic operating assets, net of cash
     acquired...............................................       --       (8,936)      (7,459)
  Additions to property and equipment.......................     (107)      (1,227)      (2,694)
                                                              -------     --------     --------
          Net cash used in investing activities.............     (107)     (10,163)     (12,327)
                                                              -------     --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash paid in connection with organization of the Company
     and the initial public offering........................       --         (304)      (5,509)
  Proceeds from the issuance of common stock, net of
     underwriting discounts.................................       --           20       42,953
  Distributions to owners...................................   (1,744)      (3,419)     (13,362)
  Proceeds from long-term debt..............................       --       15,322       17,346
  Payments of long-term debt................................     (306)      (3,529)     (18,659)
  Advances from related party...............................       --          308        1,437
  Retirement of preferred stock.............................       --           --       (1,745)
                                                              -------     --------     --------
          Net cash (used in) provided by financing
            activities......................................   (2,050)       8,398       22,461
                                                              -------     --------     --------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................       40        2,712       14,603
CASH AND CASH EQUIVALENTS, beginning of year................       96          136        2,848
                                                              -------     --------     --------
CASH AND CASH EQUIVALENTS, end of year......................  $   136     $  2,848     $ 17,451
                                                              =======     ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION, BUSINESS AND ORGANIZATION:

  The Merger

     In March 1996, Physicians Resource Group, Inc. and subsidiaries (PRG or the Company) merged with EyeCorp, Inc. (EyeCorp), in a transaction accounted for as a pooling of interests (the Merger). These financial statements have been restated to reflect this pooling of interests transaction.

  PRG Formation

     PRG (a Delaware corporation) and subsidiaries was formed to provide physician practice management services to ophthalmic and optometric practices in November 1993. PRG earns revenues by providing management, marketing and administrative services and by owning and operating or providing management services to ambulatory surgery centers (ASCs) and optical dispensaries. The Company currently provides such services to 78 practices (Affiliated Practices or Practices) in 13 states.

     On June 28, 1995, PRG consummated an initial public offering (the Offering) and simultaneously exchanged cash, shares of its common stock and a note payable for certain assets of and liabilities associated with 10 eye care practices (the Founding Affiliated Practices). The Offering of 3,553,000 shares of common stock at $13 per share resulted in proceeds, net of underwriter commissions and offering costs, of approximately $37,229,000. Upon closing of the Offering, the Company exchanged 174,500 shares of its preferred stock with a related party for payment of $1,745,000 which had been advanced to the Company to fund a portion of its offering costs. In July of 1995, these shares were redeemed and a payment was made in the amount of $1,745,000 to the related party in exchange for such shares.

     Simultaneously with the closing of the Offering, the Company acquired certain assets and assumed certain liabilities associated with nine of the 10 Founding Affiliated Practices (the Reorganization). This exchange was accounted for using the historical cost basis with the stock being valued at the historical cost of the net assets received by PRG. The owners of the Founding Affiliated Practices were issued 4,388,355 shares of common stock, a warrant to purchase 40,000 shares of common stock and were paid $13,362,000 in cash.

     As part of the Reorganization, the Company also entered into an option (ASC Option) which was subsequently exercised by the stockholders of one of the Founding Affiliated Practices in which the Company acquired an ambulatory surgery center (ASC). In late 1995, the stockholders exercised their option and in 1996 PRG paid the stockholders $3,100,000 in cash, issued a note for $3,500,000 and assumed approximately $2,828,000 in construction indebtedness (see Note 8). The $3,500,000 and $2,828,000 obligations are recorded on the accompanying balance sheet as long-term debt, and the $3,100,000 is recorded as a current liability as of December 31, 1995. In addition, the Company purchased from a third party a management services organization (MSO) from a third party which provided services to one of the Founding Affiliated Practices. This transaction was accounted for under the purchase method of accounting. The MSO was acquired for $2,498,000 in cash and a note payable for $2,000,000 which was subsequently retired.

     Concurrently with these transactions, the physicians associated with seven of the Founding Affiliated Practices created new entities for the practice of medicine. These new entities and the three remaining Founding Affiliated Practices entered into 40-year service agreements with the Company. Under the terms of the service agreements, the Company is providing management, marketing and administrative services to the Practices in return for management service fees.

  EyeCorp Formation

     On March 18, 1996, PRG merged with EyeCorp by issuing 6,089,506 shares of PRG common stock to the stockholders of EyeCorp in exchange for all of its outstanding common stock. Each outstanding share of EyeCorp common stock was converted into .582 shares of PRG common stock.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

     EyeCorp provides management services to 50 eye care practices and five ambulatory surgery centers. On February 1, 1994, EyeCorp merged with two entities (Predecessor Entities) controlled by the same individual who also owned a controlling interest in EyeCorp. These mergers were accounted for in a manner similar to a pooling of interests since the mergers were considered a combination of entities under common control. Aggregate distributions of $3,457,000 were made to the owners of the Predecessor Entities just prior to the formation transactions. The accompanying supplemental combined statements of operations reflect pro forma adjustments for additional income tax expenses that would have been reported had the Predecessor Entities been taxable corporations for the year ended December 31, 1993, and the one month ended January 31, 1994.

     During the rest of 1994, EyeCorp acquired certain operating assets and assumed certain liabilities of four ophthalmic practices for total consideration of $8,890,000 in cash and 1,545,115 shares of common stock. These acquisitions (the 1994 EyeCorp Acquisitions) were accounted for as purchases. On December 28, 1995, EyeCorp acquired certain operating assets and assumed certain liabilities of 49 eye care practices and four ambulatory surgery centers for consideration of $1,400,000 cash, approximately $1,800,000 in notes payable and 3,224,280 shares of common stock. These acquisitions (the 1995 EyeCorp Acquisitions) were also accounted for as purchases.

  Separate Company Operating Results

     PRG's merger with EyeCorp was accounted for as a pooling of interests and, accordingly, the accompanying consolidated financial statements and notes thereto have been restated to include the accounts of PRG and EyeCorp as if they had been one entity for all periods presented. Separate and combined results for PRG and EyeCorp for the periods prior to consummation of the merger are as follows:

                               DESCRIPTION                              1994        1995
    -----------------------------------------------------------------  -------     -------
    Revenues:
      PRG............................................................  $    --     $26,395
      EyeCorp........................................................   19,584      22,130
                                                                       -------     -------
              Total revenues.........................................  $19,584     $48,525
                                                                       =======     =======
    Net income:
      PRG............................................................  $   (22)    $ 1,672
      EyeCorp........................................................    1,884      (1,187)
      Conforming adjustments.........................................       54          60
                                                                       -------     -------
              Total net income.......................................  $ 1,916     $   545
                                                                       =======     =======

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The consolidated financial statements include the financial position and results of operations of PRG and all of its subsidiaries. As previously discussed, these consolidated financial statements reflect the restatement for the merger with EyeCorp. For the purposes of this restatement, EyeCorp common stock has been converted into PRG common stock based on the conversion factor at the merger date. All significant intercompany transactions have been eliminated.

  Fair Values of Financial Instruments

     The Company believes the fair values of its financial instruments approximates their carrying amounts.

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company primarily invests in overnight repurchase agreements, tax-free

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES municipal bonds and money market accounts. The interest rates vary from 3.5 percent to 5.75 percent. These investments are carried at fair value.

  Prepaid Expenses and Other Current Assets

     Prepaid expenses and other current assets primarily consist of deferred acquisition costs and prepaid expenses. All incremental costs incurred in connection with current acquisitions have been capitalized and will be charged to expense or included in the purchase consideration upon its successful completion. If any of the acquisitions are not successfully completed, these deferred costs will be charged to expense.

  Inventories

     Inventories consist primarily of spectacle frames lenses and medical supplies and are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using a straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Intangible Assets

     Identifiable intangible assets consist of the non-physician employee workforce, management service agreements and goodwill associated with ASC acquisitions. The estimated fair value of the non-physician employee workforce is based on the estimated cost to replace the workforce. The estimated fair value of the management service agreement for acquired practices is the excess of the purchase price over the estimated fair value of the tangible assets and workforce acquired and liabilities assumed. Intangible assets associated with management service agreement are generally amortized over 15 years for single-practitioner practices and over 40 years for multiple-practitioner practices. Amounts paid for ASC acquisitions in excess of the net assets acquired is treated as goodwill.

     The Company reviews the carrying value of the intangible assets at least quarterly on a entity by entity basis to determine if facts and circumstances exist which would suggest that the intangible assets may be impaired or that the amortization period needs to be modified. Among the factors PRG considers in making the evaluation are changes in the practices' or ambulatory surgery center's market position, reputation, profitability and geographical penetration. If indicators are present which may indicate impairment is probable, PRG will prepare a projection of the undiscounted cash flows of the specific practice and determine if the intangible assets are recoverable based on these undiscounted cash flows. If impairment is indicated, then an adjustment will be made to reduce the carrying amount of the intangible assets to their fair value. The Company does not expect the adoption of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," to have a material impact on its financial condition or results of operations.

  Income Taxes

     Income taxes are recorded under SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach for financial accounting and reporting. Deferred tax liabilities and assets are recorded for the differences between the tax and financial reporting basis of the assets and liabilities and are based on the enacted income tax rates which are expected to be in effect in the period in which the difference is expected to be settled or realized. A change in tax laws results in adjustments to the deferred tax liabilities and assets.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

  Income Per Share and Pro Forma Income Per Share

     Income per share has been computed by dividing net income by the weighted average number of common shares and common share equivalents outstanding. Common share equivalents included in determining income per share include shares issuable upon exercise of warrants and stock options, if dilutive.

     Pro forma income per common share has been computed by dividing pro forma net income by the pro forma weighted average number of common shares outstanding during the periods. The number of pro forma common shares outstanding during the periods includes the weighted average number of common shares, including pro forma PRG shares assumed to be outstanding for EyeCorp and its Predecessor Entities (see Note 1), and common share equivalents outstanding during the periods. Common share equivalents included in determining pro forma income per share include shares issuable upon exercise of warrants and stock options, if dilutive.

  Use of Estimates

     The preparation of these financial statements requires the use of certain estimates by management in determining the entities' assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Major Customers

     The Company's major customers are the Affiliated Practices for which the Company provides management services, along with Medicare and other governmental programs.

  Concentration of Credit Risk

     The Company's accounts receivable primarily consist of management service revenues due from affiliated physician groups and from medical services due from patients funded through Medicare, Medicaid, commercial insurance and private payment. The Company and its Affiliated Practices perform ongoing credit evaluations of its patients and generally does not require collateral. The Company and its Affiliated Practices maintain allowances for potential credit losses, and such losses have been within management's expectation.

3. REVENUE RECOGNITION AND RECEIVABLES:

     A significant portion of the Practices medical service and ASC revenues are received from Medicare and other governmental programs. Medicare and other governmental programs reimburse providers based on fee schedules which are determined by the related governmental agency. In the ordinary course of business, providers receiving reimbursement from Medicare and other governmental programs are potentially subject to a review by regulatory agencies concerning the accuracy of billings and sufficiency of supporting documentation.

     The individual Practices and ASC's gross medical service revenues are based on established rates reduced by contractual allowances. Contractual adjustments represent the difference between charges at established rates and estimated recoverable amounts and are recognized in the period the services are rendered. Any differences between estimated contractual adjustments and actual final settlements are reported as contractual adjustments in the period final settlements are made.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

  Revenues -- Management Services

     The Company provides management services to the Practices under various types of service and management agreements. The management service revenues are based on a percentage of the Practices revenue or a flat fee and reimbursement of clinic expenses. The following table presents the amount of medical service revenues included in the determination of the Company's management service revenues for the years ended December 31, 1994 and 1995:

                              DESCRIPTION                              1994         1995
    ---------------------------------------------------------------  --------     --------
                                                                            (000'S)
    Gross medical service revenues.................................  $ 33,110     $ 87,292
      Less -- Contractual adjustments and allowance for doubtful
         accounts..................................................   (13,055)     (36,545)
                                                                     --------     --------
    Net medical service revenues...................................    20,055       50,747
      Less -- Amounts retained by the Practices owner physicians...    (7,308)     (11,618)
                                                                     --------     --------
              Management service revenues..........................  $ 12,747     $ 39,129
                                                                     ========     ========

  Revenues -- Surgery Centers

     The Company owns and operates surgery centers through various arrangements. Revenues derived from surgery centers are based on facility fees charged to patients, third-party payors or other physician practices for use of the surgery center as well as reimbursement of surgery center expenses. Surgery center revenues are also net of adjustments for contractual allowances and allowances for bad debts. The following table presents amounts included in determining the Company surgery center revenues for the years ended December 31, 1994 and 1995:

                              DESCRIPTION                              1994         1995
    ---------------------------------------------------------------  --------     --------
                                                                            (000'S)
    Surgery center revenues........................................  $ 17,385     $ 21,076
      Less -- Contractual adjustments and allowances for doubtful
         accounts..................................................   (10,690)     (11,759)
                                                                     --------     --------
    Net surgery center revenues....................................  $  6,695     $  9,317
                                                                     ========     ========

  Receivables

     Receivables due from the Affiliated Practices include management service receivables, receivables from the practices for certain expenses being paid and certain other receivables. The receivables due from the Affiliated Practices are collateralized by a security interest in the Affiliated Practices' receivables from third-party payors and patients.

     Pursuant to the terms of certain of the EyeCorp service agreements, the Affiliated Practices' accounts receivable are purchased without recourse. The purchase price is the face amount of the accounts receivable less any reserve recorded by the Affiliated Practices for uncollectible amounts. Accounts receivable are purchased daily and paid at the end of each month.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

4. ACQUISITIONS

     The consideration paid and total net book value of the assets and liabilities associated with the acquisition of the Affiliated Practices were as follows:

                                                           PURCHASED ENTITIES   REORGANIZATION
                                                           ------------------   --------------
                         DESCRIPTION                        1994       1995          1995
    -----------------------------------------------------  -------   --------   --------------
                                                                         (000'S)
    Current assets.......................................  $ 3,128   $  8,653      $  9,445
    Property and equipment...............................    3,345      6,951         8,743
    Intangible and other noncurrent assets...............   15,814     35,687         1,583
    Liabilities assumed..................................   (4,446)   (14,928)      (19,682)
                                                           -------   --------      --------
              Net assets acquired........................   17,841     36,363            89
    Consideration for net assets acquired:
      Debt Issued........................................       --      3,770            --
      Stock Issued.......................................    8,905     27,700           (89)
                                                           -------   --------      --------
      Cash Paid..........................................  $ 8,936   $  4,893      $     --
                                                           =======   ========      ========

     The PRG equivalent stock issued in connection with the acquisitions was valued at $5.70 per share for the 1994 acquisitions as determined by the Board of Directors based on a good faith determination of the relative fair market values of the Predecessor Entities and at $8.59 per share for the 1995 acquisitions based on an independent valuation.

     Subsequent to the Acquisitions the Company entered into management service agreements with the related physician groups. Certain adjustments related to the above estimated fair value of the assets acquired and liabilities assumed in the 1995 Company's acquisitions may be revised as additional information becomes available.

5. PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following as of December 31, 1994 and 1995:

                                DESCRIPTION                                1994      1995
    -------------------------------------------------------------------   ------    ------
                                                                              (000'S)
    Deferred acquisition costs --
      EyeCorp..........................................................   $   --    $2,378
      Other acquisitions...............................................       --     1,375
    Deferred issuance costs............................................    1,107       223
    Other prepaid expenses.............................................      215     2,657
                                                                          ------    ------
              Total....................................................   $1,322    $6,633
                                                                          ======    ======

     As discussed in Note 1, the merger with EyeCorp was completed in March 1996. Total deferred acquisition costs incurred in connection with the EyeCorp merger are anticipated to be approximately $9,000,000, of which $2,378,000 has been incurred and accrued as of December 31, 1995. Under pooling-of-interest accounting, these costs will be expensed in the first quarter of 1996, which corresponds with the closing of the transaction. PRG also closed transactions with 18 other physician practices in the first part of 1996 which will be accounted for as purchases. Total deferred acquisition costs of approximately $900,000 are anticipated to be incurred in connection with those transactions, $713,000 of which was deferred as of December 31, 1995. These costs will be treated as part of total consideration paid for the acquisitions. Deferred issuance costs were incurred in connection with the registration of Company common stock and will be charged to additional paid-in capital as the stock is issued.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

6. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following as of December 31, 1994 and 1995:

                                                              ESTIMATED
                                                               USEFUL
                                                                LIVES
                          DESCRIPTION                          (YEARS)      1994       1995
    --------------------------------------------------------  ---------    -------    -------
                                                                           (000'S)
    Land....................................................    --         $   100    $   605
    Buildings and improvements..............................     5-40        3,316      8,750
    Equipment, software and other...........................     3-10        4,789     12,212
    Leasehold improvements..................................     3-10        1,205      3,530
    Furniture and fixtures..................................     7-10          742      6,845
                                                                           -------    -------
                                                                            10,152     31,942
    Less -- Accumulated depreciation and amortization.......                 2,817      4,423
                                                                           -------    -------
              Property and equipment, net...................               $ 7,335    $27,519
                                                                           =======    =======

7. INTANGIBLE ASSETS:

     Intangible assets consist of the following as of December 31, 1994 and 1995:

                                                              ESTIMATED
                                                               USEFUL
                                                                LIVES
                          DESCRIPTION                          (YEARS)      1994       1995
    --------------------------------------------------------  ---------    -------    -------
                                                                           (000'S)
    Noncompete agreements...................................    3-5        $    --    $   255
    Work force in place.....................................     7             840      3,525
    Management service agreements...........................   15-40        11,824     37,489
    Goodwill................................................    40           3,750     12,513
                                                                            ------     ------
                                                                            16,414     53,782
    Less -- Accumulated amortization........................                   625      1,525
                                                                            ------     ------
              Intangible assets, net........................               $15,789    $52,257
                                                                            ======     ======

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

8. LONG-TERM OBLIGATIONS:

  Long-Term Debt

     Long-term debt consists of the following as of December 31, 1994 and 1995:

                               DESCRIPTION                                  1994        1995
- -------------------------------------------------------------------------  -------     -------
                                                                                 (000'S)
Revolving term loan......................................................  $    --     $18,882
Installment notes payable to physician practices (see Note 1), bearing
  interest ranging from 8% to 10%, payable in monthly installments.......       --       1,770
Note payable to related party for ASC purchase, due in 2001, payable in
  monthly installments, bearing interest at 7%...........................       --       3,500
Notes payable to bank, due through 2005, payable in installments, bearing interest at LIBOR plus 1.5% (7.5% at December 31, 1995), collateralized
  by assets of an ASC....................................................       --       2,828
Term loans payable to insurance companies, due through 1999, bearing interest from 5.96% to 10.17%, payable monthly, secured by the related
  equipment..............................................................       --       1,893
Term loans, bearing interest ranging from 9.5% to 10.0%, paid in 1995....   12,296          --
Term loan, bearing interest at 9.5%, paid in 1995........................      417          --
Mortgage notes payable, bearing interest, ranging from 7.85% to 8.50%
  paid in 1995...........................................................    1,711          --
Other notes payable due from 1996 to 2000, bearing interest at rates from
  7% to 12%..............................................................       --         473
                                                                           -------     -------
          Total long-term debt...........................................   14,424      29,346
Less -- Current portion of long-term debt................................   (1,793)     (1,531)
                                                                           -------     -------
          Total                                                            $12,631     $27,815
                                                                           =======     =======

     In December 1995, EyeCorp entered into a $20 million revolving credit facility (the EyeCorp Credit Facility) with a bank which was used for the acquisitions completed in 1995 (see Note 1), and for the repayment of amounts outstanding under the prior credit facility. Advances to EyeCorp under the credit facility bear interest at either LIBOR plus 2.0 percent to 2.5 percent or the bank's prime rate plus 0.5 percent. EyeCorp has the option to convert from LIBOR to the bank's prime rate and vice versa at certain times. Monthly interest payments are due under the revolving term loan and quarterly principal installments of 3.57 percent are to be paid commencing on March 1, 1997, with the remainder due December 28, 1997. The EyeCorp Credit Facility is collateralized by certain assets and common stock of EyeCorp.

     The unused portion of the EyeCorp Credit Facility, based on eligible collateral, was $1,118,000 at December 31, 1995. The EyeCorp Credit Facility contains covenants, the most restrictive of which require that the Company: (a) not incur any purchase money liens, borrowed funds under the credit facilities excluded in excess of $600,000, (b) maintain a debt coverage ratio as defined in the credit facility agreement of 1.5 to 1, (c) maintain a consolidated current ratio of 1.5 to 1, (d) maintain net worth of at least $37.7 million and (e) maintain a ratio of debt under the EyeCorp Credit Facility to debt plus stockholders' equity not to exceed .5 to 1. The EyeCorp Credit Facility also subjects the Company to repayment penalties on amounts outstanding under the LIBOR rate as defined in the agreement. Additionally, the Company is obligated to pay a fee of up to $300,000 in the event that the Company terminates the EyeCorp Credit Facility prior to its maturity date.

     EyeCorp was in violation of the net worth covenant at December 31, 1995. On April 18, 1996, the violation was waived by the lender and the covenant was amended, as of January 1, 1996, requiring EyeCorp to maintain net worth of at least $37,677,000 as defined in the agreement.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

     In connection with the repayment of the prior credit facility, EyeCorp recognized an extraordinary loss of $119,000 (net of income tax benefit of $53,000) in connection with the early retirement of debt which consisted of unamortized loan costs.

     The Company paid $250,000, $1,157,000 and $1,602,000 in interest for the years ended December 31, 1993, 1994 and 1995. As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

                                       YEAR
    ---------------------------------------------------------------------------  AMOUNT
                                                                                 -------
                                                                                 (000'S)
    1996.......................................................................  $ 1,531
    1997.......................................................................   20,313
    1998.......................................................................    1,687
    1999.......................................................................    1,843
    2000.......................................................................    1,450
    Thereafter.................................................................    2,522
                                                                                 -------
              Total............................................................  $29,346
                                                                                 =======

     On January 8, 1996, PRG entered into an additional credit facility (the PRG Credit Facility) with the same bank that provided the EyeCorp Credit Facility, in the amount of $35,000,000, to be used for acquisitions, capital expenditures and working capital. Up to $10,000,000 may be borrowed under the PRG Credit Facility for letters of credit. The PRG Credit Facility is secured by the stock of the subsidiaries of PRG and guaranteed by the subsidiaries of PRG.

     The Company may obtain advances under the PRG Credit Facility to the extent of the lesser of the $35,000,000 or the borrowing base in effect from time to time (the Borrowing Base). The Borrowing Base is generally defined as the consolidated earnings before interest, taxes, depreciation and amortization, less certain amounts described in the PRG Credit Facility and then multiplied by
2.5. The initial Borrowing Base calculation indicated the Company could borrow up to the $35,000,000 facility limit.

  Supplemental Non-cash Transactions

     EyeCorp purchased an airplane in 1994 by issuing a note payable for approximately $475,000.

  Long-Term Lease Obligations

     PRG leases medical equipment and office space under noncancelable operating lease agreements which expire at various dates. At December 31, 1995, minimum annual rental commitments under noncancelable operating leases with terms in excess of one year are as follows:

                                       YEAR
    ---------------------------------------------------------------------------  AMOUNT
                                                                                 -------
                                                                                 (000'S)
    1996.......................................................................  $ 5,352
    1997.......................................................................    4,833
    1998.......................................................................    4,488
    1999.......................................................................    3,568
    2000.......................................................................    2,764
    Thereafter.................................................................    8,002
                                                                                 -------
              Total minimum lease payments.....................................  $29,007
                                                                                 =======

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

     Rent expense related to operating leases amounted to $273,000 and $2,465,000 for the years ended December 31, 1994 and 1995, respectively.

9. STOCKHOLDERS' EQUITY:

  Common Stock

     The financial statements have been restated to give retroactive recognition to stock splits made by both PRG and EyeCorp in the past three years.

     The Company has reserved (a) 2,000,000 shares of common stock for issuance upon exercise of stock options under the Company's stock option plans and (b) 40,000 shares of common stock for issuance upon exercise of the warrant, which are exercisable at $13.00 per share. The Company registered an additional 3,000,000 shares of common stock during the first quarter of 1996 to be used in connection with additional acquisitions.

  Preferred Stock

     The Company has authorized the issuance of up to 10,000,000 shares of preferred stock, $.01 par value. The Company issued 174,500 shares of preferred stock on June 28, 1995, in conjunction with the Offering. These shares were retired on July 10, 1995, in exchange for $1,745,000 in cash.

10. INCOME TAX EXPENSE:

     Income tax expense for the years ended December 31, 1994 and 1995, consists of the following:

                               DESCRIPTION                               1994       1995
    ------------------------------------------------------------------  ------     -------
                                                                             (000'S)
    Current --
      Federal.........................................................  $1,205     $ 1,573
      State...........................................................     207         322
                                                                        ------     -------
              Total current...........................................   1,412       1,895
    Deferred --
      Federal.........................................................    (225)     (1,161)
      State...........................................................     (25)       (233)
                                                                        ------     -------
              Total deferred..........................................    (250)     (1,394)
                                                                        ------     -------
    Total income tax expense..........................................  $1,162     $   501
                                                                        ======     =======

     Total income tax expense differed from the amount computed by applying the statutory federal income tax rate of 34 percent to income before income taxes as a result of the following:

                                DESCRIPTION                                1994      1995
    --------------------------------------------------------------------  ------     ----
                                                                              (000'S)
    Computed statutory tax expense......................................  $1,047     $396
    Increase in income taxes resulting from --
      State income taxes, net of federal income tax benefit.............     120      164
      Nondeductible expenses............................................      --       32
      Tax-exempt interest income........................................      --      (67)
      Other.............................................................      (5)     (24)
                                                                          ------     ----
              Total income tax expense..................................  $1,162     $501
                                                                          ======     ====

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

     Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting and such amounts as measured by tax laws and regulations. The components of the net deferred tax liability are as follows:

                               DESCRIPTION                               1994       1995
    ------------------------------------------------------------------  ------     -------
                                                                             (000'S)
    Deferred tax assets --
      Accrued expenses................................................  $   --     $   302
      Allowance for doubtful accounts.................................      --         190
      Accrued bonus...................................................      --         744
                                                                        ------     -------
              Total deferred tax assets...............................      --       1,236
                                                                        ------     -------
    Deferred tax liabilities --
      Accounts receivable.............................................     465       1,490
      Property and equipment..........................................      77         217
      Intangibles.....................................................   2,955      12,491
      Other book/tax differences......................................      --       1,051
                                                                        ------     -------
              Total deferred tax liabilities..........................   3,497      15,249
                                                                        ------     -------
         Net deferred tax liabilities.................................  $3,497     $14,013
                                                                        ======     =======

     Deferred taxes related to intangibles result from acquisitions for which there is no basis in the intangibles for tax purposes. The Company paid approximately $1,947,000 for federal and state income taxes for the year ended December 31, 1995.

11. COMMITMENTS AND CONTINGENCIES:

     In the normal course of business, certain of the affiliated physician groups have been named in a lawsuit alleging medical malpractice. In the opinion of the Company's management, the ultimate liability, if any, without considering possible insurance recoveries, will not have a material impact on the Company's financial position, results of operations or cash flows. Additionally, the Company's affiliated physician groups and the Company are insured with respect to medical malpractice risks on a claims-made basis.

12. EMPLOYEE BENEFIT PLANS:

  Savings Plans

     The Company maintains various defined contribution plans which permit participants to make voluntary contributions. The Company pays all general and administrative expenses of the plans, and, in some cases, makes matching contributions on behalf of the employees. The Company incurred expenses of $117,000 during the year ended December 31, 1995, related to these plans.

  Stock Option Plans

     In March 1995 and 1996, the board of directors adopted, and the stockholders of the Company approved, the 1995 Stock Option Plan, and an amendment and restatement thereof, respectively (as amended and restated the Plan). The purpose of the Plan is to provide directors, key employees and certain advisors with additional incentives by increasing their proprietary interest in the Company. The aggregate amount of common stock with respect to which options may be granted may not exceed 2,000,000 shares. The Plan provides for the grant of incentive stock options (ISO) and nonqualified stock options. The options vest over a five-year period and expire 10 years from the date of grant.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

     In connection with the EyeCorp Merger, options outstanding under the EyeCorp Plans were converted into options to purchase PRG common stock and exchanged at the conversion rate as specified in the merger agreement and included with existing PRG options.

     In March 1995, the board of directors adopted, and the stockholders of the Company approved, the 1995 Health Care Professionals Stock Option Plan (the Health Care Professionals Plan). The Health Care Professionals Plan permits the Company to grant stock options to employees, advisors and consultants of the Company, which the Company expects will generally be ophthalmologists and optometrists, who both (a) provide advisory or consulting services to the Company and (b) are employed by an Affiliated Practice. The aggregate amount of common stock with respect to which options may be granted may not exceed 1,000,000 shares. Options granted under the Health Care Professionals Plan will vest over a period of five years and expire 10 years from the date of grant. Generally, such options will expire upon the termination of employment or the advisory or consultant relationship with the Company or on the day prior to the 10th anniversary of the date of grant, whichever occurs first.

     Transactions of the plans are summarized as follows:

                                                                    STOCK OPTIONS
                                                       ----------------------------------------
                       DESCRIPTION                       ISOS        NONQUALIFIED       TOTAL
    -------------------------------------------------  ---------     ------------     ---------
    Outstanding at December 31, 1994.................         --             --              --
      Granted in 1995................................  1,014,937        616,386       1,631,323
      Exercised in 1995..............................         --             --              --
      Canceled in 1995...............................         --             --              --
                                                       ---------        -------       ---------
    Outstanding at December 31, 1995.................  1,014,937        616,386       1,631,323
                                                       =========        =======       =========

     The stock options were granted at prices ranging from $5.00 to $22.04 per share including 8,730 additional ISOs granted to an employee in February 1996. During 1995, the Financial Accounting Standards Board issued Statement No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation." As permitted by SFAS No. 123, the Company will continue to follow the existing accounting requirements for stock options contained in APB Opinion No. 25 (Accounting for Stock Issued to Employees). Beginning in 1996, however, the Company will provide the pro forma disclosures required by SFAS No. 123.

13. RELATED-PARTY TRANSACTIONS:

     The Company leases facility space from various partnerships which include affiliated physicians as partners and trusts in which relatives of the affiliated physicians are named beneficiaries. Rent expense on related-party operating leases amounted to $39,000 and $846,000 for the years ended December 31, 1994 and 1995, respectively. In addition, the Company leases facilities to affiliated physicians. Rent income on related-party operating leases amounted to $200,000 for the year ended December 31, 1995.

     All of the Company's management service revenue is received from physician groups which have affiliated with the Company during the past two years. A majority of the board of directors of the Company are practicing physicians who are associated with affiliated practice groups.

14. SUBSEQUENT EVENTS AND PRO FORMA INFORMATION:

  Acquisitions

     From January through mid April of 1996, PRG completed the acquisition of and entered into service agreements with 18 eye care practices and eight ASCs. As consideration for these acquisitions, PRG paid approximately $8,200,000 in cash and issued approximately 2,079,177 shares of its common stock.

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

     In addition to the acquisitions discussed above, the Company is currently in various stages of negotiations with a number of other ophthalmic and optometric groups regarding the acquisition of their assets and the provision of management services. Management of PRG believes certain of these negotiations, if finalized, will result in additional acquisitions in the future.

  Pro Forma

     The summarized unaudited pro forma combined summary data for the year ended December 31, 1995, presented below have been prepared as if (a) the Reorganization and Offering had been completed; (b) the merger with EyeCorp, Inc. (see Note 1), had been consummated; (c) the consummation of PRG's closed and probable transactions and entry into service agreements with the 20 eye care practices had occurred; (d) the acquisitions made by EyeCorp during 1995 were completed; and (e) the consummation of the EyeCorp and PRG Credit Facilities had occurred, all as if such transactions or events had occurred January 1, 1995. These unaudited pro forma combined summary information may not be indicative of the actual results if the above events and transactions had occurred on the date indicated or of actual results which may be realized in the future. Neither expected benefits and cost reductions anticipated by PRG or EyeCorp nor future corporate costs and expenses related to the Merger have been reflected in the accompanying unaudited pro forma combined financial data. The 1995 results include increased expenses relative to (a) establishment and development of corporate offices at PRG and EyeCorp, (b) the resignation of the Company's former chief executive officer and (c) unsuccessful transaction costs at EyeCorp.

                                DESCRIPTION
    --------------------------------------------------------------------    FOR THE YEAR
                                                                          ENDED DECEMBER 31
                                                                                1995
                                                                          -----------------
                                                                           (000'S, EXCEPT
                                                                              PER SHARE
                                                                          AMOUNTS)
    Revenues............................................................      $ 183,008
    Net income..........................................................      $  10,841
    Net income per share................................................      $     .59
    Number of shares used in net income per share calculation...........         18,414

     In connection with the EyeCorp merger the Company expects to incur transaction costs of approximately $9.0 million which will be recognized in the first quarter of 1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of
Physicians Resource Group, Inc.:

     We have audited the accompanying combined balance sheets of Physicians Resource Group, Inc. -- Founding Affiliated Practices (as identified in Note 1) as of December 31, 1993 and 1994 and the related combined statements of operations, owners' equity and cash flows for each of the three years in the period ended December 31, 1994. These combined financial statements are the responsibility of the Physicians Resource Group, Inc. -- Founding Affiliated Practices' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Physicians Resource Group, Inc. -- Founding Affiliated Practices as of December 31, 1993 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 3, 1995

        PHYSICIANS RESOURCE GROUP, INC. -- FOUNDING AFFILIATED PRACTICES

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                       JUNE 30,
                                                                 DECEMBER 31,            1995
                                                              -------------------     -----------
                                                               1993        1994
                                                              -------     -------     (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 3,444     $ 4,287       $ 3,537
  Accounts receivable, less allowance for contractual
     adjustments
     and bad debts of $6,075 in 1993, $5,871 in 1994 and
     $6,000
     in 1995................................................    7,223       7,303         8,439
  Inventories...............................................      527         688           812
  Prepaid expenses and other current assets.................      207         225           339
                                                              -------     -------       -------
          Total current assets..............................   11,401      12,503        13,127
PROPERTY AND EQUIPMENT, net.................................    5,997       7,174         7,630
OTHER NONCURRENT ASSETS, net................................    3,184       3,396         3,200
                                                              -------     -------       -------
          Total assets......................................  $20,582     $23,073       $23,957
                                                              =======     =======       =======
                                 LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Short-term notes payable..................................  $   893     $   563       $   561
  Current portion of long-term debt.........................    1,052       1,593         1,550
  Current portion of obligations under capital leases.......      109         146           149
  Accounts payable and accrued expenses.....................    1,782       2,589         2,152
  Accrued salaries and benefits.............................    2,025       1,880         1,550
                                                              -------     -------       -------
          Total current liabilities.........................    5,861       6,771         5,962
LONG-TERM DEBT, net of current portion......................    1,794       2,968         2,754
LONG-TERM OBLIGATIONS UNDER CAPITAL LEASES,
  net of current portion....................................      442         409           371
OTHER LONG-TERM LIABILITIES.................................        2         280           272
                                                              -------     -------       -------
          Total liabilities.................................    8,099      10,428         9,359
OWNERS' EQUITY..............................................   12,483      12,645        14,598
                                                              -------     -------       -------
          Total liabilities and owners' equity..............  $20,582     $23,073       $23,957
                                                              =======     =======       =======

    The accompanying notes are an integral part of these combined financial statements.

        PHYSICIANS RESOURCE GROUP, INC. -- FOUNDING AFFILIATED PRACTICES

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                               FOR THE YEARS ENDED DECEMBER     FOR THE SIX MONTHS
                                                            31,                   ENDED JUNE 30,
                                               -----------------------------    ------------------
                                                1992       1993       1994       1994       1995
                                               -------    -------    -------    -------    -------
                                                                                   (UNAUDITED)
REVENUES:
  Medical service revenues, net..............  $46,203    $48,986    $51,619    $25,870    $26,695
  Other revenues.............................    5,204      5,570      5,770      2,473      2,902
                                               -------    -------    -------    -------    -------
          Total revenues.....................   51,407     54,556     57,389     28,343     29,597
                                               -------    -------    -------    -------    -------
COSTS AND EXPENSES:
  Compensation to physician owners...........   17,065     15,889     19,568      7,280      6,680
  Salaries, wages and benefits...............   15,600     16,515     18,128      8,567     10,198
  Pharmaceuticals and supplies...............    5,932      6,046      6,081      3,167      3,494
  General and administrative expenses........   11,247     12,214     12,855      6,213      6,115
  Depreciation and amortization..............    1,530      1,768      1,973        980      1,217
  Interest expense...........................      356        356        348        149        232
  Other (income) expense, net................      (75)       (30)       (69)       (45)        (8)
                                               -------    -------    -------    -------    -------
          Total costs and expenses...........   51,655     52,758     58,884     26,311     27,928
                                               -------    -------    -------    -------    -------
          Net earnings (loss)................  $  (248)   $ 1,798    $(1,495)   $ 2,032    $ 1,669
                                               =======    =======    =======    =======    =======
SUPPLEMENTAL DISCLOSURE:
  Combined compensation to and net earnings
     of physician owners.....................  $16,817    $17,687    $18,073    $ 9,312    $ 8,349
                                               =======    =======    =======    =======    =======

    The accompanying notes are an integral part of these combined financial statements.

        PHYSICIANS RESOURCE GROUP, INC. -- FOUNDING AFFILIATED PRACTICES

                     COMBINED STATEMENTS OF OWNERS' EQUITY
                                 (IN THOUSANDS)

BALANCE, December 31, 1991.........................................................  $ 7,240
  Net earnings (loss)..............................................................     (248)
  Capital contributions by owners and partners.....................................      320
                                                                                     -------
BALANCE, December 31, 1992.........................................................    7,312
  Net earnings.....................................................................    1,798
  Capital contributions by owners and partners.....................................      182
  Capital contribution by third-party entering Founding Affiliated Practices (Note
     3)............................................................................    3,191
                                                                                     -------
BALANCE, December 31, 1993.........................................................   12,483
  Net earnings (loss)..............................................................   (1,495)
  Capital contributions by owners and partners.....................................    1,657
                                                                                     -------
BALANCE, December 31, 1994.........................................................   12,645
  Net earnings (loss) (unaudited)..................................................    1,669
  Capital contributions by owners and partners (unaudited).........................    1,209
  Distributions to owners and partners (unaudited).................................     (925)
                                                                                     -------
BALANCE, June 30, 1995 (unaudited).................................................  $14,598
                                                                                     =======

    The accompanying notes are an integral part of these combined financial statements.

        PHYSICIANS RESOURCE GROUP, INC. -- FOUNDING AFFILIATED PRACTICES

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                            FOR THE YEARS ENDED DECEMBER       FOR THE SIX MONTHS
                                                         31,                     ENDED JUNE 30,
                                           -------------------------------     -------------------
                                            1992        1993        1994        1994        1995
                                           -------     -------     -------     -------     -------
                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss)....................  $  (248)    $ 1,798     $(1,495)    $ 2,032     $ 1,669
                                           -------     -------     -------     -------     -------
  Adjustments to reconcile net earnings
     to net cash provided by operating
     activities --
     Depreciation and amortization.......    1,530       1,768       1,973         980       1,217
     Changes in assets and liabilities --
       (Increase) decrease in --
          Accounts receivable, net.......      218        (263)        (80)       (221)     (1,136)
          Inventories....................       26         105        (161)        (88)       (124)
          Prepaid expenses and other
            current assets...............     (493)        149        (147)         36        (114)
       Increase (decrease) in --
          Accounts payable and accrued
            expenses.....................      648         147         807       1,404        (437)
          Accrued salaries and
            benefits.....................      432        (103)       (145)     (1,573)        329
          Other liabilities..............     (588)         --           5          48         214
                                           -------     -------     -------     -------     -------
                                             1,773       1,803       2,252         586         (51)
                                           -------     -------     -------     -------     -------
            Net cash provided by (used
               in) operating
               activities................    1,525       3,601         757       2,618       1,618
                                           -------     -------     -------     -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for acquisition of clinic
     operating assets, net of cash
     acquired............................     (250)       (200)       (354)        (50)       (739)
  Purchase of property and equipment.....   (1,182)     (1,507)     (2,277)       (963)     (1,449)
                                           -------     -------     -------     -------     -------
            Net cash used in investing
               activities................   (1,432)     (1,707)     (2,631)     (1,013)     (2,188)
                                           -------     -------     -------     -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term obligations....    1,486       1,335       3,407         170         170
  Repayment of long-term obligations.....   (1,701)     (2,087)     (2,040)       (321)       (429)
  Repayment of obligations under capital
     leases..............................       (6)        (58)       (106)        (39)        (35)
  Cash contributions by owners and
     partners............................       33         182       1,456          29         114
                                           -------     -------     -------     -------     -------
            Net cash provided by (used
               in) financing
               activities................     (188)       (628)      2,717        (161)       (180)
                                           -------     -------     -------     -------     -------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS............................      (95)      1,266         843       1,444        (750)
CASH AND CASH EQUIVALENTS, beginning of
  period.................................    2,273       2,178       3,444       3,444       4,287
                                           -------     -------     -------     -------     -------
CASH AND CASH EQUIVALENTS,
  end of period..........................  $ 2,178     $ 3,444     $ 4,287     $ 4,888     $ 3,537
                                           =======     =======     =======     =======     =======
SUPPLEMENTAL DISCLOSURE OF NONCASH
  INVESTMENT ACTIVITIES:
  Capital lease obligations incurred to
     acquire equipment...................  $    20     $   520     $   126     $   100     $    --
                                           =======     =======     =======     =======     =======

    The accompanying notes are an integral part of these combined financial statements.

        PHYSICIANS RESOURCE GROUP, INC. -- FOUNDING AFFILIATED PRACTICES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Physicians Resource Group, Inc. (PRG), was formed to create an eye care services company which will own the assets of and provide management services to ophthalmic and optometric businesses. PRG plans to consummate an initial public offering and simultaneously exchange cash and shares of its common stock for selected assets of, and liabilities associated with ten eye care practices (the Founding Affiliated Practices). The Founding Affiliated Practices, which are comprised of numerous legal entities, conduct business as Texas Eye Institute Assoc., The Eye Clinic of Texas, Minadeo Eye Clinic, Fritch Eye Care Center, Inland Eye Institute Medical Group, Inc., Eye Clinic, P.C., Joseph C. Noreika, M.D., Inc., Midwest Eye Center, McDonald Eye Associates, P.A. and Westfield Eye Center. The Founding Affiliated Practices are based in Texas, California, Tennessee, Ohio, Arkansas and Nevada. The completion of the asset acquisition, public offering and the entry by PRG into service agreements with the owners of the physician practice groups will mark the beginning of PRG's operations.

     The combined financial statements of the Founding Affiliated Practices have been prepared as supplemental information about the entities to which PRG will provide management services following the initial public offering. The Founding Affiliated Practices previously have operated as separate independent entities. Their historical financial positions, results of operations and cash flows have been combined in the accompanying financial statements and do not reflect any adjustments relating to the proposed transaction or the impacts that may have occurred if the operations of the Founding Affiliated Practices had been combined. PRG will provide management services to the Founding Affiliated Practices. PRG will not own the Founding Affiliated Practices nor practice medicine, thus the combined financial statements are not representative of the future operations of PRG. All significant intercompany accounts and transactions have been eliminated.

     Most of the Founding Affiliated Practices maintained their books and records on the cash basis of accounting. The accompanying financial statements have been prepared on the accrual basis of accounting. These combined financial statements have been prepared to show the operations and financial position of the Founding Affiliated Practices, a portion of whose assets and operations will be acquired by PRG. Because certain entities are nontaxpaying (i.e., partnerships, S Corporations and corporations managed to result in taxes being the responsibility of the respective owners), the financial statements have been presented on a pretax basis, as further described in Note 2. The supplemental caption on the statements of operations, combined compensation to and net earnings of physician owners, reflects the total earnings available to the physician owners for each period.

     The financial information for the interim periods ended June 30, 1994 and 1995, has not been audited by independent accountants. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the unaudited interim financial information. In the opinion of management of PRG, the unaudited interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results of operations for the respective full years.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash Equivalents

     The Founding Affiliated Practices consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for medical services provided by physicians. Such amounts are reduced by an

        PHYSICIANS RESOURCE GROUP, INC. -- FOUNDING AFFILIATED PRACTICES allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

  Inventories

     Inventories consist primarily of spectacle frames and lenses and are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

  Property and Equipment

     Property and equipment are stated at cost. Equipment under capital leases is stated at the net present value of the future minimum lease payments at the inception of the related leases.

     Depreciation of property and equipment is calculated using accelerated methods over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Other noncurrent assets

     Other noncurrent assets consist primarily of the excess of cost of acquired assets over the fair value (Goodwill) and noncompete agreements. Goodwill is amortized on a straight-line basis over periods ranging from five to 20 years. Noncompete agreements are amortized on the straight-line basis over periods ranging from three to five years, which represent the shorter of the economic value or the term of the respective agreements.

  Income Taxes

     Certain of the Founding Affiliated Practices are S Corporations or partnerships; accordingly, income tax liabilities are the responsibility of the respective owners or partners. The taxable corporations included in the Founding Affiliated Practices historically have not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the absence of the PRG transaction. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of the taxable entities have not been reflected in these combined financial statements. The consistent presentation of the financial statements on a pretax basis also provides comparability that would not otherwise be the case when presenting a combination of various taxable and nontaxable entities.

  Owners' Equity

     Owners' equity includes the respective capital stock, additional paid-in capital, partnership capital and retained earnings of the various legal entities reflected herein as the Founding Affiliated Practices. For the Founding Affiliated Practices with multiple owners, various types of agreements exist among the owners which call for the transfer of a physician's ownership interest by the continuing owners in the case of certain events such as the owner's retirement or death. Frequently, the existing owners or practices are required to pay the departed owner for his interest.

  Revenues

     Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payers and others. Provisions for estimated third-party payer adjustments are estimated in the period the related services are provided. Any adjustment to the amounts recorded will be recorded in the period in which the revised amount is determined.

        PHYSICIANS RESOURCE GROUP, INC. -- FOUNDING AFFILIATED PRACTICES

Due to the demographics of ophthalmic patients, a significant portion of the founding affiliated practices' medical services revenues are related to medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, the Founding Affiliated Practices participate in agreements with managed care organizations to provide services at negotiated rates or for capitated payments.

     Other revenues consist primarily of sales of spectacle frames and lenses and contact lenses.

  Concentration of Credit Risk

     The Founding Affiliated Practices extend credit to patients covered by insurance programs such as governmental programs like Medicare and Medicaid and private insurers. The Founding Affiliated Practices manage credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

3. ACQUISITIONS AND OTHER TRANSACTIONS:

     Certain of the Founding Affiliated Practices have completed acquisitions of certain operating assets of additional practices over the three-year period ended December 31, 1994. These acquisitions were accounted for using the purchase method. The financial results of the acquisitions have been included in the combined financial statements of the Founding Affiliated Practices from the date of their acquisition. The pro forma effect of the acquisitions was not material to the results of operations or financial position of the Founding Affiliated Practices. The estimated fair value of assets acquired is summarized as follows:

                                                                    ACQUISITIONS COMPLETED
                                                                    DURING THE YEAR ENDED
                                                                         DECEMBER 31,
                                                                    ----------------------
                                                                    1992     1993     1994
                                                                    ----     ----     ----
    Property and equipment........................................  $270     $631     $422
    Inventories...................................................    70       --       --
    Intangible assets.............................................   411      335      134
                                                                    ----     ----     ----
    Purchase price................................................  $751     $966     $556
                                                                    ====     ====     ====

     Additionally, in 1993, a third party acquired certain assets of one of the practices for an amount that exceeded the carrying value of the tangible assets by $3,200 and contracted to provide management services to the Founding Affiliated Practice. This step up in the value has been reflected as a capital contribution by a third-party in the combined statement of owners' equity.

     The accompanying combined Founding Affiliated Practices financial statements include the financial results of the practice for all periods and the financial results of the management services organization (MSO) from its inception (April 30, 1993). Summarized unaudited financial information of the MSO is as follows:

                                                                                    FOR THE SIX MONTHS
                                         FOR THE PERIOD         FOR THE YEAR          ENDED JUNE 30,
                                        FROM INCEPTION TO           ENDED           -------------------
                                        DECEMBER 31, 1993     DECEMBER 31, 1994      1994        1995
                                        -----------------     -----------------     -------     -------
MSO revenues..........................       $ 3,849               $ 6,339          $ 2,777     $ 2,591
Costs and expenses....................        (3,327)               (4,977)          (2,256)     (5,199)
                                             -------               -------          -------     -------
          Net earnings................       $   522               $ 1,362          $   521     $(2,608)
                                             =======               =======          =======     =======

        PHYSICIANS RESOURCE GROUP, INC. -- FOUNDING AFFILIATED PRACTICES

                                                     DECEMBER 31,                                JUNE
                                        ---------------------------------------                   30,
                                              1993                  1994                         1995
                                        -----------------     -----------------                 -------
Current assets........................       $ 1,789               $ 1,339                      $ 1,219
Property and equipment, net...........         2,289                 2,121                        1,988
Other noncurrent assets, net..........         1,970                 1,954                        1,863
                                             -------               -------                      -------
          Total assets................       $ 6,048               $ 5,414                      $ 5,070
                                             =======               =======                      =======
Current liabilities...................       $   474               $   309                      $   314
Long-term obligations.................           286                   289                          281
Owner's equity........................         5,288                 4,816                        4,475
                                             -------               -------                      -------
          Total liabilities and
            equity....................       $ 6,048               $ 5,414                      $ 5,070
                                             =======               =======                      =======

     Included in current assets of the MSO are interentity receivables of $1,125, $873, and $817 as of December 31, 1993 and 1994, and June 30, 1995,
respectively, which have been eliminated in the combined financial statements. The above MSO revenues have been eliminated in the combined results of operations of the Founding Affiliated Practices as they represent management service fees charged to the related Founding Affiliated Practice whose operating results are included in the combined financial statements. As further discussed in Note 10, PRG will acquire these assets and assume certain liabilities from the third party in exchange for cash and a note payable in a transaction to be accounted for under the purchase method of accounting. Following purchase of the MSO, a new service agreement will be entered into between the related Founding Affiliated Practice and PRG. For this reason, the historical operating results presented for the MSO are not necessarily indicative of future results from operations.

     During the six months ended June 30, 1995, one of the Founding Affiliated Practices made two asset acquisitions in exchange for stock of the Founding Affiliated Practices. These acquisitions resulted in an increase in property and equipment of approximately $643, inventories of approximately $142 and accounts receivable of approximately $88.

4. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                            ESTIMATED
                                                             USEFUL          DECEMBER 31,
                                                              LIVES       -------------------
                                                             (YEARS)       1993        1994
                                                            ---------     -------     -------
    Equipment..............................................    3-10       $10,487     $12,564
    Leasehold improvements.................................    5-30         1,514       1,892
    Furniture and fixtures.................................     5-7         1,573       1,824
    Equipment under capital leases.........................     5-7           618         744
                                                                          -------     -------
                                                                           14,192      17,024
    Less -- Accumulated depreciation.......................                (8,195)     (9,850)
                                                                          -------     -------
              Net property and equipment...................               $ 5,997     $ 7,174
                                                                          =======     =======

        PHYSICIANS RESOURCE GROUP, INC. -- FOUNDING AFFILIATED PRACTICES

5. OTHER NONCURRENT ASSETS:

     Other noncurrent assets consist of the following:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1993       1994
                                                                         ------     ------
    Excess of cost of acquired assets over fair value..................  $2,141     $2,172
    Noncompete agreements..............................................     809        962
    Other..............................................................     726      1,072
                                                                         ------     ------
                                                                          3,676      4,206
    Less -- Accumulated amortization...................................    (492)      (810)
                                                                         ------     ------
                                                                         $3,184     $3,396
                                                                         ======     ======

6. SHORT-TERM AND LONG-TERM OBLIGATIONS:

  Short-Term Notes Payable

     Short-term notes payable consist of the following:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1993       1994
                                                                         ------     ------
    Notes payable to various financial institutions, bearing interest at prime to 11.75%, collateralized by various assets of the
      Founding Affiliated Practices....................................  $  468     $   58
    Unsecured notes payable to various owners of the Founding
      Affiliated Practices, bearing interest from 7% to 8%.............     425        505
                                                                         ------     ------
                                                                         $  893     $  563
                                                                         ======     ======

  Long-Term Debt

     Long-term debt consists of the following:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1993       1994
                                                                         ------     ------
    Term loans payable to insurance companies, due through 1999, bearing interest of 5.96% to 10.17%, payable monthly, secured by
      the equipment of a Founding Affiliated Practice..................  $  456     $1,886
    Term loans payable to banks, due through 2000, bearing interest at prime to prime plus 1%, payable monthly, collateralized by
      various assets of the Founding Affiliated Practices..............     874      1,266
    Term loans payable to banks, due through 2001, bearing interest from 8.3% to 10.5%, payable monthly, collateralized by assets of
      various Founding Affiliated Practices............................     439        304
    Notes payable to financing companies and various individuals, due from 1995 to 2007, payable in installments, bearing interest ranging from
      8.75% to 17.9%, collateralized by assets of various Founding
      Affiliated Practices.............................................     520        492
    Notes payable to various owners of the Founding Affiliated
      Practices, due from 1995 to 1999, bearing interest ranging from
      6% to 10%, payable in installments, some of which are secured by
      assets of the Founding Affiliated Practices......................     557        613
                                                                         ------     ------
              Total long-term debt.....................................   2,846      4,561
    Less -- Current portion............................................   1,052      1,593
                                                                         ------     ------
              Long-term debt, excluding current portion................  $1,794     $2,968
                                                                         ======     ======

        PHYSICIANS RESOURCE GROUP, INC. -- FOUNDING AFFILIATED PRACTICES

     Certain debt obligations contain covenants that require maintenance of certain financial ratios. Default of any covenant could affect the ability of individual entities to borrow under the agreements and, if not waived or corrected, could accelerate the maturity of any borrowings outstanding under the agreements. As of December 31, 1994, each of the Founding Affiliated Practices has complied with existing loan covenants. Various of these debt instruments are guaranteed by the owners of the Founding Affiliated Practices or related entities. The Founding Affiliated Practices have also guaranteed debt of other parties. The Founding Affiliated Practices have not previously been required to assume any significant responsibility for these financial obligations as a result of defaults and are not aware of any existing conditions which would adversely affect the financial position or results of operations of the Founding Affiliated Practices.

     As of December 31, 1994, the aggregate amounts of annual principal maturities of long-term debt (excluding capital lease obligations) are as follows:

    1995........................................................................  $1,593
    1996........................................................................     861
    1997........................................................................     761
    1998........................................................................     543
    1999........................................................................     467
    Thereafter..................................................................     336
                                                                                  ------
              Total.............................................................  $4,561
                                                                                  ======

     The Founding Affiliated Practices lease office space as well as certain equipment under capital leases and noncancelable operating lease agreements which expire at various dates. At December 31, 1994, minimum annual rental commitments under capital leases and noncancelable operating leases with terms in excess of one year are as follows:

                                                                        CAPITAL     OPERATING
                                                                        LEASES       LEASES
                                                                        -------     ---------
    1995..............................................................   $  226      $  2,513
    1996..............................................................      222         1,811
    1997..............................................................      196         1,312
    1998..............................................................       69         1,124
    1999..............................................................        7           824
    Thereafter........................................................       --         3,051
                                                                           ----       -------
              Total minimum lease payments............................      720      $ 10,635
                                                                                      =======
    Less -- Amounts representing interest.............................      165
                                                                           ----
              Present value of minimum capital lease payments.........      555
    Less -- Current portion of obligations under capital leases.......      146
                                                                           ----
              Long-term obligations under capital leases, net of
                 current portion......................................   $  409
                                                                           ====

        PHYSICIANS RESOURCE GROUP, INC. -- FOUNDING AFFILIATED PRACTICES

     Rent expense related to operating leases amounted to $3,190, $3,448 and $3,496 for the years ended December 31, 1992, 1993 and 1994, respectively. Cash interest paid was approximately $356, $356 and $348 in 1992, 1993 and 1994, respectively.

7. EMPLOYEE BENEFIT PLANS:

     Certain of the Founding Affiliated Practices have qualified defined contribution plans which permit participants to make voluntary contributions. The applicable Founding Affiliated Practices pay all general and administrative expenses of the plans and, in some cases, make matching contributions on behalf of the employees. The Founding Affiliated Practices made contributions related to these plans totaling $733, $775 and $777 in 1992, 1993 and 1994, respectively.

     The Founding Affiliated Practices do not typically provide employees any postretirement benefits other than pensions and, accordingly, the impact of Statement of Financial Accounting Standards No. 106 had no material effect on the Founding Affiliated Practices.

8. COMMITMENTS AND CONTINGENCIES:

     The various Founding Affiliated Practices are insured with respect to medical malpractice risks on a claims made basis. In the normal course of business, certain of the individual Founding Affiliated Practices have been named in various lawsuits, primarily alleging medical malpractice. In the opinion of the Founding Affiliated Practices' management, the ultimate liability, if any, of the Founding Affiliated Practices will not exceed the insurance coverages carried by the applicable Founding Affiliated Practices and will not impact the operating results or results of financial condition of the Founding Affiliated Practices.

9. RELATED-PARTY TRANSACTIONS:

  Lease Transactions

     The Founding Affiliated Practices lease facility space from various partnerships which include owning physicians as partners and trusts in which relatives of the owner physicians are named beneficiaries. Additionally, several Founding Affiliated Practices lease equipment from physician owners, some of which are capital leases. Interest expense recognized on related-party capital lease obligations amounted to $33, $55 and $64 for the years ended December 31, 1992, 1993 and 1994, respectively. Rent expense on related-party operating leases amounted to $1,499, $2,025 and $2,083 for the years ended December 31, 1992, 1993 and 1994, respectively.

  Other Related-Party Balances and Transactions

     Included in other noncurrent assets at December 31, 1993 and 1994, are approximately $219 and $202, respectively, of amounts due from owners of the Founding Affiliated Practices. Included in accounts payable are amounts of $76 and $582 which are payable to owners of the Founding Affiliated Practices as of December 31, 1993 and 1994, respectively.

     In various instances, relatives of the owners of the Founding Affiliated Practices are employees of the clinics. A relative of one owner of a Founding Affiliated Practice serves as the entity's insurance agent. A relative of another owner of one of the Founding Affiliated Practices serves as a consultant to the entity.

10. SUBSEQUENT EVENTS:

     PRG consummated an initial public offering as of June 30, 1995 for accounting purposes and simultaneously exchanged cash and shares of its common stock for selected assets of and liabilities associated with the Founding Affiliated Practices. The exchange was accounted for utilizing the historical cost basis with

        PHYSICIANS RESOURCE GROUP, INC. -- FOUNDING AFFILIATED PRACTICES the stock being valued at the historical cost of the net assets exchanged. Cash consideration given in these acquisitions and an anticipated payment obligation under an option of a Founding Affiliated Practice to require the purchase of an ASC have been treated for accounting purposes as a dividend from PRG to the Founding Affiliated Practices and their owners. Additionally, PRG acquired certain assets and liabilities of one Founding Affiliated Practice from a third party in exchange for cash and a note payable in a transaction to be accounted for under the purchase method of accounting.

     The selling physicians have created new entities for the practice of medicine (New PCs) and have entered into 40-year service agreements with PRG. Additionally, all physicians have entered into employment and noncompete agreements with the New PCs. The employment or noncompete agreements did not increase the expenses of the Founding Affiliated Practices. Service fees are being paid from the medical service revenues earned by the physicians owning and working for the New PCs. The physician owners of the New PCs are looking to continuing earnings from their New PCs and the investment potential of PRG stock to replace the earnings distributable to owners from the prior Founding Affiliated Practices.

     The financial information as of June 30, 1995 and for the six-month periods ended June 30, 1994 and 1995, reflect the financial position and results of operations of the Founding Affiliated Practices immediately prior to the effect of the Reorganization and Offering of PRG as discussed in the above paragraphs.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Physicians Resource Group, Inc.:

     We have audited the accompanying balance sheets of Barnet Dulaney Eye Center, P.L.L.C., as of December 31, 1994 and 1995, and the related statements of earnings, owners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barnet Dulaney Eye Center, P.L.L.C., as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 8, 1996

                      BARNET DULANEY EYE CENTER, P.L.L.C.

                  BALANCE SHEETS -- DECEMBER 31, 1994 AND 1995

                                     ASSETS

                                                                         1994           1995
                                                                      ----------     ----------
CURRENT ASSETS:
  Cash and cash equivalents.........................................  $   39,593     $   14,696
  Accounts receivable, less contractual allowances of approximately
     $1,290,642 and $1,150,552 at December 31, 1994 and 1995,
     respectively...................................................   1,924,888      2,289,680
  Inventories.......................................................      40,326         52,455
  Prepaid expenses and other current assets.........................     314,556        584,502
                                                                      ----------     ----------
          Total current assets......................................   2,319,363      2,941,333
EQUIPMENT, net......................................................     593,791        838,579
OTHER NONCURRENT ASSETS, net........................................     149,500             --
                                                                      ----------     ----------
          Total assets..............................................  $3,062,654     $3,779,912
                                                                      ==========     ==========
                                LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt.................................  $  184,523     $  158,907
  Current portion of obligations under capital leases...............      90,082        244,829
  Accounts payable and accrued expenses.............................     753,205      1,194,062
  Accrued salaries and benefits.....................................     294,322        386,816
                                                                      ----------     ----------
          Total current liabilities.................................   1,322,132      1,984,614
LONG-TERM DEBT, net of current portion..............................     104,277        233,271
LONG-TERM OBLIGATIONS UNDER CAPITAL LEASES, net of current
  portion...........................................................     175,054         24,627
                                                                      ----------     ----------
          Total liabilities.........................................   1,601,463      2,242,512
OWNERS' EQUITY......................................................   1,461,191      1,537,400
                                                                      ----------     ----------
          Total liabilities and owners' equity......................  $3,062,654     $3,779,912
                                                                      ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                      BARNET DULANEY EYE CENTER, P.L.L.C.

                             STATEMENTS OF EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                       1994            1995
                                                                    -----------     -----------
MEDICAL SERVICE REVENUES, net.....................................  $16,119,404     $16,658,711
                                                                    -----------     -----------
COSTS AND EXPENSES:
  Compensation to physician owners................................    4,240,852       4,118,108
  Salaries, wages and benefits....................................    6,126,847       6,584,258
  Pharmaceuticals and supplies....................................    1,657,804       1,671,804
  General and administrative expenses.............................    3,326,991       3,903,002
  Depreciation and amortization...................................      369,571         352,354
  Interest expense................................................       59,056          78,592
  Other (income) expense, net.....................................       (8,956)       (125,616)
                                                                    -----------     -----------
          Total costs and expenses................................   15,772,165      16,582,502
                                                                    -----------     -----------
          Net earnings............................................  $   347,239     $    76,209
                                                                    ===========     ===========
SUPPLEMENTAL DISCLOSURE:
  Combined compensation to and net earnings of physician owners...  $ 4,588,091     $ 4,194,317
                                                                    ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                      BARNET DULANEY EYE CENTER, P.L.L.C.

                          STATEMENTS OF OWNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

BALANCE, December 31, 1993.......................................................  $1,113,952
  Net earnings...................................................................     347,239
                                                                                   ----------
BALANCE, December 31, 1994.......................................................   1,461,191
  Net earnings...................................................................      76,209
                                                                                   ----------
BALANCE, December 31, 1995.......................................................  $1,537,400
                                                                                   ==========

   The accompanying notes are an integral part of these financial statements.

                      BARNET DULANEY EYE CENTER, P.L.L.C.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                         1994          1995
                                                                       ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings.......................................................  $ 347,239     $  76,209
                                                                       ---------     ---------
  Adjustments to reconcile net earnings to net cash provided by operating activities --
     Depreciation and amortization...................................    369,571       352,354
     Gain on sale of asset...........................................         --      (125,590)
     Changes in assets and liabilities --
       (Increase) decrease in --
          Accounts receivable, net...................................    177,215      (364,792)
          Inventories................................................      3,774       (12,129)
          Prepaid expenses and other current assets..................   (201,994)       63,322
       Increase (decrease) in --
          Accounts payable and accrued expenses......................     64,357       440,857
          Accrued salaries and benefits..............................   (662,115)       92,494
                                                                       ---------     ---------
                                                                        (249,192)      446,516
                                                                       ---------     ---------
            Net cash provided by operating activities................     98,047       522,725
                                                                       ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment.............................................   (103,983)     (586,671)
                                                                       ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt.......................................    100,000       314,178
  Repayment of long-term debt........................................    (94,015)     (210,800)
  Repayment of obligations under capital leases......................    (97,783)      (64,329)
                                                                       ---------     ---------
            Net cash provided by (used in) financing activities......    (91,798)       39,049
                                                                       ---------     ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS............................    (97,734)      (24,897)
CASH AND CASH EQUIVALENTS, beginning of period.......................    137,327        39,593
                                                                       ---------     ---------
CASH AND CASH EQUIVALENTS, end of period.............................  $  39,593     $  14,696
                                                                       =========     =========
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTMENT ACTIVITIES:
  Long-term obligations incurred to acquire equipment................  $ 149,500     $  68,649
  Equipment sold in exchange for receivable from purchaser...........         --       333,268

   The accompanying notes are an integral part of these financial statements.

                      BARNET DULANEY EYE CENTER, P.L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Barnet Dulaney Eye Center, P.L.L.C. (BDEC), an Arizona limited liability company, was formed under an operating agreement dated October 1, 1992, and commenced operations effective January 1, 1993. BDEC was formed by the individual sole stockholders of The Eye Surgery Center at Phoenix, Ltd. (d.b.a. The Barnet Center of Ophthalmology, Ltd.), and Dulaney Eye Institute, Ltd., both incorporated as professional corporations. BDEC and the individual doctors' professional corporations engaged in the general practice of medicine, specializing in ophthalmology primarily in Arizona. The majority of the assets and all operations of the professional corporations were transferred to BDEC beginning January 1, 1993. Since that time, additional members have been admitted.

     The accompanying financial statements have been prepared on the accrual basis of accounting. The supplemental caption on the statements of earnings, "Combined compensation to and net earnings of physician owners," reflects the total earnings available to the physician owners for each period.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash Equivalents

     BDEC considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

  Inventories

     Inventories consist primarily of spectacle frames and lenses and are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

  Equipment

     Equipment is stated at cost. Equipment under capital leases is stated at the net present value of the future minimum lease payments at the inception of the related leases. Depreciation of equipment is calculated using accelerated methods over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Other Noncurrent Assets

     Other noncurrent assets consist of a deposit on the purchase of equipment.

  Income Taxes

     BDEC is a limited liability corporation which is taxed similarly to a partnership under sections of the federal and state income tax laws; therefore, income tax liabilities are the responsibility of the respective owners or members. Accordingly, the accompanying financial statements do not include any provision for income taxes.

                      BARNET DULANEY EYE CENTER, P.L.L.C.

  Revenues

     Medical service revenues are accounted for in the period in which the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payers and others. Provisions for estimated third-party payer adjustments are estimated and recorded in the period the related services are provided. Any adjustment to the amounts recorded will be recorded in the period in which the revised amount is determined. A significant portion of BDEC's medical service revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, BDEC participates in agreements with managed care organizations to provide services at negotiated rates or for capitated payments.

  Concentration of Credit Risk

     BDEC extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. BDEC manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

3. EQUIPMENT:

     Equipment consists of the following:

                                                     ESTIMATED
                                                      USEFUL               DECEMBER 31
                                                       LIVES       ---------------------------
                                                      (YEARS)         1994            1995
                                                     ---------     -----------     -----------
    Equipment.......................................     5         $   710,090     $ 1,291,320
    Leasehold improvements..........................     5             270,288         376,661
    Furniture and fixtures..........................     7             220,516         255,320
    Equipment under capital leases..................     5             440,642          81,452
                                                                   -----------     -----------
                                                                     1,641,536       2,004,753
    Less -- Accumulated depreciation and
      amortization..................................                (1,047,745)     (1,166,174)
                                                                   -----------     -----------
              Net equipment.........................               $   593,791     $   838,579
                                                                   ===========     ===========

                      BARNET DULANEY EYE CENTER, P.L.L.C.

4. DEBT:

     Debt consists of the following:

                                                                         DECEMBER 31
                                                                   -----------------------
                                                                     1994          1995
                                                                   ---------     ---------
    Line of credit, bearing interest at prime plus 1.25% (9.75%
      at December 31, 1995), maturing on February 28, 1998,
      secured by equipment and accounts receivable...............  $ 249,500     $ 107,263
    Note payable to bank, bearing interest at prime plus 1.25% at
      December 31, 1995, maturing on October 10, 1998, secured by
      equipment and accounts receivable..........................         --       229,167
    Note payable to supplier, payable in monthly installments
      through August 1998........................................         --        55,748
    Various notes payable to financing companies, due in 1995, payable in installments, bearing interest ranging from 2%
      to 12.6%, collateralized by various vehicles and
      equipment..................................................     39,300            --
                                                                   ---------     ---------
              Total long-term debt...............................    288,800       392,178
    Less -- Current portion......................................   (184,523)     (158,907)
                                                                   ---------     ---------
              Long-term debt, excluding current portion..........  $ 104,277     $ 233,271
                                                                   =========     =========

     Certain debt obligations contain covenants that require maintenance of certain financial ratios. The most restrictive covenant is the debt coverage ratio. Default of any covenant could affect the ability of BDEC to borrow under the agreements and, if not waived or corrected, could accelerate the maturity of any borrowings outstanding under the agreements. As of December 31, 1995, BDEC has complied with existing loan covenants. In addition, the note payable to bank is guaranteed by two of the physician owners.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt (excluding capital lease obligations) are as follows:

                1996..............................................  $158,907
                1997..............................................   158,907
                1998..............................................    74,364
                                                                    --------
                          Total...................................  $392,178
                                                                    ========

                      BARNET DULANEY EYE CENTER, P.L.L.C.

     BDEC leases office space as well as certain equipment under capital leases and noncancelable operating lease agreements which expire at various dates. At December 31, 1995, minimum annual rental commitments under capital leases and noncancelable operating leases with terms in excess of one year are as follows:

                                                                   CAPITAL      OPERATING
                                                                    LEASES        LEASES
                                                                   --------     ----------
    1996.........................................................  $251,259     $  852,923
    1997.........................................................    26,005        544,108
    1998.........................................................        --        524,416
    1999.........................................................        --        464,216
    2000.........................................................        --        436,693
    Thereafter...................................................        --         23,119
                                                                   --------     ----------
              Total minimum lease payments.......................   277,264     $2,845,475
                                                                                ==========
    Less -- Amounts representing interest........................     7,808
                                                                   --------
              Present value of minimum capital lease payments....   269,456
    Less -- Current portion of obligations under capital
      leases.....................................................   244,829
                                                                   --------
              Long-term obligations under capital leases, net of
                current portion..................................  $ 24,627
                                                                   ========

     Rent expense related to operating leases amounted to $1,141,526 and $1,189,230 for the years ended December 31, 1994 and 1995, respectively. Cash interest paid was approximately $59,056 and $78,592 in 1994 and 1995, respectively.

5. EMPLOYEE BENEFIT PLANS:

     BDEC has a 401(k) profit-sharing plan which permits participants to make voluntary contributions. BDEC pays all general and administrative expenses of the plan. BDEC contributions are discretionary, and no contributions were made to this plan in 1994 or 1995.

     BDEC does not provide postretirement benefits to employees and, accordingly, the impact of Statement of Financial Accounting Standards No. 106 had no material effect on BDEC.

6. COMMITMENTS AND CONTINGENCIES:

     BDEC is insured with respect to medical malpractice risks on a claims-made basis. In the normal course of business, BDEC has been named in various lawsuits. In the opinion of BDEC's management, final settlement, if any, due as a result of the litigation is not expected to be material to the operating results or the financial position of BDEC.

7. RELATED-PARTY TRANSACTIONS:

  Lease Transactions

     BDEC leases facility space from one of the owner physicians. Rent expense on related-party operating leases amounted to $273,566 for each of the years ended December 31, 1994 and 1995.

  Other Related-Party Balances and Transactions

     Net amounts due from owners of BDEC are reflected on the accompanying balance sheet and reflect the net transactions between BDEC and its owners (and their related entities). As of December 31, 1995 and

                      BARNET DULANEY EYE CENTER, P.L.L.C.

1994, amounts due from owners totaled $458,803 and $221,824, respectively, and are included in other current assets.

     A member of BDEC who is also the stockholder of The Eye Surgery Center at Phoenix, Ltd., has a personal note payable to Bank One, Arizona, of approximately $180,500 at December 31, 1995, collateralized by certain accounts receivable and equipment of BDEC. The note was paid in February 1996.

     In various instances, relatives of the owners of BDEC are employees of the clinic.

8. SUBSEQUENT EVENT:

     On February 15, 1996, substantially all assets and liabilities of BDEC were acquired by Physicians Resource Group, Inc. (PRG), in exchange for 408,576 shares of PRG common stock and cash of $1,716,446. In connection therewith, BDEC entered into a 40-year service agreement with PRG, whereby PRG will provide substantially all nonmedical services to the practice.

     The financial statements of BDEC have been prepared as supplemental information about the entity to which PRG will provide management services following consummation of the acquisition. BDEC previously operated as a separate independent entity. The historical financial position, results of operations and cash flows do not reflect any adjustments relating to the acquisition.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Physicians Resource Group, Inc.:

     We have audited the accompanying combined balance sheet of Physicians Resource Group, Inc. -- Selected Acquisition Practices (as identified in Note 1) as of December 31, 1994, and the related combined statements of earnings, owners' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Physicians Resource Group, Inc. -- Selected Acquisition Practices' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Physicians Resource Group, Inc. -- Selected Acquisition Practices as of December 31, 1994, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
November 21, 1995

       PHYSICIANS RESOURCE GROUP, INC. -- SELECTED ACQUISITION PRACTICES

             COMBINED BALANCE SHEETS -- DECEMBER 31, 1994 AND 1995
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                        1995
                                                                          1994       ----------
                                                                         -------     (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents............................................  $ 1,030      $  1,192
  Accounts receivable, less allowance for contractual adjustments and
     bad debts of $1,766 in 1994 and $1,699 in 1995....................    3,075         2,779
  Inventories..........................................................      375           356
  Prepaid expenses and other current assets............................      434           492
                                                                         -------       -------
          Total current assets.........................................    4,914         4,819
PROPERTY AND EQUIPMENT, net............................................    4,679         4,145
OTHER NONCURRENT ASSETS, net...........................................      652           704
                                                                         -------       -------
          Total assets.................................................  $10,245      $  9,668
                                                                         =======       =======
                                LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Short-term notes payable.............................................  $   367      $    237
  Current portion of long-term debt....................................    1,438           770
  Current portion of obligations under capital leases..................      130            34
  Accounts payable and accrued expenses................................    1,094           643
  Accrued salaries and benefits........................................      891           671
                                                                         -------       -------
          Total current liabilities....................................    3,920         2,355
LONG-TERM DEBT, net of current portion.................................    2,157         2,580
LONG-TERM OBLIGATIONS UNDER CAPITAL LEASES, net of current portion.....      114            53
                                                                         -------       -------
          Total liabilities............................................    6,191         4,988
OWNERS' EQUITY.........................................................    4,054         4,680
                                                                         -------       -------
          Total liabilities and owners' equity.........................  $10,245      $  9,668
                                                                         =======       =======

    The accompanying notes are an integral part of these combined financial statements.

       PHYSICIANS RESOURCE GROUP, INC. -- SELECTED ACQUISITION PRACTICES

                        COMBINED STATEMENTS OF EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
                                 (IN THOUSANDS)

                                                                                       1995
                                                                         1994       -----------
                                                                        -------     (UNAUDITED)
REVENUES:
  Medical service revenues, net.......................................  $27,446       $28,587
  Other revenues......................................................    2,552         2,652
                                                                        -------     -----------
          Total revenues..............................................   29,998        31,239
COSTS AND EXPENSES:
  Compensation to physician owners....................................    6,780         6,180
  Salaries, wages and benefits........................................   11,780        11,764
  Pharmaceuticals and supplies........................................    3,209         3,185
  General and administrative expenses.................................    8,300         7,967
  Depreciation and amortization.......................................    1,500         1,462
  Interest expense....................................................      158           285
  Other (income) expense, net.........................................      (44)         (230)
                                                                        -------     -----------
          Total costs and expenses....................................   31,683        30,613
                                                                        -------     -----------
          Net earnings (loss).........................................  $(1,685)      $   626
                                                                        =======     =========
SUPPLEMENTAL DISCLOSURE:
  Combined compensation to and net earnings of physician owners.......  $ 5,095       $ 6,806
                                                                        =======     =========

    The accompanying notes are an integral part of these combined financial statements.

       PHYSICIANS RESOURCE GROUP, INC. -- SELECTED ACQUISITION PRACTICES

                     COMBINED STATEMENTS OF OWNERS' EQUITY
                     FOR THE YEARS ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

BALANCE, December 31, 1993.........................................................  $ 5,535
  Net earnings (loss)..............................................................   (1,685)
  Capital contributions by owners..................................................      204
                                                                                     -------
BALANCE, December 31, 1994.........................................................    4,054
  Net earnings (loss) (unaudited)..................................................      626
                                                                                     -------
BALANCE, December 31, 1995 (unaudited).............................................  $ 4,680
                                                                                     =======

    The accompanying notes are an integral part of these combined financial statements.

       PHYSICIANS RESOURCE GROUP, INC. -- SELECTED ACQUISITION PRACTICES

                       COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
                                 (IN THOUSANDS)

                                                                                       1995
                                                                         1994       -----------
                                                                        -------     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss).................................................  $(1,685)      $   626
                                                                        -------       -------
  Adjustments to reconcile net earnings (loss) to net cash provided by operating activities --
     Depreciation and amortization....................................    1,500         1,462
     Changes in assets and liabilities --
       (Increase) decrease in --
          Accounts receivable, net....................................      382           296
          Inventory...................................................      149            19
          Prepaid expenses and other assets...........................     (244)         (158)
       Increase (decrease) in --
          Accounts payable and other accrued expenses.................      145          (451)
          Accrued salaries and benefits...............................      156          (220)
                                                                        -------       -------
                                                                          2,088           948
                                                                        -------       -------
            Net cash provided by operating activities.................      403         1,574
                                                                        -------       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for acquisition of clinic operating assets, net of cash
     acquired.........................................................     (630)           --
  Purchase of property and equipment..................................   (1,150)         (880)
                                                                        -------       -------
            Net cash used in investing activities.....................   (1,780)         (880)
                                                                        -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term obligations.................................    1,635         2,478
  Repayment of long-term obligations..................................     (765)       (2,853)
  Repayment of obligations under capital leases.......................     (111)         (157)
  Cash contributions by owners and partners...........................      204            --
                                                                        -------       -------
            Net cash provided by (used in) financing activities.......      963          (532)
                                                                        -------       -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..................     (414)          162
CASH AND CASH EQUIVALENTS, beginning of period........................    1,444         1,030
                                                                        -------       -------
CASH AND CASH EQUIVALENTS, end of period..............................  $ 1,030       $ 1,192
                                                                        =======       =======
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTMENT ACTIVITIES:
  Capital lease obligations incurred to acquire equipment.............  $    76       $    --
                                                                        =======       =======

    The accompanying notes are an integral part of these combined financial statements.

       PHYSICIANS RESOURCE GROUP, INC. -- SELECTED ACQUISITION PRACTICES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Physicians Resource Group, Inc., and subsidiaries (PRG) was formed to create an eye care services company which owns the assets of and provides management services to ophthalmic and optometric businesses. Effective June 30, 1995, PRG consummated an initial public offering (the Offering) and simultaneously exchanged cash, shares of its common stock and a note payable for certain assets of and liabilities associated with 10 eye care practices (the Founding Affiliated Practices). Concurrent with these transactions, the Founding Affiliated Practices entered into 40-year service agreements with PRG for management, operational and administrative services in return for management service fees.

     PRG intends to exchange shares of its stock and cash for certain assets of, and liabilities associated with, 10 additional eye care practices and enter into 40-year service agreements with the practices and the physician owners of the practices. The accompanying combined financial statements of Physicians Resource Group, Inc. -- Selected Acquisition Practices represent five of those practices (Selected Acquisition Practices). The Selected Acquisition Practices are comprised of numerous legal entities and conduct business as Mann Berkeley Eye Center, Shepherd Eye Clinic, Nevada Eye and Ear, P.A., Sandusky Ophthalmology and William Lipsky M.D., P.A. The Selected Acquisition Practices are based in Texas, Nevada and Ohio.

     The combined financial statements of the Selected Acquisition Practices have been prepared as supplemental information about the entities to which PRG will provide management services following consummation of the acquisitions. The Selected Acquisition Practices previously have operated as separate independent entities. Their historical financial positions, results of operations and cash flows have been combined in the accompanying financial statements and do not reflect any adjustments relating to the proposed acquisition or the impacts that may have occurred if the operations of the Selected Acquisition Practices had been combined. PRG will provide management services to the Selected Acquisition Practices. PRG will not practice medicine, thus the combined financial statements are not representative of the future operations of PRG. All significant intercompany accounts and transactions have been eliminated.

     Most of the Selected Acquisition Practices maintained their books and records on the cash basis of accounting. The accompanying financial statements have been prepared on the accrual basis of accounting. These combined financial statements have been prepared to show the operations and financial position of the Selected Acquisition Practices, a portion of whose assets and operations will be acquired by PRG. Because certain entities are nontaxpaying (i.e., partnerships, S Corporations and corporations managed to result in taxes being the responsibility of the respective owners), the financial statements have been presented on a pretax basis, as further described in Note 2.

     The supplemental caption on the statements of earnings, "Combined compensation to and net earnings of physician owners," reflects the total earnings available to the physician owners for each period.

     The financial information for the year ended December 31, 1995, has not been audited. Certain information and note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the unaudited financial information. In the opinion of the management of the Selected Acquisition Practices, the unaudited financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash Equivalents

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

       PHYSICIANS RESOURCE GROUP, INC. -- SELECTED ACQUISITION PRACTICES

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

  Inventories

     Inventories consist primarily of spectacle frames and lenses and are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

  Property and Equipment

     Property and equipment are stated at cost. Equipment under capital leases is stated at the net present value of the future minimum lease payments at the inception of the related leases. Depreciation of property and equipment is calculated using accelerated methods over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while cost of betterments and renewals are capitalized.

  Other Noncurrent Assets

     Other noncurrent assets consist primarily of the excess of cost of acquired assets over the fair value (goodwill) and noncompete agreements. Goodwill is amortized on a straight-line basis over periods ranging from five to 40 years. Noncompete agreements are amortized on the straight-line basis over periods ranging from two to 15 years, which represent the shorter of the economic value or the term of the respective agreements.

  Income Taxes

     Certain of the Selected Acquisition Practices are S Corporations or partnerships; accordingly, income tax liabilities are the responsibility of the respective owners or partners. The taxable corporations included in the Selected Acquisition Practices historically have not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the absence of the PRG transaction. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of the taxable entities have not been reflected in these combined financial statements. The consistent presentation of the financial statements on a pretax basis also provides comparability that would not otherwise be the case when presenting a combination of various taxable and nontaxable entities.

  Owners' Equity

     Owners' equity includes the respective capital stock, additional paid-in capital, partnership capital and retained earnings of the various legal entities reflected herein as the Selected Acquisition Practices. For the Selected Acquisition Practices with multiple owners, various types of agreements exist among the owners which call for the transfer of a physician's ownership interest to the continuing owners in the case of certain events such as the owner's retirement or death. Frequently, the existing owners or practices are required to pay the departed owner for his interest.

       PHYSICIANS RESOURCE GROUP, INC. -- SELECTED ACQUISITION PRACTICES

  Revenues

     Medical services revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payers and others. Provisions for estimated third-party payer adjustments are estimated in the period the related services are provided. Any adjustment to the amounts recorded will be recorded in the period in which the revised amount is determined. Due to the demographics of ophthalmic patients, a significant portion of the Selected Acquisition Practices' medical services revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, the Selected Acquisition Practices participate in agreements with managed care organizations to provide services at negotiated rates or for capitated payments.

     Other revenues consist primarily of sales of spectacle frames, lenses and contact lenses.

  Concentration of Credit Risk

     The Selected Acquisition Practices extend credit to patients covered by insurance programs such as governmental programs like Medicare and Medicaid and private insurers. The Selected Acquisition Practices manage credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

3. ACQUISITIONS AND OTHER TRANSACTIONS:

     Certain of the Selected Acquisition Practices have completed acquisitions of certain operating assets of additional practices. These acquisitions were accounted for using the purchase method. The financial results of the acquisitions have been included in the combined financial statements of the Selected Acquisition Practices from the date of their acquisition. The pro forma effect of the acquisitions was not material to the results of operations or financial position of the Selected Acquisition Practices. The estimated fair value of assets acquired is summarized as follows:

                                                                         ACQUISITIONS
                                                                       COMPLETED DURING
                                                                        THE YEAR ENDED
                                                                       DECEMBER 31, 1994
                                                                       -----------------
        Property and equipment.........................................       $ 336
        Accounts receivable............................................          41
        Inventories....................................................         130
        Intangible assets..............................................         412
                                                                              ----
        Purchase price.................................................       $ 919
                                                                              ====

       PHYSICIANS RESOURCE GROUP, INC. -- SELECTED ACQUISITION PRACTICES

4. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                              ESTIMATED USEFUL     DECEMBER 31,
                                                               LIVES (YEARS)           1994
                                                              ----------------     ------------
    Equipment...............................................     3-7                 $  7,108
    Leasehold improvements..................................     5-40                   2,649
    Furniture and fixtures..................................     3-7                    5,438
    Equipment under capital leases..........................     5-7                      399
                                                                                     --------
                                                                                       15,594
    Less -- Accumulated depreciation and amortization.......                          (10,915)
                                                                                     --------
              Net property and equipment....................                         $  4,679
                                                                                     ========

5. OTHER NONCURRENT ASSETS:

     Other noncurrent assets consist of the following as of December 31, 1994:

    Excess of cost of acquired assets over fair value.............................  $480
    Noncompete agreements.........................................................   170
    Other.........................................................................    88
                                                                                    ----
                                                                                     738
    Less -- Accumulated amortization..............................................   (86)
                                                                                    ----
              Net other noncurrent assets.........................................  $652
                                                                                    ====

6. SHORT-TERM AND LONG-TERM OBLIGATIONS:

  Short-Term Notes Payable

     Short-term notes payable consist of the following as of December 31, 1994:

    Note payable to a financial institution, bearing interest at prime plus 2%
      (10.75% at December 31, 1994), collateralized by various assets of one
      Selected Acquisition Practice...............................................  $ 65
    Notes payable to financing companies and individual owners, some of which are collateralized by certain assets of various Selected Acquisition Practices,
      bearing interest from 10% to 12%............................................   302
                                                                                    ----
              Total short-term debt...............................................  $367
                                                                                    ====

       PHYSICIANS RESOURCE GROUP, INC. -- SELECTED ACQUISITION PRACTICES

  Long-Term Debt

     Long-term debt consists of the following as of December 31, 1994:

    Term loans payable to banks, due through 2000, bearing interest at prime plus 0.5% to prime plus 2%, payable monthly, collateralized by certain
      assets of various Selected Acquisition Practices.........................  $   861
    Term loans payable to banks, due through 1998, bearing interest from 6.5%
      to 8.5%, payable monthly, collateralized by certain assets of various
      Selected Acquisition Practices...........................................    1,739
    Notes payable to financing companies and various individuals, due from 1995 to 1999, payable in installments, bearing interest ranging from 6.0% to
      10.75%, collateralized by certain assets of various Selected Acquisition
      Practices................................................................      995
                                                                                 -------
              Total long-term debt.............................................    3,595
    Less -- Current portion....................................................   (1,438)
                                                                                 -------
              Long-term debt, excluding current portion........................  $ 2,157
                                                                                 =======

     Certain debt obligations contain covenants that require maintenance of certain financial ratios. Default of any covenant could affect the ability of individual entities to borrow under the agreements and, if not waived or corrected, could accelerate the maturity of any borrowings outstanding under the agreements. As of December 31, 1994, each of the Selected Acquisition Practices has complied with existing loan covenants. Certain of these debt instruments are guaranteed by the owners of the Selected Acquisition Practices.

     As of December 31, 1994, the aggregate amounts of annual principal maturities of long-term debt (excluding capital lease obligations) are as follows:

                1995................................................  $1,438
                1996................................................     632
                1997................................................     504
                1998................................................     376
                1999................................................     188
                Thereafter..........................................     457
                                                                      ------
                          Total.....................................  $3,595
                                                                      ======

     Cash interest paid was approximately $131 in 1994.

       PHYSICIANS RESOURCE GROUP, INC. -- SELECTED ACQUISITION PRACTICES

  Leases

     The Selected Acquisition Practices lease office space as well as certain equipment under capital leases and noncancelable operating lease agreements which expire through 2005. At December 31, 1994, minimum annual rental commitments under capital leases and noncancelable operating leases with terms in excess of one year are as follows:

                                                                        CAPITAL     OPERATING
                                                                        LEASES       LEASES
                                                                        -------     ---------
    1995..............................................................   $  177      $  2,142
    1996..............................................................       45         1,920
    1997..............................................................       21         1,818
    1998..............................................................       17         1,643
    1999..............................................................        3         1,484
    Thereafter........................................................       --         4,782
                                                                          -----       -------
              Total minimum lease payments............................      263      $ 13,789
                                                                                      =======
    Less -- Amounts representing interest.............................      (19)
                                                                          -----
              Present value of minimum capital lease payments.........      244
    Less -- Current portion of obligations under capital leases.......     (130)
                                                                          -----
              Long-term obligations under capital leases, net of
                current portion.......................................   $  114
                                                                          =====

     Rent expense related to operating leases amounted to $2,354 for the year ended December 31, 1994.

7. EMPLOYEE BENEFIT PLANS:

     Certain of the Selected Acquisition Practices have qualified defined contribution plans which permit participants to make voluntary contributions. The applicable Selected Acquisition Practices pay all general and administrative expenses of the plans and, in some cases, make matching contributions on behalf of the employees. The Selected Acquisition Practices made contributions related to these plans totaling $86 in 1994.

     The Selected Acquisition Practices have not provided employees any postretirement benefits and, accordingly, the impact of Statement of Financial Accounting Standards No. 106 had no material effect on the Selected Acquisition Practices.

8. COMMITMENTS AND CONTINGENCIES:

     The Selected Acquisition Practices are insured with respect to medical malpractice risks on a claims-made basis. In the normal course of business, certain of the individual Selected Acquisition Practices have been named in various lawsuits, primarily alleging medical malpractice. In the opinion of the Selected Acquisition Practices' management, final settlement, if any, due as a result of the litigation, and without consideration of possible insurance recoveries, is not expected to be material to the operating results or financial condition of the Selected Acquisition Practices.

9. RELATED-PARTY TRANSACTIONS:

  Lease Transactions

     The Selected Acquisition Practices lease facility space from various partnerships which include owning physicians and trusts in which relatives of the owner physicians are named as beneficiaries. Additionally, several Selected Acquisition Practices lease equipment from physician owners, some of which are capital leases. Interest expense recognized on related-party capital lease obligations amounted to $4 for the year

       PHYSICIANS RESOURCE GROUP, INC. -- SELECTED ACQUISITION PRACTICES ended December 31, 1994. Rent expense on related-party operating leases amounted to $794 for the year ended December 31, 1994.

  Other Related-Party Balances and Transactions

     Included in other current assets at December 31, 1994, is approximately $320 of amounts due from owners of the Selected Acquisition Practices. Included in accounts payable is $84 of amounts which are payable to owners of the Selected Acquisition Practices as of December 31, 1994.

     In various instances, relatives of the owners of the Selected Acquisition Practices are employees of the clinics.

10. EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF AUDITORS' REPORT:

     From late January to mid-February of 1996, PRG consummated the acquisition of certain assets of and liabilities associated with the Selected Acquisition Practices in exchange for cash and PRG common stock. The transactions have been recorded by PRG using the purchase method of accounting. The selling physicians have created new entities for the practice of medicine (New PCs) and have entered into 40-year service agreements with PRG.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Physicians Resource Group, Inc.:

     We have audited the accompanying combined balance sheet of Physicians Resource Group, Inc. -- Certain Acquisition Practices (as identified in Note 1) as of December 31, 1995, and the related combined statements of operations and owners' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Physicians Resource Group, Inc. -- Certain Acquisition Practices management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Physicians Resource Group, Inc. -- Certain Acquisition Practices as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
April 12, 1996

        PHYSICIANS RESOURCE GROUP, INC. -- CERTAIN ACQUISITION PRACTICES

                  COMBINED BALANCE SHEET -- DECEMBER 31, 1995

                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents......................................................  $  473,191
  Accounts receivable, less allowance for contractual adjustments
     and bad debts of $1,191,548.................................................   1,619,484
  Inventories....................................................................     215,895
  Prepaid expenses and other current assets......................................     234,464
                                                                                   ----------
          Total current assets...................................................   2,543,034
PROPERTY AND EQUIPMENT, net......................................................   1,337,295
OTHER NONCURRENT ASSETS..........................................................   1,549,010
                                                                                   ----------
          Total assets...........................................................  $5,429,339
                                                                                   ==========
LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Short-term notes payable
     Related parties.............................................................  $  170,000
     Other.......................................................................     109,658
  Current portion of long-term debt and capital lease
     Related parties.............................................................     501,553
     Other.......................................................................      10,545
  Accounts payable...............................................................     249,689
  Accrued expenses...............................................................     233,069
  Accrued salaries and benefits..................................................     364,857
                                                                                   ----------
          Total current liabilities..............................................   1,639,371
LONG-TERM DEBT AND CAPITAL LEASE, net of current portion.........................   2,047,655
                                                                                   ----------
          Total liabilities......................................................   3,687,026
                                                                                   ----------
OWNERS' EQUITY...................................................................   1,742,313
                                                                                   ----------
          Total liabilities and owners' equity...................................  $5,429,339
                                                                                   ==========

    The accompanying notes are an integral part of these combined financial statements.

        PHYSICIANS RESOURCE GROUP, INC. -- CERTAIN ACQUISITION PRACTICES

              COMBINED STATEMENT OF OPERATIONS AND OWNERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1995

NET REVENUES....................................................................  $15,268,213
COSTS AND EXPENSES:
  Compensation to physician owners..............................................    4,140,595
  Salaries, wages, and benefits.................................................    5,412,256
  Pharmaceuticals and supplies..................................................      924,380
  General and administrative expenses...........................................    3,962,447
  Depreciation and amortization.................................................      511,906
  Interest expense..............................................................      110,932
  Other (income) expense, net...................................................      (40,471)
                                                                                  -----------
          Total costs and expenses..............................................   15,022,045
                                                                                  -----------
NET EARNINGS....................................................................  $   246,168
OWNERS' EQUITY, beginning of year...............................................    1,496,145
                                                                                  -----------
OWNERS' EQUITY, end of year.....................................................  $ 1,742,313
                                                                                  ===========
SUPPLEMENTAL DISCLOSURE:
  Combined compensation to and net earnings of physician owners.................  $ 4,386,763
                                                                                  ===========

    The accompanying notes are an integral part of these combined financial statements.

        PHYSICIANS RESOURCE GROUP, INC. -- CERTAIN ACQUISITION PRACTICES

                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings....................................................................  $246,168
  Adjustments to reconcile net earnings to net cash provided by operating activities --
     Depreciation and amortization................................................   511,906
     Changes in assets and liabilities --
       (Increase) decrease in --
          Accounts receivable, net................................................   (58,763)
          Inventories.............................................................     8,127
          Prepaid expenses and other current assets...............................   (88,017)
       Increase (decrease) in --
          Accounts payable and accrued expenses...................................   (24,787)
          Accrued salaries and benefits...........................................    90,788
                                                                                    --------
          Net cash provided by operating activities...............................   685,422
                                                                                    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for acquisition of clinic operating assets, net of cash acquired.......   (50,000)
  Purchase of property and equipment..............................................  (301,862)
                                                                                    --------
          Net cash used in investing activities...................................  (351,862)
                                                                                    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt....................................................    70,655
  Repayment of long-term debt and capital leases..................................  (127,656)
                                                                                    --------
          Net cash used in financing activities...................................   (57,001)
                                                                                    --------
NET INCREASE IN CASH AND CASH EQUIVALENTS.........................................   276,559
CASH AND CASH EQUIVALENTS, beginning of period....................................   196,632
                                                                                    --------
CASH AND CASH EQUIVALENTS, end of period..........................................  $473,191
                                                                                    ========

    The accompanying notes are an integral part of these combined financial statements.

        PHYSICIANS RESOURCE GROUP, INC. -- CERTAIN ACQUISITION PRACTICES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Physicians Resource Group, Inc., and subsidiaries (PRG) was formed to create an eye care services company which owns the assets of and provides management services to ophthalmic and optometric businesses. Effective June 30, 1995, PRG consummated an initial public offering (the Offering) and simultaneously exchanged cash, shares of its common stock and a note payable for certain assets of and liabilities associated with 10 eye care practices (the Founding Affiliated Practices). Concurrent with these transactions, the Founding Affiliated Practices entered into 40-year service agreements with PRG for management, operational and administrative services in return for management service fees.

     During the first quarter of 1996, PRG completed the acquisition of 61 eye care practices. The service agreements with these additional 61 eye care practices are substantially similar to those that PRG has entered into with the Founding Affiliated Practices.

     PRG intends to exchange shares of its stock and cash for certain assets of, and liabilities associated with, 10 additional eye care practices and enter into 40-year service agreements with the practices and the physician owners of the practices. The accompanying combined financial statements of Physicians Resource Group, Inc. -- Certain Acquisition Practices represent five of those practices (Certain Acquisition Practices). The Certain Acquisition Practices are comprised of numerous legal entities and conduct business as John M. Haley, M.D., P.A.; Shelby A. Wyll, M.D., P.A.; Association in Ophthalmology, P.A.; Milauskas Eye Institute Medical Group; Key Whitman Eye Center, P.A. The Certain Acquisition Practices are based in Texas, South Carolina, and California.

     The combined financial statements of the Certain Acquisition Practices have been prepared as supplemental information about the entities to which PRG will provide management services following consummation of the acquisitions. The Certain Acquisition Practices previously have operated as separate independent entities. Their historical financial positions, results of operations and cash flows have been combined in the accompanying financial statements and do not reflect any adjustments relating to the proposed acquisition or the impacts that may have occurred if the operations of the Certain Acquisition Practices had been combined. PRG will provide management services to the Certain Acquisition Practices. PRG will not practice medicine, thus the combined financial statements are not representative of the future operations of PRG. All significant intercompany accounts and transactions have been eliminated.

     Most of the Certain Acquisition Practices maintained their books and records on the cash basis of accounting. The accompanying financial statements have been prepared on the accrual basis of accounting. Because certain entities are nontaxpaying (i.e., partnerships, S Corporations and corporations managed to result in taxes being the responsibility of the respective owners), the financial statements have been presented on a pretax basis, as further described in Note 2.

     The supplemental caption on the statements of earnings, "Combined compensation to and net earnings of physician owners," reflects the total earnings available to the physician owners for the period.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash Equivalents

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from

        PHYSICIANS RESOURCE GROUP, INC. -- CERTAIN ACQUISITION PRACTICES the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

  Inventories

     Inventories consist primarily of spectacle frames and lenses and are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using accelerated methods over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Other Noncurrent Assets

     Other noncurrent assets consist primarily of the excess of cost of acquired assets over the fair value (goodwill) and noncompete agreements. Goodwill is amortized on a straight-line basis over five to 15 years. Noncompete agreements are amortized on the straight-line basis over five years, which represent the shorter of the economic value or the term of the respective agreements.

  Income Taxes

     Some of the Certain Acquisition Practices are S Corporations; accordingly, income tax liabilities are the responsibility of the respective owners. The taxable corporations included in the Certain Acquisition Practices historically have not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the absence of the PRG transaction. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of the taxable entities have not been reflected in these combined financial statements. The consistent presentation of the financial statements on a pretax basis also provides comparability that would not otherwise be the case when presenting a combination of various taxable and nontaxable entities.

  Owners' Equity

     Owners' equity includes the respective capital stock, additional paid-in capital, partnership capital and retained earnings of the various legal entities reflected herein as the Certain Acquisition Practices.

  Net Revenues

     Medical services revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payers and others. Provisions for estimated third-party payer adjustments are estimated in the period the related services are provided. Any adjustment to the amounts recorded will be recorded in the period in which the revised amount is determined. Due to the demographics of ophthalmic patients, a significant portion of the Certain Acquisition Practices' medical services revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, the Certain Acquisition Practices participate in agreements with managed care organizations to provide services at negotiated rates or for capitated payments.

        PHYSICIANS RESOURCE GROUP, INC. -- CERTAIN ACQUISITION PRACTICES

  Concentration of Credit Risk

     The Certain Acquisition Practices extend credit to patients covered by insurance programs such as governmental programs like Medicare and Medicaid and private insurers. The Certain Acquisition Practices manage credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

  Use of Estimates

     The preparation of these financial statements requires the use of certain estimates by management in determining the entities' assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

3. ACQUISITIONS AND OTHER TRANSACTIONS:

     Several of the Certain Acquisition Practices completed acquisitions of operating assets of additional practices. These acquisitions were accounted for using the purchase method. The financial results of the acquisition have been included in the combined financial statements of the Certain Acquisition Practices from the date of its acquisition. The Key Whitman Eye Center P.A. acquired an ambulatory surgery center (ASC) on October 1, 1995. The related operations since October 1, 1995 are reflected in the accompanying financial statements. Had the operations of the ASC been reflected for twelve months, net revenues would have increased $1,412,496 and net earnings would have increased $849,077. The pro forma effect of the other acquisitions were not material to the results of operations or financial position of the Certain Acquisition Practices. The following table reflects the allocation of the purchase price.

    Tangible assets...........................................................  $337,786
    Goodwill and other intangibles............................................   614,752
    Liabilities assumed.......................................................    44,716
                                                                                --------
              Total purchase price............................................  $997,254
                                                                                ========
    Cash paid.................................................................  $ 50,000
    Debt issued...............................................................   947,254
                                                                                --------
                                                                                $997,254
                                                                                ========

4. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                              ESTIMATED USEFUL     DECEMBER 31,
                                                               LIVES (YEARS)           1995
                                                              ----------------     ------------
    Land....................................................      --               $    332,108
    Equipment...............................................     3-7                  5,056,884
    Leasehold improvements..................................     5-40                   441,833
    Furniture and fixtures..................................     3-7                    875,438
                                                                                    -----------
                                                                                      6,706,263
    Less -- Accumulated depreciation and amortization.......                         (5,368,968)
                                                                                    -----------
              Property and equipment, net...................                       $  1,337,295
                                                                                    ===========

        PHYSICIANS RESOURCE GROUP, INC. -- CERTAIN ACQUISITION PRACTICES

5. OTHER NONCURRENT ASSETS:

     Other noncurrent assets consist of the following as of December 31, 1995:

    Goodwill.................................................................  $1,489,803
    Noncompete agreements....................................................     125,000
    Other....................................................................      46,319
                                                                               ----------
                                                                                1,661,122
    Less -- Accumulated amortization.........................................    (112,112)
                                                                               ----------
              Net other noncurrent assets....................................  $1,549,010
                                                                               ==========

6. SHORT-TERM NOTES PAYABLE

     Short-term notes payable consist of the following as of December 31, 1995:

                                                                     RELATED
                                                                     PARTIES       OTHER
                                                                     --------     --------
    Line of credit, payable to a bank, bearing interest at 9.5%, due
      in April, 1996...............................................  $     --     $ 96,701
    Note payable to owner, bearing interest at 9% at December 31,
      1995, collateralized by various assets, payment due on
      demand.......................................................    20,000           --
    Note payable, bearing interest at 8%, payable in three equal principal installments of $50,000 on the first day of
      January, April and
      July of 1996, together with any unpaid interest,
      collateralized
      by various assets............................................   150,000           --
    Note payable to a financing company, bearing interest at 6.5%
      at December 31, 1995.........................................        --       12,957
                                                                     --------     --------
              Total short-term debt................................  $170,000     $109,658
                                                                     ========     ========

        PHYSICIANS RESOURCE GROUP, INC. -- CERTAIN ACQUISITION PRACTICES

7. LONG-TERM DEBT AND CAPITAL LEASES

     Long-term debt and capital leases consist of the following as of December 31, 1995:

                                                                    RELATED
                                                                    PARTIES        OTHER
                                                                   ----------     --------
    Capital lease to financing company, due from 1996 to 2000, payable in monthly installments of $1,508 with interest at
      13.46%, collateralized by certain equipment................  $       --     $ 60,843
    Note payable to seller, interest rate at 5.34%. Monthly
      payments of principal and interest of $18,352,
      collateralized by certain assets, due in year 2000.........     884,912           --
    Note payable to seller, bearing interest at prime (8.5% at
      December 31, 1995), monthly payments of $14,046 plus
      interest, collateralized by certain assets, due in year
      2000.......................................................     793,837           --
    Note payable to seller, non-interest bearing, monthly
      payments of $1,667, collateralized by certain assets, due
      in year 2000...............................................      95,000           --
    Note payable to an owner, bearing interest at prime (8.5% at
      December 31, 1995), monthly payments of $12,274 plus
      interest, collateralized by certain assets, due September
      2000.......................................................     699,615           --
    Note payable to an owner, bearing interest at prime (8.5% at
      December 31, 1995), collateralized by certain assets, due
      February 1999..............................................      25,546           --
                                                                   ----------     --------
              Total long-term debt and capital leases............   2,498,910       60,843
                   Less -- Current portion.......................    (501,553)     (10,545)
                                                                   ----------     --------
              Long-term debt, excluding current portion..........  $1,997,357     $ 50,298
                                                                   ==========     ========

     Several of these debt instruments are guaranteed by the owners of the Certain Acquisition Practices.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt (excluding capital lease obligations) are as follows:

    1996.....................................................................  $  501,553
    1997.....................................................................     526,346
    1998.....................................................................     531,149
    1999.....................................................................     541,868
    2000.....................................................................     397,994
    Thereafter...............................................................          --
                                                                               ----------
              Total..........................................................  $2,498,910
                                                                               ==========

        PHYSICIANS RESOURCE GROUP, INC. -- CERTAIN ACQUISITION PRACTICES

     As of December 31, 1995, the minimum annual lease commitments under the capital lease are as follows:

    1996......................................................................  $ 18,098
    1997......................................................................    18,098
    1998......................................................................    18,098
    1999......................................................................    18,098
    2000......................................................................     9,050
                                                                                --------
    Total Minimum Lease Payments..............................................  $ 81,442
      Less: amount representing interest......................................   (20,599)
                                                                                --------
    Present value of Minimum Lease Payments...................................  $ 60,843
      Less: Current portion...................................................   (10,545)
                                                                                --------
    Long Term Obligation, net of current portion..............................  $ 50,298
                                                                                ========

     Cash paid for interest during 1995 was $161,789.

     The Certain Acquisition Practices lease office space as well as certain equipment under noncancelable operating lease agreements. At December 31, 1995, minimum annual rental commitments under noncancelable operating leases with terms in excess of one year are as follows:

                                                                    RELATED
                                                                    PARTIES        OTHERS
                                                                   ----------     --------
    1996.........................................................  $  466,364     $290,027
    1997.........................................................     464,891       44,303
    1998.........................................................     464,891       27,180
    1999.........................................................     464,891        6,831
    2000.........................................................     300,157           --
    Thereafter...................................................   1,082,256           --
                                                                   ----------     --------
              Total..............................................  $3,243,450     $368,341
                                                                   ==========     ========

     Rent expense related to operating leases amounted to $946,603 for the year ended December 31, 1995.

8. EMPLOYEE BENEFIT PLANS:

     Several of the Certain Acquisition Practices have qualified defined contribution plans which permit participants to make voluntary contributions. The applicable Certain Acquisition Practices pay general and administrative expenses of the plans and, in some cases, make matching contributions on behalf of the employees. The Certain Acquisition Practices made contributions related to these plans totaling $195,873 in 1995. The Certain Acquisition Practices do not provide employees with any postretirement or postemployment benefits.

9. COMMITMENTS AND CONTINGENCIES:

     The Certain Acquisition Practices are insured with respect to medical malpractice risks on a claims-made basis. In the normal course of business, certain of the individual Certain Acquisition Practices have been named in various lawsuits, primarily alleging medical malpractice. In the opinion of Certain Acquisition Practices' management, final settlement, if any, due as a result of the litigation, and without consideration of possible insurance recoveries, is not expected to be material to the operating results or financial position of the Certain Acquisition Practices.

        PHYSICIANS RESOURCE GROUP, INC. -- CERTAIN ACQUISITION PRACTICES

10. RELATED-PARTY TRANSACTIONS:

  Lease Transactions

     The Certain Acquisition Practices lease facility space from various partnerships which include owning physicians and trusts in which relatives of the owner physicians are named as beneficiaries. Additionally, several of the Certain Acquisition Practices lease equipment from physician owners. Rent expense on related-party operating leases was to $682,096 for the year ended December 31, 1995.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Physicians Resource Group, Inc.:


     We have audited the accompanying balance sheet of The Edward Yavitz Eye Center, Ltd. as of December 31, 1995, and the related statements of earnings, owner's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Edward Yavitz Eye Center, Ltd. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Dallas, Texas,
July 12, 1996

                       THE EDWARD YAVITZ EYE CENTER, LTD.

                                 BALANCE SHEETS


                                                                      DECEMBER 31,    MARCH 31,
                                                                          1995           1996
                                                                      ------------    ----------
                                                                                      (UNAUDITED)
                                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................................   $   42,139     $   83,761
  Investments.......................................................       31,191         31,191
  Accounts receivable, less allowance for contractual adjustments and bad debts of approximately $304,000 and $352,000 at
     December 31, 1995 and March 31, 1996, respectively.............      434,688        404,977
  Advances to owner.................................................           --         15,953
  Prepaid expenses and other current assets.........................       20,773         19,010
                                                                       ----------     ----------
          Total current assets......................................      528,791        554,892
PROPERTY AND EQUIPMENT, net.........................................      632,987        693,557
OTHER NONCURRENT ASSETS.............................................       27,925         27,925
                                                                       ----------     ----------
          Total assets..............................................   $1,189,703     $1,276,374
                                                                       ==========     ==========
                                 LIABILITIES AND OWNER'S EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt.................................   $  406,000     $  306,460
  Accounts payable and accrued expenses.............................      289,330        258,933
  Accrued salaries and benefits.....................................       30,830         20,395
  Advances from owner...............................................       63,672             --
                                                                       ----------     ----------
          Total current liabilities.................................      789,832        585,788
LONG-TERM DEBT, net of current portion..............................      134,707        290,166
                                                                       ----------     ----------
          Total liabilities.........................................      924,539        875,954
                                                                       ----------     ----------
OWNER'S EQUITY......................................................      265,164        400,420
                                                                       ----------     ----------
          Total liabilities and owner's equity......................   $1,189,703     $1,276,374
                                                                       ==========     ==========


   The accompanying notes are an integral part of these financial statements.

                       THE EDWARD YAVITZ EYE CENTER, LTD.

                             STATEMENTS OF EARNINGS

                                                                                FOR THE THREE
                                                               FOR THE        MONTHS ENDED MARCH
                                                              YEAR ENDED             31,
                                                             DECEMBER 31,    --------------------
                                                                 1995          1995        1996
                                                             ------------    --------    --------
                                                                                  (UNAUDITED)
MEDICAL SERVICE REVENUES, net..............................   $2,753,829     $601,395    $758,748

COSTS AND EXPENSES:
  Compensation to physician owner..........................      506,019       17,717       8,164
  Salaries, wages, and benefits............................      847,819      185,497     222,455
  Pharmaceuticals and supplies.............................       69,822        8,406      24,925
  General and administrative expenses......................      601,796      139,892     172,327
  Depreciation and amortization............................      171,800       34,366      49,023
  Interest expense.........................................       37,503        8,499      10,411
  Other expense............................................      271,983       39,101      50,797
                                                              ----------     --------    --------
          Total costs and expenses.........................    2,506,742      433,478     538,102
                                                              ----------     --------    --------
Earnings before income taxes...............................      247,087      167,917     220,646
  Income tax expense.......................................       98,294       36,752      85,390
                                                              ----------     --------    --------
Net earnings...............................................   $  148,793     $131,165    $135,256
                                                              ==========     ========    ========
SUPPLEMENTAL DISCLOSURE:
  Combined compensation to and net earnings of physician
     owner.................................................   $  654,812     $148,882    $143,420
                                                              ==========     ========    ========

   The accompanying notes are an integral part of these financial statements.

                       THE EDWARD YAVITZ EYE CENTER, LTD.

                          STATEMENTS OF OWNER'S EQUITY

BALANCE, December 31, 1994........................................................  $116,371
  Net earnings....................................................................   148,793
                                                                                    --------
BALANCE, December 31, 1995........................................................   265,164
  Net earnings (unaudited)........................................................   135,256
                                                                                    --------
BALANCE, March 31, 1996 (unaudited)...............................................  $400,420
                                                                                    ========

   The accompanying notes are an integral part of these financial statements.

                       THE EDWARD YAVITZ EYE CENTER, LTD.

                            STATEMENTS OF CASH FLOWS

                                                             FOR THE        FOR THE THREE MONTHS
                                                            YEAR ENDED        ENDED MARCH 31,
                                                           DECEMBER 31,    ----------------------
                                                               1995          1995         1996
                                                           ------------    ---------    ---------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings...........................................    $ 148,793     $ 131,165    $ 135,256
  Adjustments to reconcile net earnings to net cash
     provided by operating activities --
     Depreciation and amortization.......................      171,800        34,366       49,023
     Gain on sale of assets..............................       (9,820)           --           --
     Loss on investments.................................      117,774            --           --
     Changes in assets and liabilities
       (Increase) decrease in --
          Investments....................................      (31,191)           --           --
          Accounts receivable, net.......................     (182,814)       12,474       29,711
          Advances to owner..............................       60,145            --      (15,953)
          Prepaid expenses and other current assets......       28,077         8,471        1,763
          Other noncurrent assets........................       36,008            --           --
       Increase (decrease) in --
          Accounts payable and accrued expenses..........      180,116        62,303      (30,397)
          Accrued salaries and benefits..................        5,579       (16,830)     (10,435)
                                                             ---------     ---------    ---------
          Net cash provided by operating activities......      524,467       231,949      158,968
                                                             ---------     ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of investments................................      (97,057)           --           --
  Purchases of property and equipment....................     (347,660)     (352,088)    (109,593)
  Proceeds from sale of property and equipment...........       25,000            --           --
                                                             ---------     ---------    ---------
          Net cash used in investing activities..........     (419,717)     (352,088)    (109,593)
                                                             ---------     ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt...........................      225,000       310,000       86,459
  Repayment of long-term debt............................     (108,647)      (46,909)     (30,540)
  Repayment of advances from owner.......................     (265,479)     (114,063)     (63,672)
                                                             ---------     ---------    ---------
          Net cash provided by (used in) financing
            activities...................................     (149,126)      149,028       (7,753)
                                                             ---------     ---------    ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....      (44,376)       28,889       41,622
CASH AND CASH EQUIVALENTS, beginning of period...........       86,515        86,515       42,139
                                                             ---------     ---------    ---------
CASH AND CASH EQUIVALENTS, end of period.................    $  42,139     $ 115,404    $  83,761
                                                             =========     =========    =========
SUPPLEMENTAL DISCLOSURE OF INVESTMENT ACTIVITIES:
  Cash paid for interest.................................    $  37,502     $   8,497    $  10,411
  Cash paid for income taxes.............................           --            --      130,000

   The accompanying notes are an integral part of these financial statements.

                       THE EDWARD YAVITZ EYE CENTER, LTD.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     The Edward Yavitz Eye Center, Ltd. ("EYEC") is an Illinois professional services corporation that is engaged in the practice of medicine, specializing in ophthalmology in Illinois.

     Owner's equity includes the common stock, additional paid-in capital, and retained earnings of EYEC. Common shares authorized, issued, and outstanding as of December 31, 1995, are 20,000, 1,000, and 1,000, respectively.

     The accompanying financial statements have been prepared on the accrual basis of accounting. The supplemental caption on the statements of earnings, "Combined compensation to and net earnings of physician owner," reflects the total earnings available to the physician owner for each period.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using accelerated methods over the estimated useful lives of the assets which range from 3 to 15 years. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Revenues

     Medical service revenues are accounted for in the period in which the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are estimated and recorded in the period the related services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined. A significant portion of EYEC's medical service revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, EYEC participates in agreements with managed care organizations to provide services at negotiated rates or for capitated payments.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       THE EDWARD YAVITZ EYE CENTER, LTD.

  Fair Value of Financial Instruments

     The carrying amounts of the Company's financial instruments approximate fair value.

  Concentration of Credit Risk

     EYEC extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. EYEC manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses, where appropriate.

  Unaudited Financial Information

     The unaudited financial statements for the periods ended March 31, 1996 and 1995, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the unaudited financial statements. All such adjustments are of a normal and recurring nature.

3. PROPERTY AND EQUIPMENT:

     Property and Equipment at December 31, 1995, consists of the following:

        Equipment........................................................  $1,200,905
        Leasehold improvements...........................................     314,353
        Furniture and fixtures...........................................     110,910
                                                                           ----------
        Total property and equipment.....................................   1,626,168
        Less -- Accumulated depreciation and amortization................    (993,181)
                                                                           ----------
                  Property and equipment, net............................  $  632,987
                                                                           ==========

4. LONG-TERM DEBT:

     Long-term debt consists of a note payable bearing interest at 8.25% to a bank. The note was retired in 1996 (see Note 9).

5. OPERATING LEASES:

     EYEC leases office space as well as certain equipment under noncancelable operating lease agreements which expire at various dates. At December 31, 1995, minimum annual rental commitments under noncancelable operating leases with terms in excess of one year are as follows:

            1996......................................................  $146,166
            1997......................................................   135,442
            1998......................................................   139,164
            1999......................................................   120,324
            2000......................................................   120,324
            Thereafter................................................   240,648
                                                                        --------
            Total minimum lease payments..............................  $902,068
                                                                        ========

     Rent expense related to operating leases amounted to $185,616 for the year ended December 31, 1995.

                       THE EDWARD YAVITZ EYE CENTER, LTD.

6. INCOME TAXES:

     The provision for income taxes for the year ended December 31, 1995, consists of the following:

                                                                          1995
                                                                        --------
            Federal...................................................  $ 71,110
            State.....................................................    27,184
                                                                        --------
            Total.....................................................  $ 98,294
                                                                        ========

     Because there are no significant temporary differences between income reported for financial reporting purposes and for tax purposes, deferred income taxes are not material.

7. COMMITMENTS AND CONTINGENCIES:

     EYEC is insured with respect to medical malpractice risks on a claims-made basis. In the normal course of business, EYEC has been named in various lawsuits. In the opinion of EYEC's management, final settlement, if any, due as a result of the litigation is not expected to be material to the operating results or the financial position of EYEC.

8. RELATED-PARTY TRANSACTIONS:

     At December 31, 1995, EYEC had a noninterest bearing advance of $63,672 from the owner. The advance was repaid during the first quarter of 1996. At March 31, 1996, EYEC had a noninterest bearing advance to owner of $15,953.

9. SUBSEQUENT EVENT:

     On June 28, 1996, substantially all assets and liabilities of EYEC were acquired by Physicians Resource Group, Inc. (PRG), in exchange for 62,106 shares of PRG common stock and cash of $465,800. In connection therewith, EYEC entered into a 40-year management service agreement with PRG, whereby PRG will provide substantially all nonmedical services to the practice.

     The financial statements of EYEC have been prepared as supplemental information about the entity which PRG acquired. EYEC previously operated as a separate independent entity. The historical financial position, results of operations and cash flows do not reflect any adjustments relating to the acquisition.

     Subsequent to the acquisition, the debt described in Note 4, was retired by PRG.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of EyeCorp, Inc.

     We have audited the accompanying balance sheet of EyeCorp, Inc. -- Baker Acquisition Practice, (as identified in Note 1) as of December 31, 1994 and the related statements of excess of revenues over expenses, equity and cash flows for the year then ended. These financial statements are the responsibility of the EyeCorp, Inc. -- Baker Acquisition Practice's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the EyeCorp., Inc. -- Baker Acquisition Practice.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EyeCorp., Inc. -- Baker Acquisition Practice as of December 31, 1994, and the excess of revenues over expenses and its cash flows for the year then ended, as described in Note 1, in conformity with generally accepted accounting principles.

                                            COOPERS & LYBRAND L.L.P.

Memphis, Tennessee
October 31, 1995

                  EYECORP, INC. -- BAKER ACQUISITION PRACTICE

                                 BALANCE SHEETS

                                     ASSETS

                                                                                  DECEMBER 31,
                                                                                      1994
                                                                                  ------------
Current assets:
  Cash and cash equivalents.....................................................    $ 98,161
  Accounts receivable, less allowance for uncollectible amounts of $12,000 for
     1994 and $24,000 for 1995..................................................     103,805
  Inventories...................................................................      33,896
  Prepaid expenses and other current assets.....................................      18,380
                                                                                    --------
          Total current assets..................................................     254,242
Property and equipment, net.....................................................      45,494
                                                                                    --------
          Total assets..........................................................    $299,736
                                                                                    ========
                                    LIABILITIES AND EQUITY
Current liabilities:
  Short-term notes payable to owner.............................................    $ 46,292
  Obligations under capital leases..............................................       8,888
  Accounts payable and accrued expenses.........................................      21,170
  Accrued salaries and benefits.................................................     138,739
                                                                                    --------
          Total current liabilities.............................................     215,089
Equity..........................................................................      84,647
                                                                                    --------
          Total liabilities and equity..........................................    $299,736
                                                                                    ========

   The accompanying notes are an integral part of these financial statements.

                  EYECORP, INC. -- BAKER ACQUISITION PRACTICE

                 STATEMENTS OF EXCESS OF REVENUES OVER EXPENSES

                                                                       YEAR ENDED DECEMBER 31,
                                                                      --------------------------
                                                                                        1995
                                                                         1994        -----------
                                                                      ----------     (UNAUDITED)
Revenues:
  Medical service revenues, net.....................................  $1,757,803     $ 2,235,628
  Other revenues....................................................      10,984          22,045
                                                                      ----------      ----------
          Total revenues............................................   1,768,787       2,257,673
                                                                      ----------      ----------
Costs and expenses:
  Compensation to owner.............................................   1,031,268       1,022,447
  Salaries, wages and benefits......................................     267,219         392,847
  Pharmaceuticals and supplies......................................     195,497         238,601
  General and administrative expenses...............................     240,906         493,464
  Depreciation......................................................      15,962          15,962
  Interest expense..................................................       7,819          12,979
                                                                      ----------      ----------
          Total costs and expenses..................................   1,758,671       2,176,300
                                                                      ----------      ----------
          Excess of revenues over expenses..........................  $   10,116     $    81,373
                                                                      ==========      ==========
Supplemental disclosure:
  Combined compensation to owners and excess of revenues over
     expenses.......................................................  $1,041,384     $ 1,103,820
                                                                      ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                  EYECORP, INC. -- BAKER ACQUISITION PRACTICE

                              STATEMENTS OF EQUITY

Balance, December 31, 1993........................................................  $ 74,531
  Excess of revenues over expenses................................................    10,116
                                                                                    --------
Balance, December 31, 1994........................................................    84,647
  Excess of revenues over expenses (unaudited)....................................    81,373
                                                                                    --------
Balance, December 31, 1995 (unaudited)............................................  $166,020
                                                                                    ========

   The accompanying notes are an integral part of these financial statements.

                  EYECORP, INC. -- BAKER ACQUISITION PRACTICE

                            STATEMENTS OF CASH FLOWS

                                                                        YEAR ENDED DECEMBER 31,
                                                                        ------------------------
                                                                          1994          1995
                                                                        --------     -----------
                                                                                     (UNAUDITED)
Cash flows from operating activities:
  Excess of revenues over expenses....................................  $ 10,116      $   81,373
  Adjustments to reconcile excess of revenues over expenses to net cash provided by (used in) operating activities:
     Depreciation.....................................................    15,962          15,962
     Changes in assets and liabilities:
       Accounts receivable, net.......................................    16,767         (92,890)
       Inventories....................................................      (482)          4,004
       Prepaid expenses and other current assets......................    (4,189)            365
       Notes receivable...............................................                    63,421
       Accounts payable and accrued expenses..........................   (14,442)          4,181
       Accrued salaries and benefits..................................   127,037        (119,643)
                                                                        --------       ---------
          Net cash provided (used in) by operating activities.........   150,769         (43,227)
                                                                        --------       ---------
Cash flows from investing activities:
  Purchase of property and equipment..................................    (2,046)        (13,550)
                                                                        --------       ---------
          Net cash used in investing activities.......................    (2,046)        (13,550)
                                                                        --------       ---------
Cash flows from financing activities:
  Bank overdraft......................................................                     4,998
  Repayment of obligations under capital leases.......................   (19,691)         (8,888)
  Repayment of short term notes payable...............................   (37,906)        (37,494)
                                                                        --------       ---------
          Net cash used in financing activities.......................   (57,597)        (41,384)
                                                                        --------       ---------
Net increase (decrease) in cash and cash equivalents..................    91,126         (98,161)
Cash and cash equivalents, beginning of period........................     7,035          98,161
                                                                        --------       ---------
Cash and cash equivalents, end of period..............................  $ 98,161      $        0
                                                                        ========       =========
Supplemental disclosure of noncash investment activities:
  Capital lease obligations incurred to acquire equipment.............  $ 28,579
                                                                        ========

   The accompanying notes are an integral part of these financial statements.

                  EYECORP, INC. -- BAKER ACQUISITION PRACTICE

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Eyecorp, Inc. (Eyecorp) was formed to create an eye care service company which will own the assets of and provide management services to ophthalmic and optometric businesses. Eyecorp plans to consummate acquisitions through the exchange of cash, notes and shares of its common stock for selected assets of, and liabilities associated with approximately 50 eyecare practices.

     The Eyecorp Inc. -- Baker Acquisition Practice, which conducted business as a professional corporation under the name Baker Eye Center, P.C., maintained its books and records on the cash basis of accounting. The accompanying financial statements have been prepared on the accrual basis of accounting. These financial statements have been prepared to show the operations and financial position of The Eyecorp, Inc. -- Baker Acquisition Practice, substantially all of whose assets and operations will be acquired by Eyecorp. Because the Eyecorp Inc. -- Baker Acquisition Practice was managed to result in taxes being the responsibility of the owner, the financial statements have been prepared on a pretax basis, as further described in Note 2. The supplemental caption on the statement of excess of revenues over expenses, combined compensation to the owners and excess of revenues over expenses, reflects the total earnings available to the owners.

     The accompanying financial statements of the Eyecorp, Inc. -- Baker Acquisition Practice have been prepared as supplemental information about the entities to which Eyecorp will provide management services following the consummation of the acquisitions. The accompanying financial statements do not reflect any adjustments relating to the proposed acquisition. Eyecorp will provide management services to the Eyecorp, Inc. -- Baker Acquisition Practice. Eyecorp will not own the medical practice nor practice medicine. Thus, the financial statements are not representative of the future operations or financial position of Eyecorp.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash Equivalents

     The Eyecorp, Inc. -- Baker Acquisition Practice considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for medical services provided by physicians. Such amounts are reduced by an allowance for uncollectible amounts.

  Inventories

     Inventories consist primarily of spectacle frames, optical lenses and contact lenses and are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

  Property and Equipment

     Property and equipment are stated at cost. Equipment under capital leases is stated at the net present value of the future minimum lease payments at the inception of the related leases. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Income Taxes

     The Eyecorp, Inc. -- Baker Acquisition Practice is a personal service corporation for federal and state income tax purposes which historically has not incurred significant tax liabilities for federal or state income

                  EYECORP, INC. -- BAKER ACQUISITION PRACTICE taxes. Compensation to the owner has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the absence of the Eyecorp Acquisition. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of the taxable entity have not been reflected in these financial statements.

  Equity

     Equity includes the capital stock, additional paid-in capital, and retained earnings of the Eyecorp, Inc. -- Baker Acquisition Practice.

  Revenues

     Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payers and others. Due to the demographics of ophthalmic patients, a significant portion of the Eyecorp, Inc. -- Baker Acquisition Practice's medical service revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. In the ordinary course of business, practices receiving reimbursement from Medicare and other governmental programs are potentially subject to a review by regulatory agencies concerning the accuracy of billings and sufficiency of supporting documentation of procedures performed. Additionally, the Eyecorp, Inc. -- Baker Acquisition Practice participates in agreements with managed care organizations to provide services at negotiated rates.

  Concentration Of Credit Risk

     The Eyecorp, Inc. -- Baker Acquisition Practice extends credit to patients covered by insurance programs such as governmental programs like Medicare and Medicaid and private insurers. The Eyecorp, Inc. -- Baker Acquisition Practice manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

  Unaudited Financial Information

     The unaudited financial statements for the year ended December 31, 1995 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying unaudited financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the unaudited financial statements. All such adjustments are of a normal and recurring nature.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                                    ESTIMATED
                                                                   USEFUL LIVES
                                                                     (YEARS)
                                                                   ------------
    Equipment....................................................      3-10         $ 313,336
    Leasehold improvements.......................................      5-10             2,386
    Furniture and fixtures.......................................       5-7            36,973
    Equipment under capital leases...............................       5-7            28,579
                                                                                    ---------
                                                                                      381,274
    Less -- accumulated depreciation.............................                    (335,780)
                                                                                    ---------
              Net property and equipment.........................                   $  45,494
                                                                                    =========

                  EYECORP, INC. -- BAKER ACQUISITION PRACTICE

4. SHORT-TERM OBLIGATIONS:

     Short-term notes payable at December 31, 1994 consist of a $46,292, 12% note payable to the owner which is payable in installments and matures on November 1, 1995.

     The EyeCorp, Inc. -- Baker Acquisition Practice leases certain professional equipment under capital and operating leases which expire in 1995.

     Rent expense related to operating leases amounted to $56,598 for the year ended December 31, 1994. Cash interest paid was approximately $3,935 in 1994.

5. COMMITMENTS AND CONTINGENCIES:

     The EyeCorp, Inc. -- Baker Acquisition Practice is insured with respect to medical malpractice risks on a claims made basis. Management is not aware of any malpractice claims which might have a material impact on the financial position, results of operations, or cash flows of the EyeCorp, Inc. -- Baker Acquisition Practice.

6. RELATED PARTY TRANSACTIONS:

     The EyeCorp, Inc. -- Baker Acquisition Practice relocated its practice in 1995 to a building owned by an entity which includes the owner of the EyeCorp, Inc. -- Baker Acquisition as a partial owner. The building was financed through a line of credit of $1,200,000 which is guaranteed by the owner of EyeCorp, Inc. -- Baker Acquisition Practice. No formal lease agreement has been entered into at this time.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of EyeCorp, Inc.

     We have audited the accompanying balance sheet of EyeCorp, Inc. -- Coleman Acquisition Practice, (as identified in Note 1) as of December 31, 1994 and the related statements of excess of revenues over expenses, equity and cash flows for the year then ended. These financial statements are the responsibility of the EyeCorp, Inc. -- Coleman Acquisition Practice's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the EyeCorp, Inc. -- Coleman Acquisition Practice.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EyeCorp, Inc. -- Coleman Acquisition Practice as of December 31, 1994, and the excess of revenues over expenses and its cash flows for the year then ended, as described in Note 1, in conformity with generally accepted accounting principles.

                                            COOPERS & LYBRAND, L.L.P.

Memphis, Tennessee
January 12, 1996

                 EYECORP, INC. -- COLEMAN ACQUISITION PRACTICE


                                 BALANCE SHEETS


                                     ASSETS

                                                                                  DECEMBER 31,
                                                                                      1994
                                                                                  ------------
Current assets:
  Cash and cash equivalents.....................................................    $ 11,627
  Accounts receivable, less allowance for uncollectible amounts of $243,000 for
     1994 and $275,000 for 1995.................................................     197,856
  Inventories...................................................................      82,681
  Prepaid expenses and other current assets.....................................      12,960
                                                                                    --------
          Total current assets..................................................     305,124
  Other assets..................................................................       3,774
  Property and equipment, net...................................................      54,403
                                                                                    --------
          Total assets..........................................................    $363,301
                                                                                    ========
                                    LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable and accrued expenses.........................................    $ 28,660
  Accrued salaries and benefits.................................................       9,818
                                                                                    --------
          Total current liabilities.............................................      38,478
  Equity........................................................................     324,823
                                                                                    --------
          Total liabilities and equity..........................................    $363,301
                                                                                    ========

   The accompanying notes are an integral part of these financial statements.

                 EYECORP, INC. -- COLEMAN ACQUISITION PRACTICE

           STATEMENTS OF EXCESS OF REVENUES OVER EXPENSES AND EQUITY

                                                                       YEAR ENDED DECEMBER 31,
                                                                      -------------------------
                                                                                        1995
                                                                         1994        ----------
                                                                      ----------     (UNAUDITED)
Revenues:
  Medical service revenues, net....................................... $2,720,069    $2,571,268
  Other revenues......................................................    183,018       137,665
                                                                      ----------     ----------
          Total revenues..............................................  2,903,087     2,708,933
                                                                      ----------     ----------
Costs and expenses:
  Compensation to owner...............................................  1,700,935     1,400,572
  Salaries, wages and benefits........................................    598,049       484,637
  Pharmaceuticals and supplies........................................    292,220       332,267
  General and administrative expenses.................................    274,743       381,751
  Depreciation........................................................     18,613        23,421
  Other...............................................................     38,268
                                                                      ----------     ----------
          Total costs and expenses....................................  2,922,828     2,622,648
                                                                      ----------     ----------
          Excess (deficiency) of revenues over expenses...............    (19,741)   $   86,285
                                                                      ==========     ==========
Supplemental disclosure:
  Combined compensation to owners and excess (deficiency) of revenues
     over expenses.................................................... $1,681,194    $1,486,857
                                                                      ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                 EYECORP, INC. -- COLEMAN ACQUISITION PRACTICE

                         COMBINED STATEMENTS OF EQUITY

Balance, December 31, 1993........................................................  $322,364
  Contributions from owner, net...................................................    22,200
  Excess of revenues over expenses................................................   (19,741)
                                                                                    --------
Balance, December 31, 1994........................................................   324,823
  Excess of revenues over expenses (unaudited)....................................    86,285
                                                                                    --------
Balance, December 31, 1995 (unaudited)............................................  $411,108
                                                                                    ========

   The accompanying notes are an integral part of these financial statements.

                 EYECORP, INC. -- COLEMAN ACQUISITION PRACTICE

                            STATEMENTS OF CASH FLOWS

                                                                              YEAR ENDED
                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                                        1995
                                                                           1994       --------
                                                                         --------     (UNAUDITED)
Cash flows from operating activities:
  Excess (deficiency) of revenues over expenses........................  $(19,741)    $ 86,285
  Adjustments to reconcile excess (deficiency) of revenues over expenses to net cash provided by operating activities:
     Depreciation......................................................    18,613       23,421
     Changes in assets and liabilities:
       Accounts receivable, net........................................    17,390      (98,836)
       Other assets....................................................     1,693        3,774
       Prepaid expenses and other current assets.......................    (1,670)      12,960
       Notes receivable................................................                 (3,832)
       Accounts payable and accrued expenses...........................     8,692       11,755
       Accrued salaries and benefits...................................     2,805        1,561
                                                                         --------     --------
          Net cash provided by operating activities....................    27,782       37,088
                                                                         --------     --------
Cash flows from investing activities:
  Purchase of property and equipment...................................   (33,952)     (51,318)
                                                                         --------     --------
          Net cash used in investing activities........................   (33,952)     (51,318)
                                                                         --------     --------
Cash flows from financing activities:
  Bank overdraft.......................................................    (4,403)       2,603
  Cash contributions by owner..........................................    22,200
                                                                         --------     --------
          Net cash provided by financing activities....................    17,797        2,603
                                                                         --------     --------
Net increase (decrease) in cash and cash equivalents...................    11,627      (11,627)
Cash and cash equivalents, beginning of period.........................         0       11,627
                                                                         --------     --------
Cash and cash equivalents, end of period...............................  $ 11,627     $      0
                                                                         ========     ========

   The accompanying notes are an integral part of these financial statements.

                 EYECORP, INC. -- COLEMAN ACQUISITION PRACTICE

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Eyecorp, Inc. (Eyecorp) was formed to create an eye care service company which will own the assets of and provide management services to ophthalmic and optometric businesses. Eyecorp plans to consummate acquisitions through the exchange of cash, notes and shares of its common stock for selected assets of, and liabilities associated with approximately 50 eyecare practices.

     The Eyecorp Inc. -- Coleman Acquisition Practice, which conducted business as a professional association under the name Coleman Eye Center, P.A., maintained its books and records on the cash basis of accounting. The accompanying financial statements have been prepared on the accrual basis of accounting. These financial statements have been prepared to show the operations and financial position of the Eyecorp, Inc. -- Coleman Acquisition Practice, substantially all of whose assets and operations will be acquired by Eyecorp. Because the Eyecorp Inc. -- Coleman Acquisition Practice was managed to result in taxes being the responsibility of the owner, the financial statements have been presented on a pretax basis, as further described in Note 2. The supplemental caption on the statement of excess of revenues over expenses, combined compensation to the owner and excess of revenues over expenses, reflects the total earnings available to the owner.

     The accompanying financial statements of the Eyecorp, Inc. -- Coleman Acquisition Practice have been prepared as supplemental information about the entities to which Eyecorp will provide management services following the consummation of the Acquisitions. The accompanying financial statements do not reflect any adjustments relating to the proposed Acquisition. Eyecorp will provide management services to the Eyecorp, Inc. -- Coleman Acquisition Practice. Eyecorp will not own the medical practice nor practice medicine. Thus, the financial statements are not representative of the future operations or financial position of Eyecorp.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash Equivalents

     The Eyecorp, Inc. -- Coleman Acquisition Practice considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for medical services provided by physicians. Such amounts are reduced by an allowance for uncollectible amounts.

  Inventories

     Inventories consist primarily of spectacle frames, optical lenses and contact lenses and are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Income Taxes

     The Eyecorp, Inc. -- Coleman Acquisition Practice is a professional association for federal and state income tax purposes which historically has not incurred significant tax liabilities for federal or state income

                 EYECORP, INC. -- COLEMAN ACQUISITION PRACTICE taxes. Compensation to the owner has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the absence of the Eyecorp acquisition. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of the taxable entity have not been reflected in these financial statements.

  Equity

     Equity includes the capital stock and retained earnings of the Eyecorp, Inc. -- Coleman Acquisition Practice.

  Revenues


     Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payers and others. Due to the demographics of ophthalmic patients, a significant portion of the Eyecorp, Inc. -- Coleman Acquisition Practice's medical services revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. In the ordinary course of business, practices receiving reimbursement from Medicare and other governmental programs are potentially subject to a review by regulatory agencies concerning the accuracy of billings and sufficiency of supporting documentation of procedures performed. Additionally, the Eyecorp, Inc. -- Coleman Acquisition Practice participates in agreements with managed care organizations to provide services at negotiated rates.


  Concentration of Credit Risk


     The Eyecorp, Inc. -- Coleman Acquisition Practice extends credit to patients covered by insurance programs such as governmental programs like Medicare and Medicaid and private insurers. The Eyecorp, Inc. -- Coleman Acquisition Practice manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.


  Unaudited Financial Information

     The unaudited financial statements for the year ended December 31, 1995 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying unaudited financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the unaudited financial statements. All such adjustments are of a normal and recurring nature.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                        ESTIMATED
                                                                         USEFUL
                                                                          LIVES
                                                                         (YEARS)
                                                                        ---------
Equipment...............................................................    3-10      $ 125,095
Furniture and fixtures..................................................     5-7          4,463
Automobiles.............................................................     5-7         25,099
                                                                                      ---------
                                                                                        154,657
Less -- accumulated depreciation........................................               (100,254)
                                                                                      ---------
          Net Property and equipment....................................              $  54,403
                                                                                      =========

                 EYECORP, INC. -- COLEMAN ACQUISITION PRACTICE

4. COMMITMENTS AND CONTINGENCIES:

     The EyeCorp, Inc. -- Coleman Acquisition Practice is insured with respect to medical malpractice risks on a claims made basis. Management is not aware of any malpractice claims which might have a material impact on the financial position, results of operations, or cash flows of the EyeCorp, Inc. -- Coleman Acquisition Practice.

5. RELATED PARTY TRANSACTIONS:

     The EyeCorp, Inc. -- Coleman Acquisition Practice leases facility space and equipment from certain entities which include owners. Rent expense on related party operating leases amounted to $102,960 for the year ended December 31, 1994.

     In certain instances, relatives of the owners of the EyeCorp, Inc. -- Coleman Acquisition Practice are employees of the clinics.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of EyeCorp, Inc.

     We have audited the accompanying combined balance sheet of EyeCorp, Inc. -- Eggleston Acquisition Practice, (as identified in Note 1) as of December 31, 1994 and the related combined statements of excess of revenues over expenses, equity, and cash flows for the year then ended. These financial statements are the responsibility of the EyeCorp, Inc. -- Eggleston Acquisition Practice's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the EyeCorp, Inc. -- Eggleston Acquisition Practice.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EyeCorp, Inc. -- Eggleston Acquisition Practice as of December 31, 1994, and the excess of revenues over expenses and its cash flows for the year then ended, as described in Note 1, in conformity with generally accepted accounting principles.

                                            COOPERS & LYBRAND L.L.P.

Memphis, Tennessee
November 16, 1995

                EYECORP, INC. -- EGGLESTON ACQUISITION PRACTICE

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                                                  DECEMBER 31,
                                                                                      1994
                                                                                  ------------
Current assets:
  Cash...........................................................................   $ 85,035
  Accounts receivable less allowance for uncollectible amounts of $276,000 for
     1994 and $232,000 for 1995..................................................    522,517
  Prepaid expenses and other current assets......................................     15,113
                                                                                    --------
          Total current assets...................................................    622,665
Property and equipment, net......................................................
                                                                                    --------
          Total assets...........................................................   $622,665
                                                                                    ========
                                    LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable and accrued expenses..........................................   $448,989
  Accrued salaries and benefits..................................................     43,522
                                                                                    --------
          Total liabilities......................................................    492,511
Commitments and contingencies (Note 5)
Equity...........................................................................    130,154
                                                                                    --------
          Total liabilities and equity...........................................   $622,665
                                                                                    ========

   The accompanying notes are an integral part of these financial statements.

                EYECORP, INC. -- EGGLESTON ACQUISITION PRACTICE

            COMBINED STATEMENTS OF EXCESS OF REVENUES OVER EXPENSES

                                                                       YEAR ENDED DECEMBER 31,
                                                                      --------------------------
                                                                                        1995
                                                                         1994        -----------
                                                                      ----------     (UNAUDITED)
Revenues:
  Medical service revenues, net.....................................  $4,056,086     $ 3,345,276
  Other revenues....................................................      24,941          39,953
                                                                      ----------      ----------
          Total revenues............................................   4,081,027       3,385,229
                                                                      ----------      ----------
Costs and expenses:
  Compensation to physician owners..................................     226,075         483,198
  Salaries, wages and benefits......................................   1,206,532       1,010,739
  Pharmaceuticals and supplies......................................     239,598         249,981
  General and administrative expenses...............................   1,152,024         855,011
  Rent expense......................................................     814,948         914,059
  Depreciation and amortization.....................................      15,502          13,149
  Interest expense..................................................      12,563             469
  Other expense, net................................................      28,651          25,641
                                                                      ----------      ----------
          Total costs and expenses..................................   3,695,893       3,552,247
                                                                      ----------      ----------
          Excess (deficiency) of revenues over expenses.............  $  385,134     $  (167,018)
                                                                      ==========      ==========
Supplemental disclosure:
  Combined compensation to owners and excess (deficiency) of
     revenues over expenses.........................................  $  611,209     $   316,180
                                                                      ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                EYECORP, INC. -- EGGLESTON ACQUISITION PRACTICE

                         COMBINED STATEMENTS OF EQUITY

Balance, December 31, 1993.......................................................  $(609,511)
  Contributions from owner, net..................................................    354,531
  Excess of revenues over expenses...............................................    385,134
                                                                                   ---------
Balance, December 31, 1994.......................................................    130,154
  Contributions from owner (unaudited)...........................................    440,010
  Deficiency of revenues over expenses (unaudited)...............................   (167,018)
                                                                                   ---------
Balance, December 31, 1995 (unaudited)...........................................  $ 403,146
                                                                                   =========

   The accompanying notes are an integral part of these financial statements.

                EYECORP, INC. -- EGGLESTON ACQUISITION PRACTICE

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                        YEAR ENDED DECEMBER 31,
                                                                       -------------------------
                                                                                        1995
                                                                         1994        -----------
                                                                       ---------     (UNAUDITED)
Cash flows from operating activities:
  Excess (deficiency) of revenues over expenses......................  $ 385,134      $ (167,018)
  Adjustments to reconcile excess (deficiency) of revenues over expenses to net cash provided by (used in) operating activities:
     Depreciation and amortization...................................     15,502          13,149
     Changes in assets and liabilities:
       Accounts receivable, net......................................     30,587           3,922
       Prepaid expenses and other current assets.....................      2,774          28,372
       Accounts payable and accrued expenses.........................   (246,190)        (37,739)
       Accrued salaries and benefits.................................      7,438          23,221
                                                                       ---------       ---------
          Net cash provided by (used in) operating activities........    195,245        (136,093)
                                                                       ---------       ---------
Cash flows from investing activities:
  Purchase of property and equipment.................................                   (394,463)
                                                                                       ---------
          Net cash used in financing activities......................                   (394,463)
                                                                                       ---------
Cash flows from financing activities:
  Increase (decrease) in bank overdraft..............................   (164,741)          5,511
  Repayment of long-term obligations.................................   (300,000)
  Owner contributions, net...........................................    354,531         440,010
                                                                       ---------       ---------
          Net cash provided by (used in) financing activities........   (110,210)        445,521
Net increase (decrease) in cash and cash equivalents.................     85,035         (85,035)
Cash and cash equivalents, beginning of period.......................                     85,035
                                                                       ---------       ---------
Cash and cash equivalents, end of period.............................  $  85,035      $        0
                                                                       =========       =========
Supplemental disclosure of noncash investment activities --
  Cash paid for interest.............................................  $  12,563      $      469
                                                                       =========       =========

   The accompanying notes are an integral part of these financial statements.

                EYECORP, INC. -- EGGLESTON ACQUISITION PRACTICE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Eyecorp, Inc. (Eyecorp) was formed to create an eye care services company which will own the assets of and provide management service to ophthalmic and optometric businesses. Eyecorp plans to consummate acquisitions through the exchange of cash, notes and shares of its common stock for selected assets of, and liabilities associated with approximately 50 eyecare practices.

     The combined financial statements of the Eyecorp, Inc. -- Eggleston Acquisition Practice includes entities which conduct business under the names Eagle Eye Care and Creve Coeur Surgery Center, Inc. Both entities are owned by the same individual.

     The Eyecorp, Inc. -- Eggleston Acquisition Practice maintained its books and records on the cash basis of accounting. The accompanying financial statements have been prepared on the accrual basis of accounting. These financial statements have been prepared to show the operations and financial position of the Eyecorp, Inc. -- Eggleston Acquisition Practice, substantially all of whose assets and operations will be acquired by Eyecorp. Because the entities comprising the Eyecorp, Inc. -- Eggleston Acquisition Practice were either nontaxpaying or managed to result in taxes being the responsibility of the owner, the financial statements have been presented on a pretax basis, as further described in Note 2. The supplemental caption on the combined statement of excess of revenues over expenses, combined compensation to and excess of revenues over expenses of owners, reflects the total earnings available to the owner.

     The accompanying financial statements of the Eyecorp, Inc. -- Eggleston Acquisition Practice have been prepared as supplemental information about the entities to which Eyecorp will provide management services following the consummation of the acquisitions. The entities comprising the Eyecorp, Inc. -- Eggleston Acquisition Practice have previously operated as separate entities. The accompanying financial statements do not reflect any adjustments relating to the proposed acquisition. Eyecorp will provide management services to the Eyecorp, Inc. -- Eggleston Acquisition Practice. Eyecorp will not own the medical practice nor practice medicine. Thus, the financial statements are not representative of the future operations or financial position of Eyecorp.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash Equivalents

     The Eyecorp, Inc. -- Eggleston Acquisition Practice considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for medical services provided by physicians. Such amounts are reduced by an allowance for uncollectible amounts.

  Property and Equipment

     Property and equipment are stated at cost. Equipment under capital leases is stated at the net present value of the future minimum lease payments at the inception of the related leases. Depreciation of property and equipment is calculated using straight-line and accelerated methods over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

                EYECORP, INC. -- EGGLESTON ACQUISITION PRACTICE

  Income Taxes

     The entities comprising the Eyecorp, Inc. -- Eggleston Acquisition Practice include a personal service corporation and an S Corporation for federal and state income tax purposes. The personal service corporation historically has not incurred significant tax liabilities for federal or state income taxes. Compensation to the owner has traditionally reduced taxable income to nominal levels. Federal and state income taxes for the S Corporation are the responsibility of the shareholders. These relationships would be expected to continue in the absence of the Eyecorp acquisition. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of the taxable entity have not been reflected in these financial statements.

  Equity

     Equity includes the capital stock, additional paid-in capital, and retained earnings of the entities comprising the Eyecorp, Inc. -- Eggleston Acquisition Practice.

  Revenues

     Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payers and others. Due to the demographics of ophthalmic patients, a significant portion of the Eyecorp, Inc. -- Eggleston Acquisition Practice's medical service revenues are related to Medicare and other governmental programs. Medicare and other governments programs reimburse physicians based on fee schedules which are determined by the related governmental agency. In the ordinary course of business, practices receiving reimbursement from Medicare and other governmental programs are potentially subject to a review by regulatory agencies concerning the accuracy of billings and sufficiency of supporting documentation of procedures performed. Additionally, the Eyecorp, Inc. -- Eggleston Acquisition Practice participates in agreements with managed care organizations to provide services at negotiated rates.

  Concentration Of Credit Risk

     The Eyecorp, Inc. -- Eggleston Acquisition Practice extends credit to patients covered by insurance programs such as governmental programs like Medicare and Medicaid and private insurers. The Eyecorp, Inc. -- Eggleston Acquisition Practice manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

  Interim Financial Information

     The unaudited interim financial statements as of September 30, 1995 and for the nine months ended September 30, 1994 and 1995 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying interim financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

                EYECORP, INC. -- EGGLESTON ACQUISITION PRACTICE

3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                    ESTIMATED
                                                                   USEFUL LIVES
                                                                     (YEARS)
                                                                   ------------
    Equipment......................................................     3-10        $ 469,031
    Less accumulated depreciation..................................                  (469,031)
                                                                                    ---------
    Net property and equipment.....................................                 $      --
                                                                                    =========

4. COMMITMENTS AND CONTINGENCIES:

     In the normal course of business, the EyeCorp, Inc. -- Eggleston Acquisition Practice has been named in a lawsuit alleging medical malpractice. In the opinion of the EyeCorp, Inc. -- Eggleston Acquisition Practice's management, the ultimate liability, if any and without considering possible insurance recoveries, will not have a material impact on its financial position, results of operations, or cash flows.

     Additionally, the EyeCorp, Inc. -- Eggleston Acquisition Practice is insured with respect to medical malpractice risks on a claims made basis.

5. RELATED PARTY TRANSACTIONS:

     EyeCorp, Inc. -- Eggleston Acquisition Practice leases its primary office facilities and equipment from the president under an informal rental agreement. During 1994, the Company paid rent to the president of $807,052.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of EyeCorp, Inc.

     We have audited the accompanying combined balance sheet of EyeCorp, Inc. -- Gordon Acquisition Practice, (as identified in Note 1) as of December 31, 1994 and the related combined statements of excess of revenues over expenses, equity and cash flows for the year then ended. These financial statements are the responsibility of the EyeCorp, Inc. -- Gordon Acquisition Practice's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the EyeCorp, Inc. -- Gordon Acquisition Practice.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EyeCorp, Inc. -- Gordon Acquisition Practice as of December 31, 1994, and the excess of revenues over expenses and its cash flows for the year then ended, as described in Note 1, in conformity with generally accepted accounting principles.

                                            COOPERS & LYBRAND L.L.P.

Memphis, Tennessee
October 23, 1995

                  EYECORP, INC. -- GORDON ACQUISITION PRACTICE

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                                                  DECEMBER 31,
                                                                                      1994
                                                                                  ------------
  Current assets:
  Accounts receivable, less allowance for uncollectible amounts of $382,000 for
     1994 and $370,000 for 1995..................................................  $  421,323
  Inventories....................................................................      99,592
  Prepaid expenses and other current assets......................................      10,907
                                                                                   ----------
          Total current assets...................................................     531,822
Property and equipment, net......................................................     480,193
Other noncurrent assets, net.....................................................       1,100
                                                                                   ----------
          Total assets...........................................................  $1,013,115
                                                                                   ==========
                                    LIABILITIES AND EQUITY
Current liabilities:
  Bank overdraft.................................................................  $  551,323
  Short-term notes payable.......................................................      96,000
  Current portion of obligations under capital leases............................      49,143
  Accounts payable and accrued expenses..........................................     106,066
  Accrued salaries and benefits..................................................      92,402
                                                                                   ----------
          Total current liabilities..............................................     894,934
Long-term obligations under capital leases, net of current portion...............      24,768
                                                                                   ----------
          Total liabilities......................................................     919,702
Commitments and contingencies (Note 5)...........................................
Equity (deficit).................................................................      93,413
                                                                                   ----------
          Total liabilities and equity...........................................  $1,013,115
                                                                                   ==========

   The accompanying notes are an integral part of these financial statements.

                  EYECORP, INC. -- GORDON ACQUISITION PRACTICE

                        COMBINED STATEMENTS OF EXCESS OF
                       REVENUES OVER EXPENSES AND EQUITY

                                                                       YEAR ENDED DECEMBER 31,
                                                                      --------------------------
                                                                                        1995
                                                                         1994        -----------
                                                                      ----------     (UNAUDITED)
Revenues:
  Medical service revenues, net.....................................  $3,728,721     $ 3,294,009
  Other revenues....................................................     426,376         235,515
                                                                      ----------      ----------
          Total revenues............................................   4,155,097       3,529,524
                                                                      ----------      ----------
Costs and expenses:
  Compensation to owners............................................   1,308,329         948,833
  Salaries, wages and benefits......................................   1,708,199       1,467,829
  Pharmaceuticals and supplies......................................     249,128         212,356
  General and administrative expenses...............................     966,658         813,430
  Depreciation and amortization.....................................     176,440         176,620
  Interest expense..................................................      25,431          58,331
  Other expense, net................................................      21,873
                                                                      ----------      ----------
          Total costs and expenses..................................   4,456,058       3,677,399
                                                                      ----------      ----------
          Deficiency of revenues over expenses......................  $ (300,961)    $  (147,875)
                                                                      ==========      ==========
Supplemental disclosure:
  Combined compensation to owners and deficiency of revenues
     over expenses..................................................  $1,007,368     $   800,958
                                                                      ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                  EYECORP, INC. -- GORDON ACQUISITION PRACTICE

                         COMBINED STATEMENTS OF EQUITY

Balance, December 31, 1993.......................................................  $ 385,410
  Excess (deficiency) of revenues over expenses..................................   (300,961)
  Contributions from owner.......................................................      8,964
                                                                                   ---------
Balance, December 31, 1994.......................................................     93,413
  Excess (deficiency) of revenues over expenses (unaudited)......................   (147,875)
                                                                                   ---------
Balance, December 31, 1995 (unaudited)...........................................  $ (54,462)
                                                                                   =========

   The accompanying notes are an integral part of these financial statements.

                  EYECORP, INC. -- GORDON ACQUISITION PRACTICE

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED DECEMBER 31,
                                                                      -------------------------
                                                                                       1995
                                                                        1994        -----------
                                                                      ---------     (UNAUDITED)
Cash flows from operating activities:
  Deficiency of revenues over expenses..............................  $(300,961)     $(147,875)
  Adjustments to reconcile deficiency of
     revenues over expenses to net cash used in
     operating activities:
     Depreciation and amortization..................................    176,440        176,620
     Loss on disposal of property and equipment.....................      1,113
     Changes in assets and liabilities:
       Accounts receivable, net.....................................     80,279        (55,704)
       Inventories..................................................      3,517        (10,529)
       Prepaid expenses and other current assets....................     21,460         10,907
       Other noncurrent assets......................................                    (1,500)
       Accounts payable and accrued expenses........................    (41,303)       (27,277)
       Accrued salaries and benefits................................     35,648         39,184
                                                                      ---------      ---------
          Net cash used in operating
            activities..............................................    (23,807)       (16,174)
                                                                      ---------      ---------
Cash flows from investing activities:
  Purchase of property and equipment................................    (77,428)       (48,174)
                                                                      ---------      ---------
          Net cash used by investing activities.....................    (77,428)       (48,174)
                                                                      ---------      ---------
Cash flows from financing activities:
  Proceeds from short-term obligations..............................     71,333        608,125
  Repayment of short-term obligations...............................   (479,729)      (118,601)
  Repayment of obligations under capital leases.....................    (38,589)       (27,947)
  Bank overdraft....................................................    539,258       (396,579)
  Capital contributions from owner..................................      8,962
                                                                      ---------      ---------
          Net cash provided by financing
            activities..............................................    101,235         64,998
                                                                      ---------      ---------
Net increase (decrease) in cash and cash equivalents................          0            650
Cash and cash equivalents, beginning of period......................          0              0
                                                                      ---------      ---------
Cash and cash equivalents, end of period............................  $       0      $     650
                                                                      =========      =========
Supplemental disclosure of noncash investment activities:
  Capital lease obligations incurred to acquire
     equipment......................................................  $  88,754
                                                                      =========

   The accompanying notes are an integral part of these financial statements.

                  EYECORP, INC. -- GORDON ACQUISITION PRACTICE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Eyecorp, Inc. (Eyecorp) was formed to create an eye care service company which will own the assets of and provide management services to ophthalmic and optometric businesses. Eyecorp plans to consummate acquisitions through the exchange of cash, notes and shares of its common stock for selected assets of, and liabilities associated with approximately 50 eyecare practices.

     The combined financial statements of Eyecorp, Inc. -- Gordon Acquisition Practice includes entities which conduct business under the names Eye Health Care of St. Louis, Inc. and Eye Health Care of Illinois, Ltd. Both entities are owned by the same individuals.

     The Eyecorp, Inc. -- Gordon Acquisition Practice maintained its books and records on the cash basis of accounting. The accompanying financial statements have been prepared on the accrual basis of accounting. These financial statements have been prepared to show the operations and financial position of the Eyecorp, Inc. -- Gordon Acquisition Practice, substantially all of whose assets and operations will be acquired by Eyecorp. Because the entities comprising the Eyecorp, Inc. -- Gordon Acquisition Practice were either nontaxpaying or managed to result in taxes being the responsibility of the respective owners. The financial statements have been presented on a pretax basis, as further described in Note 2. The supplemental caption on the combined statement of excess of revenues over expenses, combined compensation to owners and excess of revenues over expenses, reflects the total earnings available to the owners.

     The accompanying financial statements of the Eyecorp, Inc. -- Gordon Acquisition Practice have been prepared as supplemental information about the entities to which Eyecorp will provide management services following the consummation of the acquisitions. The entities comprising the Eyecorp, Inc. -- Gordon Acquisition Practice have previously operated as separate entities. The accompanying financial statements do not reflect any adjustments relating to the proposed acquisition. Eyecorp will provide management services to the Eyecorp, Inc. -- Gordon Acquisition Practice. Eyecorp will not own the medical practice nor practice medicine. Thus, the financial statements are not representative of the future operations or financial position of Eyecorp.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash Equivalents

     The Eyecorp, Inc. -- Gordon Acquisition Practice considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Eyecorp, Inc. -- Gordon Acquisition Practice historically has a bank overdraft due to its cash management practice of maintaining cash balances only to the extent of checks presented.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for medical services provided by physicians. Such amounts are reduced by an allowance for uncollectible amounts.

  Inventories

     Inventories consist primarily of spectacle frames, optical lenses and contact lenses and are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

  Property and Equipment

     Property and equipment are stated at cost. Equipment under capital leases is stated at the net present value of the future minimum lease payments at the inception of the related leases. Depreciation of property

                  EYECORP, INC. -- GORDON ACQUISITION PRACTICE and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Income Taxes

     The entities comprising the Eyecorp, Inc. -- Gordon Acquisition Practice are personal service corporations for federal and state income tax purposes. These personal service corporations historically have not incurred significant tax liabilities for federal or state income taxes. Compensation to owners has traditionally reduced taxable income to nominal levels. These relationships would be expected to continue in the absence of the Eyecorp Acquisition. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of the taxable entity have not been reflected in these financial statements.

  Equity

     Equity includes the capital stock, additional paid-in capital and retained earnings of the Eyecorp, Inc. -- Gordon Acquisition Practice.

  Revenues

     Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payers and others. Due to the demographics of ophthalmic patients, a significant portion of Eyecorp, Inc. -- Gordon Acquisition Practice's medical service revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. In the ordinary course of business, practices receiving reimbursement from Medicare and other governmental programs are potentially subject to a review by regulatory agencies concerning the accuracy of billings and sufficiency of supporting documentation of procedures performed. Additionally, the Eyecorp, Inc. -- Gordon Acquisition Practice participates in agreements with managed care organizations to provide services at negotiated rates.

     Other revenues consist primarily of sales of spectacle frames and lenses and contact lenses.

  Concentration of Credit Risk

     The Eyecorp, Inc. -- Gordon Acquisition Practice extends credit to patients covered by insurance programs such as governmental programs like Medicare and Medicaid and private insurers. The Eyecorp, Inc. -- Gordon Acquisition Practice manages credit risk with the various public and private insurance providers, as appropriate. allowances for doubtful accounts have been made for potential losses, where appropriate.

  Unaudited Financial Information

     The unaudited financial statements for the year ended December 31, 1995 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying unaudited financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the unaudited financial statements. All such adjustments are of a normal and recurring nature.

                  EYECORP, INC. -- GORDON ACQUISITION PRACTICE

3. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                                   ESTIMATED
                                                                  USEFUL LIVES
                                                                    (YEARS)
                                                                  ------------
    Equipment.....................................................     3-10        $  808,868
    Leasehold improvements........................................     5-10           194,666
    Furniture and fixtures........................................      5-7           198,528
    Equipment under capital leases................................      5-7           109,251
                                                                                   ----------
                                                                                    1,311,313
    Less -- accumulated depreciation..............................                   (831,120)
                                                                                   ----------
              Net property and equipment..........................                 $  480,193
                                                                                   ==========

4. SHORT-TERM AND LONG-TERM OBLIGATIONS:

  Short-Term Notes Payable

     The EyeCorp, Inc. -- Gordon Acquisition Practice has an agreement with United Missouri Bank of St. Louis, expiring in March 1995, which provides for a master revolving note bearing interest at the prime rate. Borrowings are limited to $100,000. The borrowings are collateralized by the accounts receivable, equipment, furniture and fixtures of the Company. At December 31, 1994, borrowings under the master revolving note totaled $96,000. (See Note 7.)

     The EyeCorp, Inc. -- Gordon Acquisition Practice leases certain equipment under capital leases which expire at various dates. At December 31, 1994, minimum annual rental commitments under capital leases are as follows:

                                                                                 CAPITAL
                                                                                 LEASES
                                                                                 -------
    1995.......................................................................  $58,178
    1996.......................................................................    7,562
    1997.......................................................................    7,562
    1998.......................................................................    7,562
    1999.......................................................................    7,562
    Thereafter.................................................................    5,971
                                                                                 -------
    Total minimum lease payments...............................................   94,397
    Less -- Amounts representing interest......................................   20,486
                                                                                 -------
    Present value of minimum capital lease payments............................   73,911
    Less -- Current portion of obligations under capital leases................   49,143
                                                                                 -------
    Long-term obligations under capital leases, net of current portion.........  $24,768
                                                                                 =======

     Rent expense related to operating leases amounted to $157,689 for the year ended December 31, 1994. Cash interest paid was approximately $24,021 in 1994.

5. COMMITMENTS AND CONTINGENCIES:

     The EyeCorp, Inc. -- Gordon Acquisition Practice is insured with respect to medical malpractice risks on a claims made basis. Management is not aware of any malpractice claims which might have a material impact

                  EYECORP, INC. -- GORDON ACQUISITION PRACTICE on the financial position, results of operations, or cash flows of the EyeCorp, Inc. -- Gordon Acquisition Practice.

     A physician formerly affiliated with the EyeCorp, Inc. -- Gordon Acquisition Practice is alleging that the Practice owes the physician for services rendered of approximately $180,000. The Practice believes it has meritorious defenses and will vigorously defend its position. It is the opinion of management that the ultimate resolution of this claim, if filed, will not have a material effect on the Practice's financial position, results of operations, or cash flows.

6. RELATED PARTY TRANSACTIONS:

     The EyeCorp, Inc. -- Gordon Acquisition Practice leases the St. Louis practice office facility from a partnership, 50% of which is owned by the president. The EyeCorp, Inc. -- Gordon Acquisition Practice pays all related building expenses including building maintenance and related property taxes which amounted to $112,207 in 1994. No formal lease agreement exists.

7. SUBSEQUENT EVENTS:

     Subsequent to year end, the EyeCorp, Inc. -- Gordon Acquisition Practice entered into a promissory note with a borrowing limit of $100,000 which matures on February 10, 1996. The note bears interest at the bank's referenced rate plus 1% and is collateralized by inventory and accounts receivable. The proceeds from this borrowing were used to pay the short term note payable as described in Note 4.

     Additionally, the EyeCorp, Inc. -- Gordon Acquisition Practice entered into an agreement borrowing $500,000 which is due on February 10, 1996. Interest accrues at the bank's referenced rate plus 2%.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of EyeCorp, Inc.

     We have audited the accompanying combined balance sheets of EyeCorp, Inc. -- Post Acquisition Practice, (as identified in Note 1) as of December 31, 1993 and 1994 and the related combined statements of excess of revenues over expenses, equity and cash flows for the years then ended. These financial statements are the responsibility of the EyeCorp, Inc. -- Post Acquisition Practice's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the EyeCorp, Inc. -- Post Acquisition Practice.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EyeCorp, Inc. -- Post Acquisition Practice as of December 31, 1993 and 1994, and the excess of revenues over expenses and its cash flows for the years then ended, as described in Note 1, in conformity with generally accepted accounting principles.

                                            COOPERS & LYBRAND L.L.P.

Memphis, Tennessee
October 20, 1995

                   EYECORP, INC. -- POST ACQUISITION PRACTICE

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                         1993          1994
                                                                       --------     ----------
Current assets:
  Cash and cash equivalents..........................................  $            $   61,154
  Accounts receivable, less allowance for uncollectible amounts of
     $279,000 in 1993, $344,000 in 1994 and $371,000 in 1995.........   294,012        423,286
  Prepaid expenses and other current assets..........................    17,518         25,585
                                                                       --------     ----------
          Total current assets.......................................   311,530        510,025
  Property and equipment, net........................................   671,960      1,098,933
  Other noncurrent assets............................................     1,591
                                                                       --------     ----------
          Total assets...............................................  $985,081     $1,608,958
                                                                       ========     ==========
                                    LIABILITIES AND EQUITY
Current liabilities:
  Bank overdraft.....................................................  $ 76,062
  Accounts payable and accrued expenses..............................    87,865     $  101,921
  Accrued salaries and benefits......................................     9,469         14,774
  Current portion of long-term debt..................................    17,857        123,853
  Current portion of obligations under capital leases................     5,629          4,505
  Current portion of note payable to owner...........................   306,700        529,240
                                                                       --------     ----------
          Total current liabilities..................................   503,582        774,293
Long-term debt, net of current portion...............................    40,179        225,493
Long-term obligations under capital leases, net of current portion...    12,583          8,078
Note payable to owner, net of current portion........................    85,000
                                                                       --------     ----------
          Total liabilities..........................................   641,344      1,007,864
Commitments and contingencies (Note 6)
Equity...............................................................   343,737        601,094
                                                                       --------     ----------
          Total liabilities and equity...............................  $985,081     $1,608,958
                                                                       ========     ==========

   The accompanying notes are an integral part of these financial statements.

                   EYECORP, INC. -- POST ACQUISITION PRACTICE

            COMBINED STATEMENTS OF EXCESS OF REVENUES OVER EXPENSES

                                                                  YEAR ENDED DECEMBER 31,
                                                         -----------------------------------------
                                                                                          1995
                                                            1993           1994        -----------
                                                         ----------     ----------     (UNAUDITED)
Revenues:
  Medical service revenues, net........................  $2,498,532     $3,757,098     $ 4,637,025
  Other revenues.......................................      99,119         59,131          59,692
                                                         ----------     ----------      ----------
          Total revenues...............................   2,597,651      3,816,229       4,696,717
                                                         ----------     ----------      ----------
Costs and expenses:
  Compensation to owner................................     837,979        931,761       1,306,392
  Salaries, wages and benefits.........................     983,829      1,186,668       1,605,914
  Pharmaceuticals and supplies.........................     110,874        344,959         365,578
  General and administrative expenses..................     572,024        767,273         723,335
  Depreciation.........................................     144,714        268,463         283,351
  Interest expense.....................................      42,617         69,748          38,818
                                                         ----------     ----------      ----------
          Total costs and expenses.....................   2,692,037      3,568,872       4,323,388
                                                         ----------     ----------      ----------
          Excess (deficiency) of revenues over
            expenses...................................  $  (94,386)    $  247,357     $   373,329
                                                         ==========     ==========      ==========
Supplemental disclosure:
  Combined compensation to owners and excess
     (deficiency) of revenues over expenses............  $  743,593     $1,179,118     $ 1,679,721
                                                         ==========     ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                   EYECORP, INC. -- POST ACQUISITION PRACTICE

                         COMBINED STATEMENTS OF EQUITY

Balance, December 31, 1992.......................................................  $  438,123
  Excess (deficiency) of revenues over expenses..................................     (94,386)
                                                                                   ----------
Balance, December 31, 1993.......................................................     343,737
  Excess (deficiency) of revenues over expenses..................................     247,357
  Capital contributions by owner.................................................      10,000
                                                                                   ----------
Balance, December 31, 1994.......................................................     601,094
  Excess of revenues over expenses (unaudited)...................................     373,329
                                                                                   ----------
Balance, December 31, 1995 (unaudited)...........................................  $  974,423
                                                                                   ==========

   The accompanying notes are an integral part of these financial statements.

                   EYECORP, INC. -- POST ACQUISITION PRACTICE

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                            -------------------------------------
                                                                                         1995
                                                              1993         1994       -----------
                                                            ---------    ---------    (UNAUDITED)
Cash flows from operating activities:
  Excess (deficiency) of revenues over
     expenses.............................................  $ (94,386)   $ 247,357     $ 373,329
  Adjustments to reconcile excess (deficiency) of revenues
     over expenses to net cash provided by operating
     activities:
     Depreciation.........................................    144,714      268,463       283,351
     Changes in assets and liabilities:
       Accounts receivable, net...........................     44,673     (129,274)       25,975
       Prepaid expenses and other current assets..........     (7,727)      (8,067)       25,309
       Other noncurrent assets............................                   1,591
       Accounts payable and accrued expenses..............    (24,434)      14,056       (43,923)
       Accrued salaries and benefits......................      5,053        5,305           904
                                                            ---------    ---------    ----------
          Net cash provided by operating activities.......     67,893      399,431       664,945
                                                            ---------    ---------    ----------
Cash flows from investing activities:
  Purchase of property and equipment......................   (121,904)    (695,436)      (77,387)
                                                            ---------    ---------    ----------
          Net cash used in investing activities...........   (121,904)    (695,436)      (77,387)
                                                            ---------    ---------    ----------
Cash flows from financing activities:
  Bank overdraft..........................................     76,062      (76,062)
  Proceeds from long-term obligations.....................                 309,167
  Repayment of long-term obligations......................   (114,857)     (17,857)     (349,346)
  Proceeds from obligations under capital leases..........                                 1,432
  Repayment of obligations under capital leases...........     (2,003)      (5,629)       (3,900)
  Repayment of loans from owners..........................                              (529,240)
  Net proceeds from note payable to owner.................                 137,540       371,700
  Capital contribution to owner...........................                  10,000
                                                            ---------    ---------    ----------
          Net cash provided by (used in) financing
            activities....................................    (40,798)     357,159      (509,354)
                                                            ---------    ---------    ----------
Net increase (decrease) in cash and cash equivalents......    (94,809)      61,154        78,204
Cash and cash equivalents, beginning of period............     94,809                     61,154
                                                            ---------    ---------    ----------
Cash and cash equivalents, end of period..................  $       0    $  61,154     $ 139,358
                                                            =========    =========    ==========
Supplemental disclosure of noncash investment activities:
  Capital lease obligations incurred to acquire
     equipment............................................  $  20,215
                                                            =========

   The accompanying notes are an integral part of these financial statements.

                   EYECORP, INC. -- POST ACQUISITION PRACTICE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Eyecorp, Inc. (Eyecorp) was formed to create an eye care service company which will own the assets of and provide management services to ophthalmic and optometric businesses. Eyecorp plans to consummate acquisitions through the exchange of cash, notes and shares of its common stock for selected assets of, and liabilities associated with approximately 50 Eyecare practices.

     The combined financial statements of Eyecorp, Inc. -- Post Acquisition Practice include entities which conduct business under the names Post Eye Center, P.C. and Plymouth Laser and Surgery Center. Plymouth Laser and Surgery Center is a subchapter S-Corporation which is wholly owned by the same stockholder as that of Post Eye Center.

     The Eyecorp Inc. -- Post Acquisition Practice maintained its books and records on the cash basis of accounting. The accompanying financial statements have been prepared on the accrual basis of accounting. These financial statements have been prepared to show the operations and financial position of the Eyecorp, Inc. -- Post Acquisition Practice, substantially all of whose assets and operations will be acquired by Eyecorp. Because the entities comprising the Eyecorp, Inc. -- Post Acquisition Practice were either nontaxpaying or managed to result in taxes being the responsibility of the owner, the financial statements have been presented on a pretax basis, as further described in Note 2. The supplemental caption on the statements of excess of revenues over expenses, combined compensation to owners and excess of revenues over expenses, reflects the total earnings available to the owners.

     The accompanying financial statements of the Eyecorp, Inc. -- Post Eye Center Acquisition Practice have been prepared as supplemental information about the entities to which Eyecorp will provide management services following the consummation of the acquisitions. The entities comprising the Eyecorp, Inc. -- Post Acquisition Practice have previously operated as separate entities. The accompanying financial statements do not reflect any adjustments relating to the proposed acquisition. Eyecorp will provide management services to the Eyecorp, Inc. -- Post Acquisition Practice. Eyecorp will not own the medical practice nor practice medicine. Thus, the financial statements are not representative of the future operations or financial position of Eyecorp.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash Equivalents

     The Eyecorp, Inc. -- Post Acquisition Practice considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consists of receivables from patients, insurers, government programs and other third-party payers for medical services provided by physicians. Such amounts are reduced by an allowance for uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

  Property and Equipment

     Property and equipment are stated at cost. Equipment under capital leases is stated at the net present value of the future minimum lease payments at the inception of the related leases. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

                   EYECORP, INC. -- POST ACQUISITION PRACTICE

  Income Taxes

     The entities comprising the Eyecorp, Inc. -- Post Acquisition Practice include a personal service corporation and a subchapter S Corporation for federal and state income tax purposes. The personal service Corporation historically has not incurred significant tax liabilities for federal or state income taxes. Compensation to the owner has traditionally reduced taxable income to nominal levels. Federal and state income taxes for the subchapter S Corporation are the responsibility of the shareholders. These relationships would be expected to continue in the absence of the Eyecorp acquisition. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of the taxable entity have not been reflected in these financial statements.

  Equity

     Equity includes the capital stock, additional paid-in capital, and retained earnings of the entities comprising the Eyecorp, Inc. -- Post Acquisition Practice.

  Revenues

     Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payers and others. Due to the demographics of ophthalmic patients, a significant portion of the Eyecorp, Inc. -- Post Acquisition Practice's medical service revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. In the ordinary course of business, practices receiving reimbursement from Medicare and other governmental programs are potentially subject to a review by regulatory agencies concerning the accuracy of billings and sufficiency of supporting documentation of procedures performed. Additionally, the Eyecorp, Inc. -- Post Acquisition Practice participates in agreements with managed care organizations to provide services at negotiated rates.

  Concentration of Credit Risk

     The Eyecorp, Inc. -- Post Acquisition Practice extends credit to patients covered by insurance programs such as governmental programs like Medicare and Medicaid and private insurers. The Eyecorp, Inc. -- Post Acquisition Practice manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

  Unaudited Financial Information

     The unaudited financial statements for the year ended December 31, 1995 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying unaudited financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the unaudited financial statements. All such adjustments are of a normal and recurring nature.

                   EYECORP, INC. -- POST ACQUISITION PRACTICE

3. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                     ESTIMATED                DECEMBER
                                                    USEFUL LIVES     --------------------------
                                                      (YEARS)           1993           1994
                                                    ------------     ----------     -----------
    Equipment.....................................      3-10         $  467,472     $   868,462
    Leasehold improvements........................      5-10            491,241         782,776
    Furniture and fixtures........................       5-7            436,827         439,738
    Equipment under capital leases................       3-5             20,215          20,215
                                                        ----         ----------     -----------
                                                                      1,415,755       2,111,191
    Less -- accumulated depreciation..............                     (743,795)     (1,012,258)
                                                                     ----------     -----------
              Net property and equipment..........                   $  671,960     $ 1,098,933
                                                                     ==========     ===========

4. LONG-TERM OBLIGATIONS:

     Long-term debt consists of the following:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                       1993         1994
                                                                      -------     --------
    Unsecured note payable, due in March, 1997, payable in monthly installments of $1,488 plus accrued interest at prime plus
      1%..........................................................    $58,036     $ 40,179
    Line of Credit with bank, due November, 1997, payable in equal monthly principal installments of $8,833 plus accrued
      interest at prime plus 2%...................................                 309,167
                                                                      -------     --------
                                                                      $58,036     $349,346
                                                                      =======     ========

     These debt instruments are guaranteed by the owner of the EyeCorp, Inc. -- Post Acquisition Practice or related entities.

     As of December 31, 1994, the aggregate amounts of annual principal maturities of long-term debt (excluding capital lease obligations) are as follows:

                1995..............................................  $123,853
                1996..............................................   123,853
                1997..............................................   101,640
                                                                    --------
                          Total...................................  $349,346
                                                                    ========

                   EYECORP, INC. -- POST ACQUISITION PRACTICE

     The EyeCorp, Inc. -- Post Acquisition Practice leases office space, an automobile and certain equipment under capital leases and noncancelable operating leases which expire at various dates. At December 31, 1994, minimum annual rental commitments under capital leases with terms in excess of one year are as follows:

                                                                    CAPITAL     OPERATING
                                                                    LEASES        LEASES
                                                                    -------     ----------
    1995..........................................................  $ 4,505     $  247,200
    1996..........................................................    4,505        247,200
    1997..........................................................    3,573        243,800
    1998..........................................................                 240,200
    1999..........................................................                 240,200
    Thereafter....................................................               1,997,296
                                                                    -------     ----------
              Total minimum lease payments........................  $12,583     $3,215,896
                                                                    =======     ==========

     Rent expense related to operating leases amounted to $179,150 and $284,192 for the years ended December 31, 1993 and 1994. Cash interest paid was $42,600 and $69,000 in 1993 and 1994, respectively.

5. EMPLOYEE BENEFIT PLANS:

     The EyeCorp, Inc. -- Post Acquisition Practice has a qualified defined contribution plan which permits participants to make voluntary contributions. The EyeCorp, Inc. -- Post Acquisition Practice pays all general and administrative expenses of the plan and, in some cases, makes matching contributions on behalf of the employees. The EyeCorp, Inc. -- Post Acquisition Practice made contributions related to this plan totaling $16,165 and $14,544 in 1993 and 1994, respectively.

6. COMMITMENTS AND CONTINGENCIES:

     In the normal course of business, the EyeCorp, Inc. -- Post Acquisition Practice and a physician formerly associated with the EyeCorp, Inc. -- Post Acquisition Practice have been named in a lawsuit alleging medical malpractice. In the opinion of the EyeCorp, Inc. -- Post Acquisition Practice's management, the ultimate liability, if any and without considering possible insurance recoveries, will not have a material impact on its financial position, results of operations, or cash flows.

     Additionally, the EyeCorp, Inc. -- Post Acquisition Practice and the physician formerly associated with the EyeCorp, Inc. -- Post Acquisition Practice are insured with respect to medical malpractice risks on a claims made basis.

7. RELATED PARTY TRANSACTIONS:

     The EyeCorp, Inc. -- Post Acquisition Practice leases facility space from an entity which includes the owner. These leases are classified as operating leases. Rent expense on related party operating leases amounted to $164,450, and $240,200 for the years ended December 31, 1993 and 1994, respectively.

     Included in notes payable at December 31, 1993 and 1994 are $391,700 and $529,240 of amounts due to the owner of the EyeCorp, Inc. -- Post Acquisition Practice, respectively. These notes are due on demand in 1995, thus all have been classified as current at December 31, 1994. The notes accrue interest at rates between 8% and 10%, which is to be paid monthly.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of EyeCorp, Inc.

     We have audited the accompanying balance sheets of EyeCorp, Inc. -- Southern Eye Center Acquisition Practice, (as identified in Note 1) as of December 31, 1993 and 1994 and the related statements of excess of revenues over expenses, equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the EyeCorp, Inc. -- Southern Eye Center Acquisition Practice's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the EyeCorp, Inc. -- Southern Eye Center Acquisition Practice.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EyeCorp, Inc. -- Southern Eye Center Acquisition Practice as of December 31, 1993 and 1994, and the excess of revenues over expenses and its cash flows for each of the three years in the period ended December 31, 1994, as described in Note 1, in conformity with generally accepted accounting principles.

                                            COOPERS & LYBRAND L.L.P.

Memphis, Tennessee
November 3, 1995

           EYECORP, INC. -- SOUTHERN EYE CENTER ACQUISITION PRACTICE

                                 BALANCE SHEETS

                                     ASSETS

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1993           1994
                                                                      ----------     ----------
Current assets:
  Cash and cash equivalents.........................................  $   67,998     $  446,848
  Accounts receivable, less allowance for uncollectible amounts of
     $517,000 in 1993, $868,000 in 1994 and $795,000 in 1995........     522,837        954,840
  Prepaid expenses and other current assets.........................      27,718         21,025
                                                                      ----------     ----------
          Total current assets......................................     618,553      1,422,713
Property and equipment, net.........................................     549,698        310,209
Other noncurrent assets, net........................................      55,435         46,708
                                                                      ----------     ----------
          Total assets..............................................  $1,223,686     $1,779,630
                                                                      ==========     ==========
                                    LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable and accrued expenses.............................  $  105,366     $  145,773
  Accrued salaries and benefits.....................................     107,633        123,297
                                                                      ----------     ----------
          Total current liabilities.................................     212,999        269,070
Commitments and contingencies (Note 8)
Equity..............................................................   1,010,687      1,510,560
                                                                      ----------     ----------
          Total liabilities and equity..............................  $1,223,686     $1,779,630
                                                                      ==========     ==========

   The accompanying notes are an integral part of these financial statements.

           EYECORP, INC. -- SOUTHERN EYE CENTER ACQUISITION PRACTICE

                 STATEMENTS OF EXCESS OF REVENUES OVER EXPENSES

                                                                  YEAR ENDED DECEMBER 31,
                                                           --------------------------------------
                                                                                          1995
                                                              1993          1994       ----------
                                                           ----------    ----------    (UNAUDITED)
Revenues:
  Medical service revenues, net..........................  $2,935,667    $4,944,122    $6,734,102
                                                           ----------    ----------    ----------
Costs and expenses:
  Compensation to owners.................................   1,040,000     1,350,521     3,640,738
  Salaries, wages and benefits...........................     832,751     1,631,478     2,014,936
  Pharmaceuticals and supplies...........................      43,725       304,143       397,185
  General and administrative expenses....................     572,457       806,122       833,968
  Depreciation and amortization..........................     142,121       149,313       159,587
  Interest expense.......................................       5,781
  Other expense (income), net............................      (3,316)      (36,950)       (7,902)
                                                           ----------    ----------    ----------
          Total costs and expenses.......................   2,633,519     4,204,627     7,038,512
                                                           ----------    ----------    ----------
          Excess (deficiency) of revenues over
            expenses.....................................  $  302,148    $  739,495    $ (304,410)
                                                           ==========    ==========    ==========
Supplemental disclosure:
  Combined compensation to owners and excess (deficiency)
     of revenues over expenses...........................  $1,342,148    $2,090,016    $3,336,328
                                                           ==========    ==========    ==========

   The accompanying notes are an integral part of these financial statements.

           EYECORP, INC. -- SOUTHERN EYE CENTER ACQUISITION PRACTICE

                              STATEMENTS OF EQUITY

Balance, December 31, 1992.......................................................  $  608,798
  Excess of revenues over expenses...............................................     302,148
  Capital contributions by owners................................................      99,741
                                                                                   ----------
Balance, December 31, 1993.......................................................   1,010,687
  Excess of revenues over expenses...............................................     739,495
  Distribution of property and equipment to owners...............................    (239,622)
                                                                                   ----------
Balance, December 31, 1994.......................................................   1,510,560
  Excess of revenues over expenses (unaudited)...................................    (304,410)
                                                                                   ----------
Balance, December 31, 1995 (unaudited)...........................................  $1,206,150
                                                                                   ==========

   The accompanying notes are an integral part of these financial statements.

           EYECORP, INC. -- SOUTHERN EYE CENTER ACQUISITION PRACTICE

                            STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                                         1995
                                                                1993        1994      ----------
                                                              ---------   ---------   (UNAUDITED)
Cash flows from operating activities:
  Excess (deficiency) of revenues over expenses.............  $ 302,148   $ 739,495   $ (304,410)
  Adjustments to reconcile excess of revenues over expenses
     to net cash provided by (used in) operating
     activities --
     Depreciation and amortization..........................    142,121     149,313      159,587
     Changes in assets and liabilities:
       Accounts receivable, net.............................    (72,410)   (432,003)     166,222
       Prepaid expenses and other current assets............    (19,515)    (13,210)     (13,975)
       Noncurrent assets....................................                             (23,764)
       Accounts payable and accrued expenses................    (95,578)     40,407      (88,772)
       Accrued salaries and benefits........................     11,892      15,664       40,875
                                                              ---------   ---------   ----------
          Net cash provided by (used in) operating
            activities......................................    268,658     499,666      (64,237)
                                                              ---------   ---------   ----------
Cash flows from investing activities:
  Acquisition of eyecare practice...........................    (90,000)
  Purchase of property and equipment........................   (283,526)   (120,816)    (136,507)
                                                              ---------   ---------   ----------
          Net cash used in investing activities.............   (373,526)   (120,816)    (136,507)
                                                              ---------   ---------   ----------
Cash flows from financing activities --
  Cash contributions by owners..............................     99,741
                                                              ---------   ---------   ----------
          Net cash provided by financing activities.........     99,741
                                                              ---------   ---------   ----------
Net increase (decrease) in cash and cash equivalents........     (5,127)    378,850     (200,744)
Cash and cash equivalents, beginning of period..............     73,125      67,998      446,848
                                                              ---------   ---------   ----------
Cash and cash equivalents, end of period....................  $  67,998   $ 446,848   $  246,104
                                                              =========   =========   ==========

Supplemental disclosure of noncash investment activities:

  During 1994, the practice distributed medical equipment with a cost of $262,036 and a net book value of $221,717 and other current assets of $17,905 to the owner.

   The accompanying notes are an integral part of these financial statements.

           EYECORP, INC. -- SOUTHERN EYE CENTER ACQUISITION PRACTICE

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Eyecorp, Inc. (Eyecorp) was formed to create an eye care service company which will own the assets of and provide management services to ophthalmic and optometric businesses. Eyecorp plans to consummate acquisitions through the exchange of cash, notes and shares of its common stock for selected assets of, and liabilities associated with approximately 50 eyecare practices.

     The financial statements of Eyecorp, Inc. -- Southern Eye Center Acquisition Practice include eyecare facilities which conduct businesses in Hattiesburg, MS., Pascagoula, MS., and Biloxi, MS. (D/B/A Southern Eye Center). Southern Eye Center is a subchapter S-Corporation. In June 1994, the Eyecorp, Inc. -- Southern Eye Center Acquisition Practice began operating a new ambulatory surgery center which increased medical service revenues, net by approximately $1,100,000.

     The Eyecorp Inc. -- Southern Eye Center Acquisition Practice maintained its books and records on the cash basis of accounting. The accompanying financial statements have been prepared on the accrual basis of accounting. These financial statements have been prepared to show the operations and financial position of the Eyecorp, Inc. -- Southern Eye Center Acquisition Practice, substantially all of whose assets and operations will be acquired by Eyecorp. Because Eyecorp, Inc. -- Southern Eye Center Acquisition Practice was an S-Corporation with taxes on income being the responsibility of the owner, the financial statements have been presented on a pretax basis, as further described in Note 2. The supplemental caption on the statements of excess of revenues over expenses, combined compensation to owners and excess of revenues over expenses, reflects the total earnings available to the owners.

     The accompanying financial statements of the Eyecorp, Inc. -- Southern Eye Center Acquisition Practice have been prepared as supplemental information about the entities to which Eyecorp will provide management services following the consummation of the acquisitions. The accompanying financial statements do not reflect any adjustments relating to the proposed acquisition. Eyecorp will provide management services to the Eyecorp, Inc. -- Southern Eye Center Acquisition Practice. Eyecorp will not own the medical practice nor practice medicine. Thus, the financial statements are not representative of the future operations or financial position of Eyecorp.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash equivalents

     The Eyecorp, Inc. -- Southern Eye Center Acquisition Practice considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Accounts receivable

     Accounts receivable primarily consists of receivables from patients, insurers, government programs and other third-party payers for medical services provided by physicians. Such amounts are reduced by an allowance for uncollectible amounts.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

           EYECORP, INC. -- SOUTHERN EYE CENTER ACQUISITION PRACTICE

  Other Noncurrent Assets

     Other noncurrent assets consist primarily of the excess of cost of acquired assets over the fair value (Goodwill) and noncompete agreements. Goodwill is amortized on a straight-line basis over 15 years. Noncompete agreements are amortized on the straight-line basis over the three year term of the agreements.

  Income Taxes

     Eyecorp, Inc. -- Southern Eye Center Acquisition Practice is an subchapter S Corporation for federal and state income tax purposes. Federal and state income taxes for the subchapter S Corporation are the responsibility of the shareholder. This relationship would be expected to continue in the absence of the Eyecorp acquisition. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of the taxable entity have not been reflected in these financial statements.

  Equity

     Equity includes the capital stock, additional paid-in capital, and retained earnings of the Eyecorp, Inc. -- Southern Eye Center Acquisition Practice.

  Revenues

     Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payers and others. Due to the demographics of ophthalmic patients, a significant portion of the Eyecorp, Inc. -- Southern Eye Center Acquisition Practice's medical service revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. In the ordinary course of business, practices receiving reimbursement from Medicare and other governmental programs are potentially subject to a review by regulatory agencies concerning the accuracy of billings and sufficiency of supporting documentation of procedures performed. Additionally, the Eyecorp, Inc. -- Southern Eye Center Acquisition Practice participates in agreements with managed care organizations to provide services at negotiated rates.

  Concentration of Credit Risk

     The Eyecorp, Inc. -- Southern Eye Center Acquisition Practice extends credit to patients covered by insurance programs such as governmental programs like Medicare and Medicaid and private insurers. The Eyecorp, Inc. -- Southern Eye Center Acquisition Practice manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

  Unaudited Financial Information

     The unaudited financial statements for the year ended December 31, 1995 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ('SEC'). The accompanying unaudited financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the unaudited financial statements. All such adjustments are of a normal and recurring nature.

3. ACQUISITIONS:

     The EyeCorp, Inc. -- Southern Eye Center Acquisition Practice completed an acquisition of certain operating assets of an eyecare practice during 1993. The acquisition was accounted for using the purchase method. The financial results of the acquisition have been included in the financial statements of the EyeCorp, Inc. -- Southern Eye Center Acquisition Practice from the date of its acquisition. The pro forma effect of the

           EYECORP, INC. -- SOUTHERN EYE CENTER ACQUISITION PRACTICE acquisition was not material to the results of operations or financial position of the EyeCorp, Inc. -- Southern Eye Center Acquisition Practice. The estimated fair value of assets acquired consisted of property and equipment and intangible assets of $40,500 and $49,500, respectively.

4. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                        ESTIMATED              DECEMBER
                                                       USEFUL LIVES    ------------------------
                                                         (YEARS)          1993          1994
                                                       ------------    ----------    ----------
    Equipment........................................      3-10        $  693,159    $  522,547
    Leasehold improvements...........................      5-10           185,553       194,930
    Furniture and fixtures...........................       5-7           343,571       363,597
    Equipment under capital leases...................       3-5            29,278        29,278
                                                                       ----------    ----------
                                                                        1,251,561     1,110,352
    Less -- accumulated depreciation.................                    (701,863)     (800,143)
                                                                       ----------    ----------
              Net property and equipment.............                  $  549,698    $  310,209
                                                                       ==========    ==========

5. OTHER NONCURRENT ASSETS:

     Other noncurrent assets consist of the following:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                       1993         1994
                                                                      -------     --------
    Excess of cost of acquired assets over fair value...............  $18,000     $ 18,000
    Non compete agreements..........................................   31,500       31,500
    Other...........................................................    6,910        8,908
                                                                      -------      -------
                                                                       56,410       58,408
    Less -- Accumulated amortization................................     (975)     (11,700)
                                                                      -------      -------
                                                                      $55,435     $ 46,708
                                                                      =======      =======

6. LONG-TERM OBLIGATIONS:

     The EyeCorp, Inc. -- Southern Eye Center Acquisition Practice leases office space, as well as certain equipment under operating leases which expire at various dates. At December 31, 1994, minimum annual rental commitments under noncancelable operating leases with terms in excess of one year are as follows:

                                                                               OPERATING
                                                                                 LEASES
                                                                               ----------
    1995.....................................................................  $  163,095
    1996.....................................................................     259,095
    1997.....................................................................     163,095
    1998.....................................................................     163,095
    1999.....................................................................      94,183
    Thereafter...............................................................     336,000
                                                                               ----------
              Total minimum lease payments...................................  $1,178,563
                                                                               ==========

     Rent expense related to operating leases amounted to $84,000, $88,654 and $246,376 for the years ended December 31, 1992, 1993 and 1994, respectively.

           EYECORP, INC. -- SOUTHERN EYE CENTER ACQUISITION PRACTICE

7. COMMITMENTS AND CONTINGENCIES:

     In the normal course of business, the EyeCorp, Inc. -- Southern Eye Center Acquisition Practice has been named in a lawsuit alleging medical malpractice. In the opinion of the EyeCorp, Inc. -- Southern Eye Center Acquisition Practice's management, the ultimate liability, if any and without considering possible insurance recoveries, will not have a material impact on its financial position, results of operations, or cash flows.

     Additionally, the EyeCorp, Inc. -- Southern Eye Center Acquisition Practice is insured with respect to medical malpractice risks on a claims made basis.

8. RELATED PARTY TRANSACTIONS:

     The EyeCorp, Inc. -- Southern Eye Center Acquisition Practice leases facility space and equipment from the owner under operating leases. Rent expense for related party operating leases amounted to $84,000, $77,000, and $232,910 in 1992, 1993 and 1994, respectively. Rent expense for related party operating leases in 1994 includes $80,000 of rent expense attributable to the new ambulatory surgery center described in Note 1.

     The EyeCorp, Inc. -- Southern Eye Center Acquisition Practice distributed medical equipment with a cost of $262,036 and a net book value of $221,717 and other current assets of $17,905 to the owner during 1994. The medical equipment was leased back to the practice. Rent expense associated with this lease was $45,819 in 1994.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of EyeCorp, Inc.

     We have audited the accompanying combined balance sheet of EyeCorp, Inc. -- Selected Acquisition Practices (as identified in Note 1) as of December 31, 1994 and the related combined statements of excess of revenues over expenses, equity and cash flows for the year then ended. These financial statements are the responsibility of the EyeCorp, Inc. -- Selected Acquisition Practices' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the EyeCorp, Inc. -- Selected Acquisition Practices.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EyeCorp, Inc. -- Selected Acquisition Practices as of December 31, 1994 and the excess of revenues over expenses and its cash flows for the year then ended, as described in Note 1, in conformity with generally accepted accounting principles.

                                            COOPERS & LYBRAND L.L.P.

Memphis, Tennessee
October 24, 1995

                EYECORP, INC. -- SELECTED ACQUISITION PRACTICES

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                                                  DECEMBER 31,
                                                                                      1994
                                                                                  ------------
Current assets:
  Cash and cash equivalents.....................................................   $  230,233
  Accounts receivable, less allowance for uncollectible amounts of $1,449,000
     for 1994 and $1,091,000 for 1995...........................................    1,072,630
  Inventories...................................................................       88,682
  repaid expenses and other current assets......................................       66,745
                                                                                   ----------
          Total current assets..................................................    1,458,290
Property and equipment, net.....................................................    1,123,632
Other noncurrent assets.........................................................       55,998
                                                                                   ----------
          Total assets..........................................................   $2,637,920
                                                                                   ==========
                                    LIABILITIES AND EQUITY
Current liabilities:
  Short-term notes payable......................................................   $  281,685
  Current portion of long-term debt.............................................      219,047
     Current portion of obligations under capital leases........................        7,349
  Bank overdrafts...............................................................       48,051
  Accounts payable and accrued expenses.........................................      536,536
  Accrued salaries and benefits.................................................      303,055
                                                                                   ----------
          Total current liabilities.............................................    1,395,723
Long-term debt, net of current portion..........................................      234,149
                                                                                   ----------
          Total liabilities.....................................................    1,629,872
Commitments and contingencies (Note 6)
Equity..........................................................................    1,008,048
                                                                                   ----------
          Total liabilities and equity..........................................   $2,637,920
                                                                                   ==========

   The accompanying notes are an integral part of these financial statements.

                EYECORP, INC. -- SELECTED ACQUISITION PRACTICES

            COMBINED STATEMENTS OF EXCESS OF REVENUES OVER EXPENSES

                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                                       1995
                                                                       1994         -----------
                                                                    -----------     (UNAUDITED)
Revenues:
  Medical service revenues, net...................................  $12,051,430     $12,186,852
                                                                    -----------     -----------
Costs and expenses:
  Compensation to owners..........................................    4,641,566       4,873,137
  Salaries, wages and benefits....................................    3,512,830       3,649,858
  Pharmaceuticals and supplies....................................      869,600         957,765
  Film development and supplies...................................      113,621         129,104
  General and administrative expenses.............................    2,451,830       2,092,931
  Depreciation and amortization...................................      302,388         318,547
  Interest expense................................................       62,222          75,663
  Other (income) expense, net.....................................      (15,838)          8,315
                                                                    -----------     -----------
          Total costs and expenses................................   11,938,219      12,105,320
                                                                    -----------     -----------
          Excess of revenues over expenses........................  $   113,211     $    81,532
                                                                    ===========     ===========
Supplemental disclosure:
  Combined compensation to owners and excess of revenues over
     expenses.....................................................  $ 4,754,777     $ 4,954,669
                                                                    ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                EYECORP, INC. -- SELECTED ACQUISITION PRACTICES

                         COMBINED STATEMENTS OF EQUITY

Balance, December 31, 1993.......................................................  $1,150,307
  Excess of revenues over expenses...............................................    113,211
  Capital contributions by owners................................................     56,460
  Purchase of company stock......................................................    (93,540)
  Issuance of common stock.......................................................      1,500
  Loan to shareholder............................................................   (219,890)
                                                                                   ----------
Balance, December 31, 1994.......................................................  1,008,048
  Excess of revenues over expenses (unaudited)...................................     81,532
  Issuance of common stock (unaudited)...........................................      3,000
                                                                                   ----------
Balance, September 30, 1995 (unaudited)..........................................  $1,092,580
                                                                                   ==========

   The accompanying notes are an integral part of these financial statements.

                EYECORP, INC. -- SELECTED ACQUISITION PRACTICES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED DECEMBER 31,
                                                                       ------------------------
                                                                                       1995
                                                                         1994       -----------
                                                                       ---------    (UNAUDITED)
Cash flows from operating activities:
  Excess of revenues over expenses...................................  $ 113,211     $  81,532
  Adjustments to reconcile excess of revenues over expenses to net cash provided by operating activities:
     Depreciation and amortization...................................    302,388       318,547
     Gain on sale of assets..........................................     (9,323)
     Changes in assets and liabilities:
       Accounts receivable, net......................................     11,966        76,593
       Inventories...................................................      3,268        (6,746)
       Prepaid expenses and other current assets.....................     36,455           603
       Other noncurrent assets.......................................                  (18,907)
       Notes receivable..............................................                  (10,270)
       Accounts payable and accrued expenses.........................   (108,079)      (95,413)
       Accrued salaries and benefits.................................     47,367       (13,019)
                                                                       ---------     ---------
          Net cash provided by operating activities..................    397,253       332,920
                                                                       ---------     ---------
Cash flows from investing activities:
  Proceeds from sale of property and equipment.......................     20,000        19,035
  Purchase of property and equipment.................................   (204,858)     (298,681)
                                                                       ---------     ---------
          Net cash used in investing activities......................   (184,858)     (279,646)
                                                                       ---------     ---------
Cash flows from financing activities:
  Bank overdrafts....................................................     48,051       (48,051)
  Repayment of short-term obligations................................
  Proceeds from long-term obligations................................    358,349       356,419
  Repayment of long-term obligations.................................   (428,136)     (315,605)
  Repayment of obligations under capital lease.......................    (17,083)       (1,563)
  Loan to shareholder................................................   (219,890)
  Cash contributions by owners and partners..........................     56,460
  Owner distributions................................................
  Purchase of company stock..........................................    (93,540)
  Proceeds from sale of common stock.................................      1,500         3,000
                                                                       ---------     ---------
          Net cash used in financing activities......................   (294,289)       (5,800)
                                                                       ---------     ---------
Net increase (decrease) in cash and cash equivalents.................    (81,894)       47,474
Cash and cash equivalents, beginning of period.......................    312,127       230,233
                                                                       ---------     ---------
Cash and cash equivalents, end of period.............................  $ 230,233     $ 277,707
                                                                       =========     =========

   The accompanying notes are an integral part of these financial statements.

                EYECORP, INC. -- SELECTED ACQUISITION PRACTICES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Eyecorp, Inc. (Eyecorp) was formed to create an eye care service company which will own the assets of and provide management services to ophthalmic and optometric businesses. Eyecorp plans to consummate acquisitions through the exchange of cash, notes and shares of its common stock for selected assets of, and liabilities associated with approximately 50 eye care practices.

     The accompanying combined financial statements of the Eyecorp, Inc. -- Selected Acquisition Practices consist of eight eye care practices which are individually insignificant but (in the aggregate) are required to be audited in accordance with Securities and Exchange Commission rules and regulations. The Eyecorp, Inc. -- Selected Acquisition Practices, which are comprised of numerous legal entities, conduct business as Aden Eye Clinic; Advanced Eye Care; Dr. Fred
L. McMillan, P.A.; Eye Care Associates; Johnny Justice, Inc.; Louis Glazer, M.D.; Newton Eye Center; and Ohio Eye Alliance. The Eyecorp, Inc. -- Selected Acquisition Practices are based in Tennessee, Mississippi, Ohio and Texas.

     The combined financial statements of the Eyecorp, Inc. -- Selected Acquisition Practices have been prepared as supplemental information about the entities to which Eyecorp will provide management services following consummation of the Acquisitions. The entities comprising the Eyecorp, Inc. -- Selected Acquisition Practices previously have operated as separate independent entities. Their historical financial positions, excess of revenues over expenses and cash flows have been combined in the accompanying financial statements and do not reflect any adjustments relating to the proposed acquisition or the impact that may have occurred if the operations of the Eyecorp, Inc. -- Selected Acquisition Practices had been combined. Eyecorp will provide management services to The Eyecorp, Inc. -- Selected Acquisition Practices. Eyecorp will not own the medical practice nor practice medicine, thus the combined financial statements are not necessarily representative of the future operations or financial position of Eyecorp.

     Most of the Eyecorp, Inc. -- Selected Acquisition Practices maintained their books and records on the cash basis of accounting. The accompanying financial statements have been prepared on the accrual basis of accounting. These combined financial statements have been prepared to show the excess of revenues over expenses and financial position of The Eyecorp, Inc. -- Selected Acquisition Practice, substantially all of whose assets and operations will be acquired by Eyecorp. Because certain entities comprising The Eyecorp, Inc. -- Selected Acquisition Practices were either nontaxpaying (i.e., partnerships, S Corporations) or managed to result in taxes being the responsibility of the respective owners, the financial statements have been presented on a pretax basis, as further described in Note 2. The supplemental caption on the statement of excess of revenues over expenses, combined compensation to owners and excess of revenues over expenses, reflects the earnings available to the owners.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash Equivalents

     The Eyecorp, Inc. -- Selected Acquisition Practices consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consists of receivables from patients, insurers, government programs and other third-party payers for medical services provided by physicians. Such amounts are reduced by an allowance for uncollectible amounts.

                EYECORP, INC. -- SELECTED ACQUISITION PRACTICES

  Inventories

     Inventories consist primarily of spectacle frames, optical lenses and contact lenses and are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

  Property and Equipment

     Property and equipment are stated at cost. Equipment under capital leases is stated at the net present value of the future minimum lease payments at the inception of the related leases. Depreciation of property and equipment is calculated using straight-line and accelerated methods over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Income Taxes

     Certain of the Eyecorp, Inc. -- selected acquisition practices are S Corporations, personal service corporations, or partnerships, accordingly, income tax liabilities are the responsibility of the respective owners or partners. The taxable corporations included in the Eyecorp, Inc. -- Selected Acquisition Practices historically have not incurred significant tax liabilities for federal or state income taxes. Compensation to owners has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the absence of the Eyecorp Acquisition. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of the taxable entities have not been reflected in these combined financial statements. The consistent presentation of the financial statements on a pretax basis also provides comparability that would not otherwise be the case when presenting a combination of various taxable and nontaxable entities.

  Equity

     Equity includes the respective capital stock, additional paid-in capital, partnership capital and retained earnings of the various legal entities comprising the Eyecorp, Inc. -- Selected Acquisition Practices. For the Eyecorp, Inc. -- Selected Acquisition Practices with multiple owners, ownership agreements call for the transfer of an ownership interest to the continuing owners in the case of certain events such as the owner's retirement or death. Frequently, the existing owners or practices are required to pay the departed owner for his interest or for the company to repurchase the owner's stock, in which case, the cost of the acquired shares are charged to equity and classified as treasury stock.

     Certain practices of the Eyecorp, Inc. -- Selected Acquisition Practices provide stock options to the practicing doctors. These options are exercisable upon the completion of a pre-determined length of service.

  Revenues

     Medical service revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payers and others. Due to the demographics of ophthalmic patients, a significant portion of the Eyecorp, Inc. -- Selected Acquisition Practices' medical service revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. In the ordinary course of business, practices receiving reimbursement from Medicare and other governmental programs are potentially subject to a review by regulatory agencies concerning the accuracy of billings and sufficiency of supporting documentation of procedures performed. Additionally, the Eyecorp, Inc. -- Selected Acquisition Practices participate in agreements with managed care organizations to provide services at negotiated rates.

                EYECORP, INC. -- SELECTED ACQUISITION PRACTICES

  Concentration of Credit Risk:

     The Eyecorp, Inc. -- Selected Acquisition Practices extend credit to patients covered by insurance programs such as governmental programs like medicare and Medicaid and private insurers. The Eyecorp, Inc. -- Selected Acquisition Practices manage credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

  Unaudited Financial Information

     The unaudited financial statements for the year ended December 31, 1995 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying unaudited financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the unaudited financial statements. All such adjustments are of a normal and recurring nature.

3. PROPERTY AND EQUIPMENT:

     Property and Equipment at December 31, 1994 consist of the following:

                                                                   ESTIMATED
                                                                  USEFUL LIVES
                                                                    (YEARS)
                                                                  ------------
    Land........................................................                   $   54,299
    Building....................................................        40            137,739
    Equipment...................................................      3-10          2,783,065
    Leasehold improvements......................................      5-10            245,667
    Furniture and fixtures......................................       5-7            834,960
    Equipment under capital leases..............................       5-7             12,335
                                                                                   ----------
                                                                                    4,068,065
    Less -- accumulated depreciation............................                   (2,944,433)
                                                                                   ----------
              Net property and equipment........................                   $1,123,632
                                                                                   ==========

4. SHORT-TERM AND LONG-TERM OBLIGATIONS:

  Short-Term Notes Payable

     Short-term debt at December 31, 1994 consists of the following:

    Demand notes payable to a bank. Interest accrues at rates between prime plus .50% and .75%. The notes are secured by various assets of the practice with a net book value of $651,970..............................  $ 76,015
    Line of credit of $250,000 with a bank due upon demand with interest due in monthly installments at prime plus .25%, (8.75% at December 31,
      1994). The line is secured by various assets of the practice with a net
      book value of $651,970..................................................   190,620
    Unsecured note payable to a bank due December 1995, due in monthly installments of $675 including interest calculated at prime plus .50%,
      (9.0% at December 31, 1994).............................................    15,050
                                                                                --------
                                                                                $281,685
                                                                                ========

                EYECORP, INC. -- SELECTED ACQUISITION PRACTICES

  Long-Term Debt

     Long-term debt at December 31, 1994 consists of the following:

    Unsecured promissory note to a bank with a maturity date of June 1995.
      Monthly payments are $750 including interest at prime plus 1.00% (9.50%
      at December 31, 1994)...................................................  $ 43,966
    Promissory note to a bank with a maturity date of June 1995. Monthly payments are $2,030 including interest at prime plus 1.00% (9.50% at
      December 31, 1994). The note is collateralized by a building with a net
      book value of $113,348..................................................   130,272
    Installment notes payable to a bank with maturity dates between June 1995 and September 1997. Monthly payments are between $277 and $755 including interest of between 7.50% and 8.62%. The notes are collateralized by various autos and equipment with an aggregate net book value of
      $52,902.................................................................    32,772
    Installment notes payable to a bank with maturity dates between February
      1998 and May 1999. Monthly payments are between $450 and $2,691 including interest of between prime plus .25% and .75% (8.75% and 9.25%
      at December 31, 1994.) These notes are secured by various assets of a
      practice with a net book value of $651,970..............................   246,186
                                                                                --------
                                                                                $453,196
                                                                                ========

     Certain debt obligations contain covenants that require maintenance of certain financial ratios. Default of any covenant could affect the ability of individual entities to borrow under the agreements and, if not waived or corrected, could accelerate the maturity of any borrowings outstanding under the agreements. As of December 31, 1994, the EyeCorp, Inc. -- Selected Acquisition Practices have complied with existing loan covenants. Certain of these debt instruments are guaranteed by the owners of the EyeCorp, Inc. -- Selected Acquisition Practices or related entities. The EyeCorp, Inc. -- Selected Acquisition Practices have also guaranteed debt of other parties. EyeCorp, Inc. -- Selected Acquisition Practices have not previously been required to assume any significant responsibility for these financial obligations as a result of defaults and are not aware of any existing conditions which would adversely affect the financial position or results of operations of the EyeCorp, Inc. -- Selected Acquisition Practices.

     As of December 31, 1994, the aggregate amounts of annual principal maturities of long-term debt (excluding capital lease obligations) are as follows:

    1995......................................................................   $219,047
    1996......................................................................     81,799
    1997......................................................................     77,577
    1998......................................................................     50,334
    1999......................................................................     24,439
                                                                                 --------
              Total...........................................................   $453,196
                                                                                 ========

                EYECORP, INC. -- SELECTED ACQUISITION PRACTICES

     The EyeCorp, Inc. -- Selected Acquisition Practices lease office space as well as certain equipment under capital leases and noncancelable operating lease agreements which expire at various dates. At December 31, 1994, minimum annual rental commitments under capital leases amounted to $7,349 and noncancelable operating leases with terms in excess of one year amounted to the following:

                                                                                 OPERATING
                                                                                  LEASES
                                                                                 --------
    1995......................................................................   $157,454
    1996......................................................................     83,177
    1997......................................................................     80,267
    1998......................................................................     80,012
    1999......................................................................     80,012
                                                                                 --------
              Total minimum lease payments....................................   $480,922
                                                                                 ========

     Rent expense related to operating leases amounted to $479,218 for the year ended December 31, 1994.

5. EMPLOYEE BENEFIT PLANS:

     The EyeCorp, Inc. -- Selected Acquisition Practices have qualified defined contribution plans which permit participants to make voluntary contributions. The applicable EyeCorp, Inc. -- Selected Acquisition Practices pay all general and administrative expenses of the plans and, in some cases, make matching contributions on behalf of the employees. The EyeCorp, Inc. -- Selected Acquisition Practices made contributions related to these plans that totaled $206,763 in 1994.

     One of the EyeCorp, Inc. -- Selected Acquisition Practices provides a deferred compensation plan for the owners. The plan provides for the payment of 60% of the participants' average annual salary over the participants' most recent 6 years of service prior to retirement for a period of 5 years. The plan is unfunded. Included in accrued salaries and benefits is a deferred compensation liability of $196,111 at December 31, 1994. The plan is to be terminated upon acquisition by EyeCorp, Inc. Payments will continue to those participants currently receiving distributions from the plan.

6. COMMITMENTS AND CONTINGENCIES:

     In the normal course of business, certain of the individual EyeCorp, Inc. -- Selected Acquisition Practices have been named in various lawsuits, primarily alleging medical malpractice. In the opinion of the EyeCorp, Inc. -- Selected Acquisition Practices' management, the ultimate liability, if any and without considering possible insurance recoveries, will not have a material impact on its financial position, results of operations, or cash flows.

     Additionally, the EyeCorp, Inc. -- Selected Acquisition Practices are insured with respect to medical malpractice risks on a claims made basis.

7. RELATED PARTY TRANSACTIONS:

     The EyeCorp, Inc. -- Selected Acquisition Practices lease facility space and equipment from certain entities which include owners. Rent expense in related party operating leases amounted to $176,011 for the year ended December 31, 1994.

     In certain instances, relatives of the owners of the EyeCorp, Inc. -- Selected Acquisition Practices are employees of the clinics.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Physicians Resource Group, Inc.:

     We have audited the accompanying combined balance sheet of Key Whitman/Milauskas (as identified in Note 1) as of December 31, 1995, and the related combined statements of operations, owners' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Key
Whitman/Milauskas as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas,
April 12, 1996

                             KEY WHITMAN/MILAUSKAS

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1995


                                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................................................  $  245,443
  Accounts receivable, less allowance for contractual adjustments and bad debts
     of $869,843.................................................................   1,055,018
  Inventories....................................................................      94,988
  Prepaid expenses...............................................................     187,443
                                                                                   ----------
          Total current assets...................................................   1,582,892
EQUIPMENT, net...................................................................     757,580
OTHER NONCURRENT ASSETS..........................................................   1,356,699
                                                                                   ----------
          Total assets...........................................................  $3,697,171
                                                                                   ==========
                               LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Short-term notes payable --
     Related parties.............................................................  $   20,000
     Other.......................................................................     109,658
  Current portion of long-term debt and capital lease --
     Related parties.............................................................     501,553
     Other.......................................................................      10,545
  Accounts payable...............................................................     120,861
  Accrued expenses...............................................................     131,346
  Accrued salaries and benefits..................................................     107,503
                                                                                   ----------
          Total current liabilities..............................................   1,001,466
LONG-TERM DEBT AND CAPITAL LEASE, net of current portion.........................   2,047,655
                                                                                   ----------
          Total liabilities......................................................   3,049,121
                                                                                   ----------
OWNERS' EQUITY...................................................................     648,050
                                                                                   ----------
          Total liabilities and owners' equity...................................  $3,697,171
                                                                                   ==========


    The accompanying notes are an integral part of these combined financial statements.

                             KEY WHITMAN/MILAUSKAS

                         COMBINED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


MEDICAL SERVICE REVENUES, net....................................................  $9,114,559

COSTS AND EXPENSES:
  Compensation to physician owners...............................................   1,731,880
  Salaries, wages, and benefits..................................................   3,196,296
  Pharmaceuticals and supplies...................................................     568,647
  General and administrative.....................................................   2,890,389
  Depreciation and amortization..................................................     334,859
  Interest expense...............................................................     110,932
  Other expense, net.............................................................      10,186
                                                                                   ----------
          Total costs and expenses...............................................   8,843,189
                                                                                   ----------
NET EARNINGS.....................................................................  $  271,370
                                                                                   ==========
SUPPLEMENTAL DISCLOSURE:
  Combined compensation to and net earnings of physician owners..................  $2,003,250
                                                                                   ==========


    The accompanying notes are an integral part of these combined financial statements.

                             KEY WHITMAN/MILAUSKAS

                      COMBINED STATEMENT OF OWNERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1995

BALANCE, December 31, 1994........................................................  $376,680
  Net earnings....................................................................   271,370
                                                                                    --------
BALANCE, December 31, 1995........................................................  $648,050
                                                                                    ========

    The accompanying notes are an integral part of these combined financial statements.

                             KEY WHITMAN/MILAUSKAS

                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings...................................................................  $ 271,370
     Adjustments to reconcile net earnings to net cash provided by operating activities --
       Depreciation and amortization.............................................    262,518
          Changes in assets and liabilities --
            (Increase) decrease in --
            Accounts receivable, net.............................................   (226,458)
            Inventories..........................................................    (13,710)
            Prepaid expenses.....................................................    (62,619)
            Other assets.........................................................     54,894
          Increase (decrease) in --
            Accounts payable and accrued expenses................................    (49,413)
            Accrued salaries and benefits........................................     51,601
                                                                                   ---------
            Net cash provided by operating activities............................    288,183
                                                                                   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.............................................   (164,589)
  Proceeds from sale of fixed assets.............................................     39,600
  Gain on sale of fixed assets...................................................    (30,277)
                                                                                   ---------
            Net cash used in investing activities................................   (155,266)
                                                                                   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt...................................................    136,264
  Repayment of long-term debt and capital leases.................................   (124,230)
                                                                                   ---------
            Net cash provided by financing activities............................     12,034
                                                                                   ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS........................................    144,951
CASH AND CASH EQUIVALENTS, beginning of period...................................    100,492
                                                                                   ---------
CASH AND CASH EQUIVALENTS, end of period.........................................  $ 245,443
                                                                                   =========


    The accompanying notes are an integral part of these combined financial statements.

                             KEY WHITMAN/MILAUSKAS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:


     Key Whitman/Milauskas is comprised of Key Whitman Eye Center, P.A. (Key Whitman) and Milauskas Eye Institute Medical Group (Milauskas). Key Whitman and Milauskas are involved in the general practice of medicine, specializing in opthalmology, in Texas and California, respectively.



     The combined financial statements of Key Whitman/Milauskas have been prepared as supplemental information about the entities to which Physicians Resource Group, Inc. (PRG) will provide management services following consummation of the acquisitions of these entities by PRG. Key Whitman/Milauskas previously operated as separate independent entities. Their historical financial positions, results of operations and cash flows have been combined in the accompanying financial statements and do not reflect any adjustments relating to the proposed acquisition or the impacts that may have occurred if the operations of Key Whitman and Milauskas had been combined.


     The accompanying financial statements have been prepared on the accrual basis of accounting. The supplemental caption on the statements of earnings, "Combined compensation to and net earnings of physician owners," reflects the total earnings available to the physician owners for the period.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash Equivalents

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

  Inventories

     Inventories consist primarily of spectacle frames and lenses and are valued at the lower of cost or market with cost determined using the first-in, first-out (FIFO) method.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using accelerated methods over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Other Noncurrent Assets


     Other noncurrent assets consist primarily of the excess cost of acquired assets over the fair value (goodwill) and noncompete agreements. Goodwill is amortized on a straight-line basis over five to fifteen years. Noncompete agreements are amortized on the straight-line basis over five years, which represents the shorter of the economic value or the term of the respective agreements.

                             KEY WHITMAN/MILAUSKAS

  Income Taxes

     Some of the Key Whitman/Milauskas practices are S Corporations; accordingly, income tax liabilities are the responsibility of the respective owners. The taxable corporations included in Key Whitman/Milauskas historically have not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the absence of the PRG transaction. Because of this practice, a provision for income taxes and deferred tax assets and liabilities of the taxable entities have not been reflected in these combined financial statements. The consistent presentation of the financial statements on a pretax basis also provides comparability that would not otherwise be the case when presenting a combination of various taxable and nontaxable entities.

  Owners' Equity

     Owners' equity includes the respective capital stock, additional paid-in capital, partnership capital and retained earnings of the various legal entities reflected herein as Key Whitman/Milauskas.

  Revenues

     Medical services revenues are accounted for in the period the services are provided. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are estimated in the period the related services are provided. Any adjustment to the amounts recorded will be recorded in the period in which the revised amount is determined. Due to the demographics of ophthalmic patients, a significant portion of Key Whitman/Milauskas' medical services revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, Key Whitman/Milauskas participate in agreements with managed care organizations to provide services at negotiated rates or for capitated payments.

  Concentration of Credit Risk

     Key Whitman/Milauskas extend credit to patients covered by insurance programs such as governmental programs like Medicare and Medicaid and private insurers. Key Whitman/Milauskas manage credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

  Use of Estimates

     The preparation of these financial statements requires the use of certain estimates by management in determining the entities' assets, liabilities, revenues, and expenses. Actual results could differ from those estimates.

                             KEY WHITMAN/MILAUSKAS

3. ACQUISITIONS

     Key Whitman acquired an ambulatory surgery center (ASC) on October 1, 1995. The acquisition was accounted for using the purchase method. The related operations since October 1, 1995, are reflected in the accompanying financial statements. Had the operations of the ASC been reflected for twelve months, net revenues would have increased $1,412,496 and net earnings would have increased $849,077. The pro forma effect of certain other acquisitions were not material to the results of operations or financial position of Key Whitman/Milauskas. The following table reflects the allocation of the purchase price.

                                                                       ACQUISITIONS COMPLETED
                                                                       DURING THE YEAR ENDED
                                                                         DECEMBER 31, 1995
                                                                       ----------------------
    Tangible assets..................................................         $312,786
    Goodwill and other intangibles...................................          439,752
    Liabilities assumed..............................................           44,716
                                                                              --------
    Total Purchase price.............................................         $797,254
                                                                              ========
    Cash paid........................................................               --
    Debt issued......................................................          797,254

4. EQUIPMENT:


     Equipment consists of the following:


                                                          ESTIMATED USEFUL     DECEMBER 31,
                                                           LIVES (YEARS)           1995
                                                          ----------------     ------------
        Equipment.......................................      3-7              $  2,625,402
        Leasehold improvements..........................      5-40                  402,856
        Furniture and fixtures..........................      3-7                   195,548
                                                                               ------------
                                                                                  3,223,806
        Less- Accumulated depreciation and
          amortization..................................                         (2,466,226)
                                                                               ------------
                  Net equipment.........................                       $    757,580
                                                                               ============

5. OTHER NONCURRENT ASSETS:

     Other noncurrent assets consist of the following as of December 31, 1995:

        Goodwill........................................                       $  1,339,803
        Noncompete agreements...........................                            100,000
        Other...........................................                             21,508
                                                                               ------------
                                                                                  1,461,311
        Less- Accumulated amortization..................                           (104,612)
                                                                               ------------
                  Net other noncurrent assets...........                       $  1,356,699
                                                                               ============

                             KEY WHITMAN/MILAUSKAS

6. SHORT-TERM NOTES PAYABLE

     Short-term notes payable consist of the following as of December 31, 1995:

                                                                  RELATED
                                                                  PARTIES      OTHER
                                                                  -------     --------
        Line of credit, payable to a bank, bearing interest at
          9.5%, due in April 1996...............................  $    --     $ 96,701
        Note payable to owner, bearing interest at 9% at
          December 31, 1995, collateralized by various assets,
          payment due on demand.................................   20,000           --
        Note payable to a financing company, bearing interest at
          6.5% at December 31, 1995.............................       --       12,957
                                                                  -------     --------
                  Total short-term debt.........................  $20,000     $109,658
                                                                  =======     ========

7. LONG-TERM DEBT AND CAPITAL LEASES

     Long-term debt and capital leases consist of the following as of December 31, 1995:


                                                                        RELATED
                                                                        PARTIES        OTHER
                                                                       ----------     --------
Capital lease to financing company, due from 1996 to 2000, payable in monthly installments of $1,508 with interest at 13.46%,
  collateralized by certain equipment................................  $       --     $ 60,843
Note payable to seller, interest rate at 5.34%. Monthly payments of principal and interest of $18,352, collateralized by certain
  assets, due in year 2000...........................................     884,912           --
Note payable to seller, bearing interest at prime (8.5% at December
  31, 1995), monthly payments of $14,046 plus interest,
  collateralized by certain assets, due in year 2000.................     793,837           --
Note payable to seller, non-interest bearing, monthly payments of
  $1,667, collateralized by certain assets, due in year 2000.........      95,000           --
Note payable to seller, bearing interest at prime (8.5% at December
  31, 1995), monthly payments of $12,274 plus interest,
  collateralized by certain assets, due September 2000...............     699,615           --
Note payable to an owner, bearing interest at prime (8.5% at December
  31, 1995), collateralized by certain assets, due February 1999.....      25,546           --
                                                                       ----------     --------
          Total long-term debt and capital leases....................   2,498,910       60,843
Less- Current portion................................................    (501,553)     (10,545)
                                                                       ----------     --------
Long-term debt, excluding current portion............................  $1,997,357     $ 50,298
                                                                       ==========     ========


     Several of these debt instruments are guaranteed by the owners of Key Whitman/Milauskas.

                             KEY WHITMAN/MILAUSKAS

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt (excluding capital lease obligations) are as follows:

            1996.....................................................  $  501,553
            1997.....................................................     526,346
            1998.....................................................     531,149
            1999.....................................................     541,868
            2000.....................................................     397,994
            Thereafter...............................................          --
                                                                       ----------
            .........................................................  $2,498,910
                                                                       ==========

     As of December 31, 1995, the minimum annual lease commitments under the capital lease are as follows:

        1996..............................................................  $ 18,098
        1997..............................................................    18,098
        1998..............................................................    18,098
        1999..............................................................    18,098
        2000..............................................................     9,050
        Thereafter........................................................        --
                                                                            --------
        Total minimum lease payments......................................    81,442
        Less: Amount representing interest................................   (20,599)
                                                                            --------
        Present value of minimum lease payments...........................    60,843
        Less: Current portion.............................................   (10,545)
                                                                            --------
        Long term obligation, net of current portion......................  $ 50,298
                                                                            ========

     Cash paid for interest during 1995 was $157,506.

  Leases

     Key Whitman/Milauskas lease office space as well as certain equipment under noncancelable operating lease agreements. At December 31, 1995, minimum annual rental commitments under noncancelable operating leases with terms in excess of one year are as follows:

                                                                RELATED
                                                                PARTIES        OTHER
                                                               ----------     --------
        1996.................................................  $  232,979     $264,507
        1997.................................................     232,979       17,702
        1998.................................................     232,979           --
        1999.................................................     232,979           --
        2000.................................................      68,245           --
        Thereafter...........................................          --           --
                                                               ----------     --------
        Total minimum lease payments.........................  $1,000,161     $282,209
                                                               ==========     ========

     Rent expense related to operating leases amounted to $496,886 for the year ended December 31, 1995.

8. EMPLOYEE BENEFIT PLANS:

     Milauskas has a qualified defined contribution plan which permits participants to make voluntary contributions. Milauskas pays general and administrative expenses of the plan and, in some cases, makes matching contributions on behalf of the employees. Milauskas made contributions related to these plans

                             KEY WHITMAN/MILAUSKAS
totaling $30,164 in 1995. Key Whitman/Milauskas does not provide employees with any postretirement or postemployment benefits.

9. COMMITMENTS AND CONTINGENCIES:

     Key Whitman/Milauskas are insured with respect to medical malpractice risks on a claims-made basis. In the normal course of business, Key Whitman/Milauskas have been named in various lawsuits, primarily alleging medical malpractice. In the opinion of the Key Whitman/Milauskas' management, final settlement, if any, due as a result of the litigation, and without consideration of possible insurance recoveries, is not expected to be material to the operating results or financial position of Key Whitman/Milauskas.

10. RELATED-PARTY TRANSACTIONS:

  Lease Transactions

     Key Whitman/Milauskas lease facility space from various partnerships which include owning physicians and trusts in which relatives of the owner physicians are named as beneficiaries. Additionally, several Key Whitman/Milauskas practices lease equipment from physician owners. Rent expense on related-party operating leases was $232,379 for the year ended December 31, 1995.

                                 Exhibit Index



Exhibit No.                                     Description
- -----------                                     -----------
  2.1     -        Agreement and Plan of Merger by and among Central Florida Eye Associates, P.A.,
                   Ronald Case, M.D., Brian Renz, M.D., Teo Kulyk, M.D., Jay Mulaney, M.D., PRG FL
                   Acquisition Corporation, and Physicians Resource Group, Inc. (1)

  2.2     -        Agreement and Plan of Merger by and among G.C.R. Investors, Ronald Case, M.D.
                   Brian Renz, M.D., Jay Mulaney, M.D., PRG FL Partnership I, and Physicians
                   Resource Group, Inc. (1)

  2.3     -        Agreement and Plan of Merger by and among Central Florida Eye Associates, Partners,
                   Ronald Case, M.D., Brian Renz, M.D., Teo Kulyk, M.D., Jay Mulaney, M.D., PRG FL
                   Partnership II, and Physicians Resource Group, Inc. (1)

  2.4     -        Agreement and Plan of Merger by and among South Texas Retina Affiliates, Inc.,
                   South Texas Retina Consultants, L.L.P., Charles H. Campbell, M.D., P.A., Charles
                   H. Campbell, M.D., PRG TX Acquisition Corp. I and Physicians Resource Group, Inc. (1)

  4.1     -        Restated Certificate of Incorporation of Physicians Resource Group, Inc.(2)

  4.2     -        Certificate of Designations, Preferences, Rights and Limitations of Class A Preferred
                   Stock of Physicians Resource Group, Inc.(2)

  4.3     -        Third Amended and Restated Bylaws of Physicians Resource Group, Inc.(3)

  4.4     -        Form of Warrant Certificate(2)

  4.5     -        Rights Agreement dated as of April 19, 1996 between Physicians Resource Group, Inc. and
                   Chemical Mellon Shareholder Services(4)

  4.6     -        Form of certificate evidencing ownership of Common Stock of Physicians Resource Group, Inc.(2)

 23.1     -        Consent of Arthur Andersen LLP.(5)

 23.2     -        Consent of Coopers & Lybrand LLP.(5)



- -------------------



  (1)     -        Previously filed.


  (2)     -        Previously filed as an exhibit to the Company's
                   Registration Statement on Form S-1 (No. 33-91440) and incorporated herein by reference.

  (3)     -        Previously filed as an exhibit to the Company's Annual
                   Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.

  (4)     -        Previously filed as an exhibit to the Company's
                   Registration Statement on Form S-1 (No. 333-3852) and incorporated herein by reference.


  (5)     -        Filed herewith.